                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                               Crown Crafts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               CROWN CRAFTS, INC.
                         CROWN CRAFTS MERGER SUB, INC.

                           PROXY STATEMENT/PROSPECTUS

     The board of directors of Crown Crafts, Inc. ("Crown Crafts" or the "Company") has approved the merger of Crown Crafts with and into its wholly owned subsidiary, Crown Crafts Merger Sub, Inc. ("Merger Sub"), under the terms of a certificate of ownership and merger, a copy of which is attached to this proxy statement/prospectus as Appendix A. Merger Sub, a Delaware corporation, will be the surviving corporation in the merger and at the effective time of the merger will change its name to "Crown Crafts, Inc." As a result of the merger, the Company's jurisdiction of incorporation will change from Georgia to Delaware.

     We are proposing the merger (i) to allow the Company to take advantage of Delaware's comprehensive, modern and flexible corporation laws and to benefit from the well-established principles of corporate governance that Delaware law affords; and (ii) to effect a change in our capital structure so that sufficient shares of stock can be reserved for certain corporate purposes described in the section entitled "The Merger -- Principal Reasons for the Reincorporation."

     In the merger, each outstanding share of the Company's Series A common stock will be converted into one share of Series A common stock of Merger Sub. Prior to the merger, there has been no public market for the common stock of Merger Sub.

     To complete the merger, the holders of a majority of the Company's Series A common stock must vote in favor of the certificate of ownership and merger. YOUR VOTE IS VERY IMPORTANT. Please take the time to vote by completing and mailing the enclosed proxy card to us whether or not you plan to attend the annual meeting. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as "for" the certificate of ownership and merger. IF YOU DO NOT RETURN YOUR PROXY CARD, OR IF YOU DO NOT INSTRUCT YOUR BROKER HOW TO VOTE ANY SHARES HELD FOR YOU IN "STREET NAME," THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE CERTIFICATE OF OWNERSHIP AND MERGER.

     The Company's board of directors has unanimously approved the merger and unanimously recommends that you vote FOR the approval and adoption of the certificate of ownership and merger.

     This proxy statement/prospectus gives you detailed information about the proposed merger. It also constitutes a prospectus of Merger Sub with respect to the shares of Series A common stock of Merger Sub to be issued pursuant to the merger in exchange for the outstanding shares of the Company's Series A common stock. Please read carefully the entire proxy statement/prospectus, including
the section entitled "Risk Factors" that begins on page   and each of the
attached Appendices.

     You are also being asked to vote upon the election of directors, the ratification of director and officer indemnification agreements, and the ratification of the appointment of independent auditors. These proposals are unrelated to the merger.

     All of these matters will be considered at the Company's annual meeting to be held at its executive offices at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on November 6, 2003, at 10:00 a.m., central standard time.

                                          Sincerely,

                                          E. RANDALL CHESTNUT
                                          Chairman of the Board, President
                                          and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR HAS DETERMINED WHETHER THIS PROXY
STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement/prospectus is dated           , 2003, and is first
being mailed to shareholders on or about           , 2003.

                               CROWN CRAFTS, INC.
                           916 SOUTH BURNSIDE AVENUE
                           GONZALES, LOUISIANA 70737
                                 (225) 647-9100

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 6, 2003

     The annual meeting of shareholders of Crown Crafts will be held at its executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on November 6, 2003, at 10:00 a.m., central standard time, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt a certificate of ownership and merger pursuant to which Crown Crafts will merge with and into Merger Sub, a newly formed Delaware corporation and wholly owned subsidiary of Crown Crafts, with Merger Sub being the surviving corporation. In the merger, each outstanding share of Series A common stock of Crown Crafts will become exchangeable for one share of Series A common stock of Merger Sub. Upon completion of the merger, the surviving corporation will be named "Crown Crafts, Inc."

          2. To elect three members to the board of directors to hold office for a three-year term or, if the merger is approved, until the merger is completed.

          3. To ratify and approve director and officer indemnification agreements.

          4. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company or, in the event the merger is approved, as the independent auditors of Merger Sub, in each case for the fiscal year ending March 28, 2004.

          5. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

     These items of business are described in the attached proxy statement/prospectus. The board of directors has fixed September 2, 2003 as the record date to determine the shareholders entitled to notice of and to vote at the annual meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournments or postponements thereof.

     The board of directors recommends that you vote FOR the approval and adoption of the certificate of ownership and merger, the election of the nominee directors, the ratification of the director and officer indemnification agreements and the ratification of the appointment of independent auditors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING RETURN ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY DELIVERING TO CROWN CRAFTS A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

     PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                                          By Order of the Board of Directors,

                                          OLIVIA WOODYEAR
                                          Secretary/Treasurer

                               TABLE OF CONTENTS

                                                               PAGE
                                                              ------
CHAPTER ONE -- THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     I-1
SUMMARY.....................................................     I-3
  The Companies.............................................     I-3
  The Merger................................................     I-3
RISK FACTORS................................................     I-5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     I-7
PROPOSAL 1 -- THE MERGER....................................     I-8
  General...................................................     I-8
  Principal Reasons for the Reincorporation.................     I-8
  No Change in Business, Management or Operations...........    I-10
  Recommendation of the Board of Directors of Crown
     Crafts.................................................    I-10
  Support Agreement.........................................    I-10
  Conditions to the Merger and Abandonment..................    I-11
  Description of the Capital Stock of the Company and Merger
     Sub....................................................    I-11
  No Dissenters' Rights.....................................    I-14
  Comparison of Shareholder Rights and Corporate Governance
     Matters................................................    I-14
  Conversion of Securities in the Merger....................    I-28
  Trading on OTC Bulletin Board.............................    I-28
  Exchange of Certificates..................................    I-28
  Accounting Treatment of the Merger........................    I-29
  Material Federal Income Tax Consequences..................    I-29

CHAPTER TWO -- THE ANNUAL MEETING

  Date, Time, Place and Purpose of the Annual Meeting.......    II-1
  Record Date; Outstanding Shares; Shares Entitled to
     Vote...................................................    II-1
  Quorum and Vote Required..................................    II-1
  Voting; Proxies; Revocation...............................    II-2
  Assistance................................................    II-3

CHAPTER THREE -- OTHER ANNUAL MEETING PROPOSALS

PROPOSAL 2 -- ELECTION OF DIRECTORS.........................   III-1
  Board of Directors........................................   III-1
  Election of Directors.....................................   III-1
  Recommendation of the Board of Directors..................   III-1
  Class II Nominees.........................................   III-1
  Continuing Directors......................................   III-2
  Board Committees and Meetings.............................   III-3
  Directors' Compensation...................................   III-3
  Section 16(a) Beneficial Ownership Reporting Compliance...   III-4
  Executive Officers........................................   III-4
  Audit Committee Report....................................   III-4
  Executive Compensation....................................   III-5

                                                               PAGE
                                                              ------
  Report of the Compensation Committee......................   III-7
  Compensation Committee Interlocks and Insider
     Participation..........................................   III-9
  Security Ownership of Management and Certain Beneficial
     Owners.................................................   III-9
  Performance Graph.........................................  III-11
PROPOSAL 3 -- RATIFICATION OF DIRECTOR AND OFFICER
  INDEMNIFICATION AGREEMENTS................................  III-11
  Introduction..............................................  III-11
  Indemnification and Insurance Protection Apart From
     Indemnification Agreements.............................  III-13
  Limitations of Indemnification and Insurance Protection
     Apart From Indemnification Agreements..................  III-14
  Indemnification Agreements................................  III-14
  Recommendation of the Board of Directors..................  III-15
PROPOSAL 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................  III-15
  Audit Fees................................................  III-16
  Financial Information Systems Design and Implementation
     Fees...................................................  III-16
  Non-Audit Fees............................................  III-16
  Compatibility of Audit Fees...............................  III-16
  Recommendation of the Board of Directors..................  III-16

CHAPTER FOUR -- ADDITIONAL INFORMATION

  Where You Can Find More Information.......................    IV-1
  Legal Matters.............................................    IV-1
  Shareholder Proposals.....................................    IV-1

APPENDICES:

  Appendix A -- Certificate of Ownership and Merger
  Appendix B -- Certificate of Incorporation of Crown Crafts
     Merger Sub, Inc.
  Appendix C -- Bylaws of Crown Crafts Merger Sub, Inc.
  Appendix D -- Amended and Restated Certificate of
     Incorporation of Crown Crafts Merger Sub, Inc.
  Appendix E -- Crown Crafts, Inc. Audit Committee Charter
  Appendix F -- Form of Indemnification Agreement for Crown
     Crafts, Inc.
  Appendix G -- Form of Indemnification Agreement for Crown
     Crafts Merger Sub, Inc.

                           CHAPTER ONE -- THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY AM I RECEIVING THIS PROXY STATEMENT/PROSPECTUS?

A: Crown Crafts proposes to merge with and into its wholly owned subsidiary, Merger Sub, under the terms of a certificate of ownership and merger, a copy of which is attached to this proxy statement/prospectus as Appendix A (the "certificate of ownership and merger"). Merger Sub will be the surviving corporation in the merger and will change its name to "Crown Crafts, Inc." In order to complete the merger, the Company's shareholders must vote to approve and adopt the certificate of ownership and merger. The Company will hold an annual meeting of its shareholders to obtain this approval. This proxy statement/proposal contains important information about the merger and the other proposals to be considered at the annual meeting.

Q: WHERE AND WHEN IS THE ANNUAL MEETING?

A: The annual meeting will take place at the Company's executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on November 6, 2003, at 10:00 a.m., central standard time.

Q: WHY IS CROWN CRAFTS PROPOSING THIS MERGER?

A: We are proposing the merger (i) to allow the Company to take advantage of Delaware's comprehensive, modern and flexible corporation laws and to benefit from the well-established principles of corporate governance that Delaware law affords; and (ii) to effect a change in our capital structure so that sufficient shares of stock can be reserved for certain corporate purposes described in the section entitled "The Merger -- Principal Reasons for the Reincorporation."

Q: DO THE STOCKHOLDERS OF MERGER SUB HAVE TO APPROVE THE CERTIFICATE OF
   OWNERSHIP AND MERGER?

A: No.

Q: WHAT WILL THE COMPANY'S SHAREHOLDERS RECEIVE IN THE MERGER?

A: The Company's shareholders will receive one share of Series A common stock of Merger Sub in exchange for every outstanding share of that same series of the Company's common stock that they hold at the time of the merger. For example, if you currently own 1,000 shares of Series A Crown Crafts common stock, then after the merger you will receive 1,000 shares of Series A Merger Sub common stock.

Q: WILL THERE BE ANY CHANGE IN THE COMPANY'S BUSINESS, MANAGEMENT, OPERATIONS OR
   FINANCIAL POSITION AS A RESULT OF THE MERGER?

A: Merger Sub, as a newly formed corporation, has only nominal assets and does not have any liabilities or business operations. Therefore, the merger will not result in any change in our business, management, assets, liabilities or net worth, and we will continue to maintain our principal executive offices in Gonzales, Louisiana.

Q: WHAT WILL I OWN AFTER THE MERGER?

A: Your ownership percentage in Merger Sub immediately after the merger will be identical to your ownership percentage in Crown Crafts immediately prior to the merger.

Q: WILL SHAREHOLDERS OF CROWN CRAFTS RECEIVE ALL OF THE SHARES OF MERGER SUB
   COMMON STOCK ISSUED IN THE MERGER?

A: Yes. All of the common stock of Merger Sub issued in the merger will be owned by the current shareholders of Crown Crafts.

Q: WHAT RISKS SHOULD I CONSIDER?

A: You should review the section entitled "Risk Factors" beginning on page I-5.

Q: WHEN WILL THE MERGER TAKE EFFECT?

A: We expect that the merger will become effective after the shareholders of Crown Crafts approve and adopt the certificate of ownership and merger, provided that the other conditions to the merger have been satisfied.

Q: AM I ENTITLED TO DISSENTERS' RIGHTS?

A: No. Under applicable Georgia law, you are not entitled to dissenters' rights in connection with the issuance of Merger Sub common stock in the merger.

Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER?

A: No gain or loss will be recognized by Crown Crafts or Merger Sub or by the Company's shareholders as a result of the merger. You are urged to consult your tax advisor as to the specific consequences of the merger to you.

Q: WHAT VOTE OF THE COMPANY'S SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER?

A: The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's Series A common stock entitled to vote at the annual meeting is required to approve the merger. Any shares of Series A common stock not voted, whether by abstention, broker non-vote or otherwise, have the effect of a vote against the merger.

Q: HOW DOES THE COMPANY'S BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A: The board unanimously recommends that you vote FOR the approval and adoption of the certificate of ownership and merger.

Q: WHAT SHOULD I DO NOW?

A: You should date, sign and mail your proxy card in the enclosed postage-paid envelope, as soon as possible, so that your shares will be represented at the annual meeting. After the merger is completed, you will receive a letter of transmittal and written instructions for exchanging your stock certificates.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN A SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting in one of the following ways. First, you can revoke your proxy by written notice. Second, you can submit a new, later dated proxy card. Third, you can attend the annual meeting and vote in person.

Q: SHOULD I SEND IN MY CROWN CRAFTS STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will be sent a letter of transmittal and written instructions for sending in your stock certificates and receiving the Merger Sub Series A common stock.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have questions about the merger or how to vote your shares, you should call Olivia Woodyear, the Company's secretary and treasurer, at (225) 647-9124.

                                    SUMMARY

     This brief summary highlights material information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should read carefully the entire proxy statement/ prospectus, including the attached Appendices, to understand fully the proposals presented.

THE COMPANIES

Crown Crafts, Inc.
Crown Crafts Merger Sub, Inc.
916 South Burnside Avenue
Gonzales, Louisiana 70737
(225) 647-9100
http://www.crowncrafts.com

     Crown Crafts, Inc. is a Georgia corporation which, together with its subsidiaries, is primarily engaged in the business of designing, manufacturing and marketing infant and juvenile products.

     Crown Crafts Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Crown Crafts that was recently formed for the purpose of effecting the merger. Merger Sub will be the surviving corporation in the merger. At the time of the completion of the merger, Merger Sub will change its name to "Crown Crafts, Inc."

THE MERGER

     Reasons for the Merger. (Page I-8) We are proposing the merger (i) to allow the Company to take advantage of Delaware's comprehensive, modern and flexible corporation laws and to benefit from the well-established principles of corporate governance that Delaware law affords; and (ii) to effect a change in our capital structure so that sufficient shares of stock can be reserved for certain corporate purposes described in the section entitled "The
Merger -- Principal Reasons for the Reincorporation."

     Vote Required. (Page II-1) The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's Series A common stock entitled to vote at the annual meeting is required to approve the certificate of ownership and merger. As of the record date, the Company's directors, executive officers and their affiliates as a group, consisting of ten
persons, beneficially owned      shares of the Company's Series A common stock,
exclusive of presently exercisable stock options, which represented
approximately   % of the aggregate number of votes entitled to be cast at the annual meeting. Such persons have indicated that they intend to vote all of their shares in favor of the certificate of ownership and merger. No such persons will receive any benefits pursuant to any current employment agreement or employee benefit or stock option plan as a result of the merger. In addition, Wynnefield Capital Management, LLC, which, as of the record date for the annual
meeting, had reported to the SEC beneficial ownership of      shares of the
Company's Series A common stock, representing approximately   % of the aggregate
votes entitled to be cast at the annual meeting, has entered into a support agreement with the Company pursuant to which it has agreed to vote all of its shares in favor of the certificate of ownership and merger.

     No Dissenters' Rights. (Page I-14) Under Georgia law, the Company's shareholders will not have dissenters' rights in connection with the issuance of Merger Sub common stock in the merger.

     Management of Merger Sub. (Page I-10) At the effective time of the merger, the directors and executive officers of Merger Sub will be the same persons who currently serve as directors and executive officers of Crown Crafts. There will be no increase in the aggregate compensation and benefits of the officers and directors of Crown Crafts as a result of the merger.

     Crown Crafts Stock Options. (Page I-28) The Company's stock option plan will not be changed in any material respect by the merger. Each unexercised stock option to buy shares of the Company's Series A common stock outstanding under the Company's stock option plan will become an option to purchase a like number of shares of Merger Sub's Series A common stock.

     Shareholder Rights Plan. (Page I-9) Crown Crafts currently has in place a shareholder rights plan, which will become a rights plan of Merger Sub after the merger.

     Comparison of Shareholder Rights. (Page I-14) If the merger is completed, Crown Crafts shareholders will become stockholders of Merger Sub, and their rights will be governed by Delaware law rather than Georgia law and by the charter and bylaws of Merger Sub rather than by the charter and bylaws of Crown Crafts. Although there are substantial similarities between Delaware law and Georgia law, as well as between the charters and bylaws of Crown Crafts and Merger Sub, a number of important differences do exist, some of which may have anti-takeover implications.

     Material Federal Income Tax Consequences. (Page I-29) No gain or loss will be recognized by Crown Crafts or Merger Sub or by the Company's shareholders as a result of the merger.

     Trading of Merger Sub Common Stock. (Page I-28) Merger Sub's Series A common stock will continue to be traded without interruption on the OTC Bulletin Board after the merger under the symbol "CRWS."

     Recommendation of the Board of Directors. The Company's board of directors unanimously recommends that the Company's shareholders vote FOR the approval and adoption of the certificate of ownership and merger.

OTHER ANNUAL MEETING PROPOSALS

     At the annual meeting, the Company is also asking its shareholders to:

     - elect three directors to its board of directors to hold office for a three-year term or, if the merger is approved, until the merger is completed;

     - ratify and approve director and officer indemnification agreements;

     - ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company or, in the event the merger is approved, as the independent auditors of Merger Sub, in each case for the fiscal year ending March 28, 2004; and

     - transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

     Approval of these other annual meeting proposals is not a condition to the completion of the merger, and approval of the merger is not a condition to approval of the other annual meeting proposals. Assuming that the merger is approved, the Company's directors, including those elected at the annual meeting, will preside over any business matters presented to the Company's board following the annual meeting through the closing of the merger.

     The Company's board of directors unanimously recommends that you vote FOR each of the nominee directors and the other annual meeting proposals.

                                  RISK FACTORS

     In addition to the other information contained in this proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward -- Looking Statements," you should carefully consider the following risks associated with our business. Because our business will not change as a result of the merger, the following risks are equally relevant to our business whether or not the merger is approved.

     If we are unable to successfully compete in our industry, our business would suffer. Competition in the infant consumer products industry is intense. Competition generally is based upon product quality, brand name recognition, price, selection, service and convenience. Some of our competitors may have greater financial, technical and marketing resources, and more extensive and established customer relationships, than we do. The competitive responses encountered from these larger, more established companies may be more aggressive and comprehensive than those we have faced. Aggressive competitive moves faced by us may result in lower prices for our products and decreased gross profit margins or have a material adverse effect on our business, financial condition and results of operations.

     Our inability to anticipate changing trends in the marketplace could adversely affect our business. Customer tastes and trends in the marketplace can change rapidly. We may not be able to anticipate, gauge or respond to these changes in a timely manner. If we misjudge the market for our products or product groups, we may be faced with a significant amount of unsold finished goods inventory, which could have a material adverse effect on our business.

     Any recession or uncertainties regarding future economic prospects could adversely affect our business. The infant consumer products industry is subject to seasonal variations, economic downturns and uncertainties regarding future economic prospects that affect consumer spending habits which could have a material adverse effect on our business, results of operations and financial condition. A number of retailers have experienced significant changes and difficulties over the past several years, including consolidation of ownership, increased centralization of buying decisions, restructurings, bankruptcies and liquidations. During past years, various retailers, including some of our customers, have experienced financial problems that have increased the risk of extending credit to these retailers. Financial problems with respect to any of our customers could cause us to reduce or discontinue business with those customers or require us to assume more credit risk relating to those customers' receivables, either of which could have a material adverse effect on our business, results of operations and financial condition.

     The concentration of our customers could adversely affect our business. Our three largest customers accounted for 71% of sales in 2003, with our largest customer accounting for 31% of the total. We do not have long-term contracts with any of our customers, and sales to customers generally occur on an order-by-order basis and are subject to certain rights of cancellation and rescheduling.

     We have significant indebtedness and debt service, which has a number of important consequences to our business. As of June 29, 2003, we had total long-term debt of approximately $32.5 million, including the current portion on the long-term debt of approximately $3.0 million. Because of our high level of indebtedness, (i) we have significant interest expense and principal repayment obligations resulting in substantial annual fixed charges; (ii) there are significant limitations on our ability to obtain financing, make capital expenditures and acquisitions and take advantage of other significant business opportunities that may arise; (iii) we have increased vulnerability to adverse general economic and industry conditions; and (iv) we are required to comply with significant covenants and financial ratios with respect to our business, which, if not complied with, could result in the acceleration of all of our indebtedness.

     Our lenders hold warrants to acquire, on a fully diluted basis, approximately 65% of the outstanding shares of our Series A common stock. Pursuant to loan agreements between the Company and its lenders, the Company issued to its lenders warrants to acquire shares of the Company's Series B common stock and Series C common stock. If the lenders were to exercise these warrants for all shares covered by the warrants, there would be a number of shares of Crown Crafts Series B common stock and Series C common stock issued and outstanding that could be converted by the lenders or their transferees into Crown Crafts Series A common stock representing approximately 65% of the aggregate amount of all shares of Crown Crafts Series A common stock then outstanding. The conversion of such shares of Crown Crafts Series B common stock and Series C common stock into shares of Crown Crafts Series A common stock would result in substantial dilution of the Company's current shareholders and would vest voting control of the Company in the Company's lenders (or their transferees) in the aggregate.

     The loss of key personnel could adversely affect our business. Our continued success is dependent upon our ability to retain our senior management as well as our ability to attract and retain qualified management, administrative and sales personnel to support our existing operations and future growth. The loss of the services of any members of our senior management, or the inability to attract and retain other qualified personnel, could have a material adverse effect on our business, results of operations and financial condition.

     A significant portion of our sales volume relates to products manufactured pursuant to a single license agreement, which creates additional risk for the Company. We derive a significant portion of our revenues from sales of products featuring characters licensed from other parties. Sales of products under the Company's non-exclusive license with Disney Enterprises accounted for approximately 30% of our total gross sales volume during our 2003 fiscal year. If consumer demand for products featuring Disney characters decreases, we may be faced with a significant amount of unsold finished good inventory, which could have a material adverse effect on our business. In addition, our business could be adversely affected if we are unable to negotiate a renewal of our Disney license agreement on terms favorable to us at the time of its expiration on December 31, 2004, or if Disney were to alter its marketing strategy in a manner that significantly reduced its reliance on licensing relationships.

     The extent of our foreign sourcing and manufacturing may adversely affect our business. In 2003, approximately 67% of our products were manufactured outside the United States. The following may adversely affect foreign sourcing and manufacturing:

     - political instability in countries where contractors and suppliers are located;

     - imposition of regulations and quotas relating to imports;

     - imposition of duties, taxes and other charges on imports;

     - significant fluctuation of the value of the dollar against foreign currencies; and

     - restrictions on the transfer of funds to or from foreign countries.

As a result of our substantial foreign sourcing and manufacturing, our business is subject to the following risks:

     - quotas imposed by bilateral textile agreements between the United States and foreign countries;

     - reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product or products; and

     - violations by foreign contractors of labor and wage standards and resulting adverse publicity.

     Fluctuations in the price, availability and quality of raw materials could cause delay and increase costs. Fluctuations in the price, availability and quality of the fabrics or other raw materials used by us in our manufactured products could have a material adverse effect on our cost of sales or our ability to meet our customers' demands. We mainly use cotton, cotton and synthetic, synthetic and blended fabrics. The prices for these fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of the raw materials and, in turn, the fabrics used in our products may fluctuate significantly, depending on many factors, including crop yields and weather patterns. We may not be able to pass all or a portion of the higher raw materials prices on to our customers.

     Our reliance on independent manufacturers could cause delay and damage customer relationships. We use independent manufacturers to assemble or produce a substantial portion of our products. We are dependent upon the ability of these independent manufacturers to adequately finance the assembly or production of goods ordered and maintain sufficient manufacturing capacity. The use of independent manufacturers to assemble or produce finished goods and the resulting lack of direct control could subject us to difficulty in obtaining timely delivery of products of acceptable quality. We do not generally have long-term contracts with any independent manufacturers. Alternative manufacturers, if available, may not be able to provide us with products or services of a comparable quality at an acceptable price or on a timely basis. There can be no assurance that there will not be a disruption in the supply of our products from our independent manufacturers or, in the event of a disruption, that we would be able to substitute in a timely manner suitable alternative manufacturers. The failure of any independent manufacturer to perform or the loss of any independent manufacturer could have a material adverse effect on our business, results of operations and financial condition.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain "forward-looking statements" with respect to the financial condition, results of operations and business of each of Crown Crafts and Merger Sub within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this document or may be "incorporated by reference" from other documents filed with the SEC and may include statements for the period following the completion of the merger. You can find many of these statements by looking for such words as "believes," "expects," "anticipates," "estimates," "contemplates" or similar expressions in this proxy statement/prospectus or as otherwise incorporated herein.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. In addition to the risks discussed under the section entitled "Risk Factors," important factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following possibilities:

     - Competitive pressures in the consumer products industry may increase significantly.

     - Changes in interest rates could increase the amount we pay in interest.

     - Changes in governmental laws and regulations may increase our expenses.

     - General economic or business conditions, both local and national, may be less favorable than expected, resulting in, among other things, lower demand for infant and juvenile products and reduced revenues.

     - We may not be able to pay off or refinance our outstanding long-term debt and working capital facilities when they mature.

     - There may be a lack of liquidity in our common stock.

     Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus, or in the case of documents incorporated by reference, the date of the document.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained and referred to in this section. We do not undertake to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                            PROPOSAL 1 -- THE MERGER

     The following is a description of the material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read this entire proxy statement/prospectus, including the certificate of ownership and merger attached to this proxy statement/prospectus as Appendix A, for a more complete understanding of the merger.

GENERAL

     The holders of Crown Crafts Series A common stock are being asked to approve and adopt the certificate of ownership and merger pursuant to which Crown Crafts will merge with and into its wholly owned subsidiary, Merger Sub. As a result of the merger, Merger Sub will be the surviving corporation, and all of the outstanding shares of Series A Crown Crafts common stock will be converted into and exchanged for shares of Series A common stock of Merger Sub, par value $0.01 per share, on a one-for-one basis.

     Merger Sub is a newly formed Delaware corporation that was organized as a direct wholly owned subsidiary of Crown Crafts for the purpose of becoming the successor of Crown Crafts in the merger. Merger Sub has no operating history and only nominal assets, liabilities and capitalization. If the merger is approved by the shareholders of Crown Crafts and all the other conditions set forth in the certificate of ownership and merger are satisfied or waived, Crown Crafts will be merged with and into Merger Sub, with Merger Sub as the surviving corporation.

PRINCIPAL REASONS FOR THE REINCORPORATION

     For the reasons set forth below, the Company's board of directors believes that it is in the best interests of the Company and its shareholders, through the merger of the Company with and into Merger Sub, to change the state of incorporation of the Company from Georgia to Delaware and to modify the capital structure of the Company.

  DELAWARE LAW

     The reincorporation of the Company in Delaware will permit the Company to take advantage of Delaware's comprehensive, modern and flexible corporation laws and to benefit from the well-established principles of corporate governance that Delaware law affords. The Company's board of directors and management believe that it is essential to be able to draw upon these well-established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the Company.

     For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporation laws responsive to the legal and business needs of corporations organized thereunder. Many corporations initially have chosen Delaware for their state of incorporation or subsequently have changed their corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs.

     The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware corporate law and establishing public policies with respect to corporate legal affairs. And while there are substantial similarities between the Delaware General Corporation Law ("DGCL") and the Georgia Business Corporation Code ("GBCC"), there is a lack of predictability under Georgia corporate law resulting from the limited body of case law interpreting the

GBCC. The DGCL and the Delaware case law construing it, on the other hand, are widely regarded as the most extensive and well-defined body of corporate law in the United States.

     There is also substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation as to the conduct of the board of directors such as under the business judgment rule and other standards. It is anticipated that Delaware corporate law will continue to be interpreted and explained in a number of significant court decisions which should provide greater predictability with respect to the Company's corporate legal affairs than is presently available under Georgia law. The Company's board of directors believes that the reincorporation also will allow the Company to take advantage of the increased flexibility and certain other features afforded by the DGCL, some of which are not permitted under the GBCC. See "Comparison of Shareholder Rights and Corporate Governance Matters."

  CHANGE IN CAPITAL STRUCTURE

     The reincorporation will also effect a change in the capital structure of the Company so that sufficient shares of stock can be reserved for certain corporate purposes. These purposes include (i) the reservation of shares of Series B common stock and Series C common for issuance to the Company's lenders (who will become creditors of Merger Sub at the effective time of the merger) upon the exercise by the lenders of the warrants that they currently hold entitling them to purchase shares of Series B common stock and Series C common stock; (ii) the reservation of shares of Series A common stock for issuance to the lenders upon the conversion of their shares of Series B common stock and Series C common stock into shares of Series A common stock; (iii) the reservation of shares of Series A common stock for issuance under the Company's restricted stock plan and stock option plan, each of which will be assumed by Merger Sub upon consummation of the merger; and (iv) the reservation of shares of Series A common stock for issuance pursuant to the shareholder rights plan of the Company, which will be assumed by Merger Sub upon consummation of the merger. The amended and restated articles of incorporation of Merger Sub also create "blank check" preferred stock, all of the shares of which will be reserved for issuance in connection with an exercise of the stock purchase rights under the rights plan. For a description of the capital structure of Merger Sub, see the section entitled "The Merger -- Description of the Capital Stock of the Company and Merger Sub."

     The purpose of the Company's shareholder rights plan is to protect the Company's ability to carry forward its net operating losses and, thus, protect shareholder value. The Company has experienced substantial operating losses in previous years. Under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, the Company can "carry forward" these losses in certain circumstances to offset the Company's current and future earnings and, thus, reduce its federal income tax liability (subject to certain requirements and restrictions). The Company believes that it will be able to carry forward several million dollars of net operating losses and that these net operating losses, therefore, constitute a substantial asset of the Company. If the Company were to experience an "ownership change," as defined in the Internal Revenue Code, its ability to use its net operating losses could be substantially limited or lost altogether. The shareholder rights plan is intended to discourage acquisitions of shares of the Company's common stock that might result in an ownership change. For a description of the provisions of the Company's shareholder rights plan, see the section entitled "The Merger -- Comparison of Shareholder Rights and Corporate Governance Matters."

     Currently, the Company does not have a sufficient number of shares of Crown Crafts Series A common stock to issue one share of Crown Crafts Series A common stock to each Crown Crafts shareholder (other than to the shareholder who triggered the operation of the plan) either upon the exercise of the stock purchase rights provided for in the rights plan or in connection with a rights exchange effected pursuant to the terms of the rights plan without issuing to its shareholders a portion of the shares of Crown Crafts Series A common stock previously reserved for issuance to the Company's lenders. The Company and its lenders have entered into a Reserved Shares Agreement that permits such issuances under certain circumstances and provides that the Company will reimburse the lenders for the economic value of any such shares of Crown Crafts Series A common stock that it issues in connection with the rights plan. The Reserved Shares Agreement also obligates the Company to pursue a reincorporation in Delaware that would provide for sufficient authorized capital to permit the reservation of all shares of stock that might be issued to the lenders and the reservation of shares for issuance pursuant to an exercise or exchange of the stock purchase rights under the rights plan. Upon consummation of the merger, Merger Sub will have sufficient shares of Merger Sub Series A common stock authorized and available for such purposes, and the Reserved Shares Agreement will be terminated.

     The capital structure of the Company could be modified in the manner described above by the amendment of the Company's articles of incorporation. The Company's articles of incorporation provide that they may only be amended upon the affirmative vote of two-thirds of the outstanding shares of the Company's Series A common stock, while under the GBCC the merger of the Company with and into Merger Sub requires the affirmative vote of the holders of only a majority of the issued and outstanding shares of the Company's Series A common stock. Therefore, modifications to the capital structure of the Company to be effected by the merger will require the approval of holders of fewer shares than would be required if instead the Company sought to amend its articles of incorporation in a similar manner.

NO CHANGE IN BUSINESS, MANAGEMENT OR OPERATIONS

     After the merger, the shareholders of Crown Crafts will own all of the outstanding shares of Merger Sub common stock, having received that stock in exchange for their shares of Crown Crafts common stock as part of the merger. The merger will effect only a change in the legal domicile of the Company and certain other changes of a legal nature which are described in this proxy statement/prospectus. Merger Sub, as a Delaware corporation, will also have a higher state franchise tax liability than Crown Crafts. Merger Sub will succeed to the existing business and operations of Crown Crafts, and the consolidated assets, liabilities, shareholders' equity and income of Merger Sub immediately following the merger will be the same as those of Crown Crafts immediately prior to the consummation of the merger. At the effective time of the merger, the directors and executive officers of Merger Sub will be the same persons who currently serve as directors and executive officers of Crown Crafts.

     All employee benefit, stock option and incentive plans of Crown Crafts will be assumed and continued by Merger Sub, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Merger Sub Series A common stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the merger will also constitute approval of the assumption of these plans by Merger Sub. Other employee benefit arrangements of Crown Crafts will also be continued by Merger Sub upon the terms and subject to the conditions currently in effect. After the merger, the Company's shareholder rights plan will become the rights plan of Merger Sub and all other agreements to which Crown Crafts is a party will be assumed by Merger Sub. The Company believes that the merger will not affect any of its material contracts with any third parties and that the Company's rights and obligations under such material contractual arrangements will continue and be assumed by Merger Sub.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company's board of directors has unanimously approved the certificate of ownership and merger, subject to the receipt of shareholder approval, and unanimously recommends that shareholders of Crown Crafts vote FOR the approval and adoption of the certificate of ownership and merger. Each director has advised Crown Crafts that he plans to vote all of his shares of the Company's Series A common stock in favor of the merger.

SUPPORT AGREEMENT

     The Company has entered into a Support Agreement with Wynnefield Capital Management, LLC ("Wynnefield"), which, as of the record date for the annual meeting, had reported to the SEC beneficial ownership of an aggregate of shares of the Company's Series A common stock, representing
approximately      % of the aggregate votes entitled to be cast at the annual meeting. Under the terms of the Support Agreement, Wynnefield has agreed to vote its shares of the Company's Series A common stock in favor of the merger and not to engage in certain transactions, or participate in certain activities, with Michael Bernstein or any of his affiliates. Earlier this year, Mr. Bernstein, who is the Company's former chairman of the board and chief executive officer and who, as of the record date, had reported to the SEC beneficial
ownership of an aggregate of          shares of the Company's Series A common
stock, requested that a representative of the Company's "large" shareholders be added to the Company's board. Mr. Bernstein's request was denied.

     The Support Agreement will terminate when Wynnefield owns less than 5% of the Company's Series A common stock but, in any event, no later than December 31, 2008.

CONDITIONS TO THE MERGER AND ABANDONMENT

     The certificate of ownership and merger provides that it will not become effective until (i) all consents, approvals and authorizations that Crown Crafts deems necessary or appropriate for the merger have been obtained, (ii) the certificate of ownership and merger has been approved by a vote of the holders of a majority of the issued and outstanding Crown Crafts Series A common stock, and (iii) Crown Crafts has received, in form and substance satisfactory to it, an opinion from counsel with respect to certain federal income tax effects of the merger.

     It currently is anticipated that none of these conditions will be waived by Merger Sub or Crown Crafts and that each of them will be satisfied. Further, the condition of shareholder approval cannot be waived under Georgia law. The condition that Crown Crafts receive a tax opinion from its counsel has been fulfilled. No material federal or state regulatory approvals are required in connection with the merger.

     If the Company's shareholders approve the certificate of ownership and merger at the annual meeting, the merger is expected to become effective as soon as practicable after the other conditions to consummation of the merger have either been satisfied or waived. All expenses which relate to the merger will be paid by Crown Crafts whether or not the merger is approved by its shareholders and the merger is completed.

     The certificate of ownership and merger provides that the Company's board of directors may amend, modify or supplement the certificate of ownership and merger or abandon the merger at any time prior to the effective time, even following shareholder approval. However, the Company's board of directors may not amend the certificate of ownership and merger following its adoption by the Company's shareholders to alter or change:

     - the amount or kind of shares to be received in exchange for the shares of the Company's common stock;

     - any term of Merger Sub's certificate of incorporation; or

     - any term of the certificate of ownership and merger if the alteration or change would adversely affect the holders of any series of the Company's common stock.

     In addition, the certificate of ownership and merger provides that the Company's board of directors or any authorized officer of Crown Crafts may defer consummation of the merger for a reasonable period of time if they determine that the deferral would be in the best interests of Crown Crafts and its shareholders.

DESCRIPTION OF THE CAPITAL STOCK OF THE COMPANY AND MERGER SUB

  CAPITAL STOCK OF THE COMPANY

     General. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, divided into three series, with 34,377,748 shares designated "Series A," 10,246,329 shares designated "Series B" and 5,375,923 shares designated "Series C." There are currently 9,503,687 shares of Crown Crafts Series A common stock outstanding. No shares of Crown Crafts Series B common stock or Series C common stock have been issued or are currently outstanding. The Company's lenders hold warrants pursuant to which the lenders may purchase, in the aggregate, 10,246,329 shares of Crown Crafts Series B common stock and 5,375,923 shares of Crown Crafts Series C common stock (the "Crown Crafts Warrants").

     Series A Common Stock. The holders of outstanding shares of Crown Crafts Series A common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Company's board of directors may determine from time to time. Holders of Crown Crafts Series A common stock are entitled to one vote per share on all matters with respect to which the holders of Crown Crafts Series A common stock are entitled to vote. Crown Crafts Series A common stock is not entitled to preemptive rights and is not subject to redemption or conversion. Upon the liquidation, dissolution or winding-up of Crown Crafts, the assets, if any, legally available for distribution to shareholders are distributable ratably among the holders of Crown Crafts Series A common stock after payment of all debt and liabilities of Crown Crafts. All outstanding shares of Crown Crafts Series A common stock are validly issued, fully paid and nonassessable.

     Series B and Series C Common Stock. The Crown Crafts Series B common stock and Series C common stock each ranks, with respect to dividend and liquidation rights, pari passu with the Crown Crafts Series A common stock. In the event that any dividends are declared or paid on the Crown Crafts Series A common stock or distributions of the assets of the Company are made with respect to the Crown Crafts Series A common stock in the event of a liquidation, holders of outstanding Crown Crafts Series B common stock and Series C common stock are entitled to receive like dividends or distributions on the basis of the number of shares of Crown Crafts Series A common stock into which their shares of Crown Crafts Series B common stock or Series C common stock, as the case may be, can be converted. Holders of outstanding Crown Crafts Series B common stock and Series C common stock have no voting rights, except as required by law or in the event the Company seeks to take certain actions designed to avoid the observance or performance of provisions of the Company's articles of incorporation regarding the preferences, limitations and rights of the Crown Crafts Series B common stock and Series C common stock, in which event the approval of holders of at least two-thirds of the then outstanding shares of Crown Crafts Series B common stock and Series C common stock is required. Neither Crown Crafts Series B common stock nor Series C common stock is entitled to preemptive rights or is subject to redemption.

     Each outstanding share of Crown Crafts Series B common stock and Series C common stock is convertible into 1.43036586 shares of Crown Crafts Series A common stock at any time following the transfer of such share by the person to whom such share was originally issued to a person who is not an affiliate of such transferor. Additionally, each outstanding share of Crown Crafts Series C common stock is also convertible into 1.43036586 shares of Crown Crafts Series A common stock upon the occurrence of any of the following:

     - the closing of certain mergers or consolidations involving the Company or its subsidiaries or certain sales of all or substantially all of the assets of the Company;

     - the transfer by the Company's management of more than 50% of the Company's Series A common stock held in the aggregate by members of management;

     - the transfer by the Company's three largest shareholders of more than 75% of the Company's Series A common stock;

     - certain events of default under the Company's loan agreements with its lenders involving the failure of the Company to make payments of principal, interest or other amounts required under such loan agreements;

     - the resignation, removal or death of one-third of the members of the Company's board of directors; or

     - the breach of any financial covenants made by the Company in its loan agreements with its lenders.

     The Crown Crafts Warrants are presently exercisable with respect to all shares of Crown Crafts Series B common stock and Series C common stock underlying such Warrants. Upon the exercise of the Crown Crafts Warrants with respect to all shares of Crown Crafts Series B common stock and Series C common stock covered thereby, and the subsequent conversion to shares of Crown Crafts Series A common stock of all shares of Crown Crafts Series B common stock and Series C common stock issuable upon such exercise, the lenders (or their transferees) would hold, in the aggregate, approximately 65% of the then outstanding shares of Crown Crafts Series A common stock. The Crown Crafts Warrants and the Company's articles of incorporation provide for customary anti-dilution adjustments with respect to any shares of the Company's capital stock that may be acquired by the lenders.

  CAPITAL STOCK OF MERGER SUB

     Prior to the Merger. The authorized capital stock of Merger Sub currently consists of 74,000,000 shares of common stock, 73,500,000 shares of which are designated "Series A" and the remaining 500,000 shares of which may be issued from time to time in one or more series. There are currently 100 shares of Merger Sub Series A common stock outstanding, all of which are held by Crown Crafts. This description of Merger Sub's capital stock is qualified in all respects by reference to Merger Sub's certificate of incorporation and bylaws, the full text of which are attached as Appendices B and C, respectively, to this proxy statement/prospectus.

     The holders of outstanding shares of Merger Sub Series A common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as Merger Sub's board of directors may determine from time to time. Holders of Merger Sub Series A common stock are entitled to one vote per share on all matters with respect to which the holders of Merger Sub Series A common stock are entitled to vote. Merger Sub Series A common stock is not entitled to preemptive rights and is not subject to redemption or conversion. Upon the liquidation, dissolution or winding-up of Merger Sub, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of Merger Sub Series A common stock after payment of all debt and liabilities of Merger Sub. All outstanding shares of Merger Sub Series A common stock are validly issued, fully paid and nonassessable.

     Subsequent to the Merger. At the time the merger is consummated, Merger Sub will succeed to the rights and obligations of Crown Crafts under the Company's loan agreements with its lenders, the Crown Crafts Warrants will be cancelled and the lenders will receive, in substitution therefor, warrants to acquire shares of Merger Sub Series B common stock and Series C common stock (the "Merger Sub Warrants"). Accordingly, Merger Sub's certificate of incorporation will be amended and restated in its entirety by virtue of the merger in the manner set forth in Appendix D to this proxy statement/prospectus to provide, among other things, for the creation of Merger Sub Series B common stock and Series C common stock and to include the preferences, limitations and rights of such Series B common stock and Series C common stock.

     Thereafter, the preferences, limitations and rights of Merger Sub Series A common stock, Series B common stock and Series C common stock will be substantially similar to those of Crown Crafts Series A common stock, Series B common stock and Series C common stock under the Company's articles of incorporation, except that each share of Merger Sub Series B common stock and Series C common stock will convert into 44.69107183 shares of Merger Sub Series A common stock, instead of 1.43036586 shares of Merger Sub Series A common stock. Following the amendment and restatement of Merger Sub's certificate of incorporation, 73,500,000 shares of Merger Sub's common stock will be designated "Series A," 327,940 shares will be designated "Series B" and 172,060 shares will be designated "Series C."

     Because the Merger Sub Warrants will provide for the acquisition of fewer shares of Merger Sub Series B common stock and Series C common stock than the Crown Crafts Warrants currently provide for with respect to the acquisition of Crown Crafts Series B common stock and Series C common stock, the Company's lenders will have the right to acquire the same number of shares of Series A common stock in Merger Sub following the merger as they can currently acquire in Crown Crafts. Merger Sub will reserve out of its authorized capital following the merger all of the shares of Merger Sub common stock that may be issued to the lenders, including 22,345,536 shares of Series A common stock, 327,940 shares of Series B common stock and 172,060 shares of Series C common stock. In addition, Merger Sub will reserve an additional 22,345,536 shares of Series A common stock for issuance to the lenders in the event that the rights plan is triggered and shares of Series A common stock are issued pursuant thereto. Merger Sub will also reserve an additional 12,904,464 shares of Series A common stock for issuance to the stockholders of Merger Sub (other than the lenders) under the rights plan in the event that it is triggered, as well as an additional 4,550,000 shares of Series A common stock for issuance pursuant to the Company's restricted stock plan and stock option plan, each of which will be assumed by Merger Sub upon consummation of the merger.

     Under Merger sub's amended and restated certificate of incorporation, Merger Sub's board of directors will also have the authority, without stockholder approval, to create and issue one or more series of preferred stock, in whole or fractional shares, with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights as it so chooses. However, because all shares of Merger Sub's preferred stock are reserved for issuance in connection with any exercise of the stock purchase rights issued under the rights plan to be assumed by Merger Sub in the merger, none of the preferred stock may be created or issued other than for this specific purpose. Having this "blank check" authority will permit the board to issue preferred shares (or preferred share fractions) in the event that the rights plan is triggered and there are insufficient authorized shares of Merger Sub common stock available to satisfy rights exercises. No shares of preferred stock are outstanding, nor is it anticipated that any shares of preferred stock will be outstanding upon consummation of the merger. See the section entitled "The Merger -- Comparison of Shareholder Rights and Corporate Governance Matters."

     The foregoing description of Merger Sub's capital stock following the merger is qualified in all respects by reference to Merger Sub's amended and restated certificate of incorporation, the full text of which is attached as Appendix D to this proxy statement/prospectus.

NO DISSENTERS' RIGHTS

     Under applicable Georgia law, you are not entitled to assert dissenters' rights in connection with the issuance of Merger Sub common stock in the merger.

COMPARISON OF SHAREHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS

     Merger Sub is incorporated under the laws of the State of Delaware, while Crown Crafts is incorporated under the laws of the State of Georgia. Before the completion of the merger, the rights of holders of Crown Crafts Series A common stock are governed by the Georgia Business Corporation Code, or the GBCC, and the articles of incorporation and bylaws of Crown Crafts, each as amended. After the completion of the merger, shareholders of Crown Crafts will become stockholders of Merger Sub, and their rights will be governed by the Delaware General Corporation Law, or the DGCL, and the amended and restated certificate of incorporation and the bylaws of Merger Sub.

     Although there are substantial similarities between the GBCC and the DGCL, as well as between the charters and bylaws of Merger Sub and Crown Crafts, a number of important differences do exist, some of which may have anti-takeover implications. The following is a summary of the material differences between the rights of Merger Sub stockholders and the rights of Crown Crafts shareholders. While we believe that this summary covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of Merger Sub stockholders and Crown Crafts shareholders, and it is qualified in its entirety by reference to the DGCL, the GBCC and the various documents of Merger Sub and Crown Crafts referred to in this summary.

     You should carefully read this entire proxy statement/prospectus and the other documents we refer to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Merger Sub and being a shareholder of Crown Crafts. The full text of Merger Sub's certificate of incorporation and Merger Sub's bylaws, to be in effect immediately prior to the merger, and of Merger Sub's amended and restated certificate of incorporation, to be in effect immediately following the merger, are attached as Appendices B, C and D, respectively, to this proxy statement/prospectus, and any discussion of Merger Sub's certificate of incorporation, bylaws or amended and restated certificate of incorporation contained herein, including the discussion below, is qualified in its entirety by reference thereto. Approval of the certificate of ownership and merger will constitute approval of Merger Sub's amended and restated certificate of incorporation and its bylaws.

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
Authorized Capital Stock         The authorized capital stock of   The authorized capital stock of
                                 Crown Crafts consists of          Merger Sub consists of
                                 50,000,000 shares of common       74,000,000 shares of common
                                 stock, par value of $1.00 per     stock, par value of $.01 per
                                 share, 34,377,748 shares of       share, 73,500,000 shares of
                                 which are                         which are

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 designated as "Series A,"         designated as "Series A." In the
                                 10,246,329 shares of which are    event the merger is approved, an
                                 designated as "Series B" and      additional 327,940 shares of
                                 5,375,923 shares of which are     common stock will be designated
                                 designated as "Series C." See     as "Series B" and an additional
                                 "Comparison of the Capital Stock  172,060 shares of common stock
                                 of the Company and Merger Sub."   will be designated as "Series
                                                                   C," and 1,000,000 shares of
                                                                   "blank check" preferred stock,
                                                                   par value of $.01 per share,
                                                                   will be authorized. See the
                                                                   section entitled "The Merger --
                                                                   Description of the Capital Stock
                                                                   of the Company and Merger Sub."
Number of Directors              The GBCC provides that the board  The DGCL provides that the board
                                 of directors of a Georgia         of directors of a Delaware
                                 corporation must consist of one   corporation must consist of one
                                 or more directors with the        or more directors as fixed by
                                 number specified in or fixed in   the corporation's certificate of
                                 accordance with the articles of   incorporation or bylaws. Merger
                                 incorporation or bylaws. The      Sub's bylaws provide that the
                                 Crown Crafts bylaws provide that  number of directors of Merger
                                 the number of directors will be   Sub will be fixed from time to
                                 fixed from time to time by the    time by the Merger Sub board of
                                 Crown Crafts board of directors.  directors. The Merger Sub board
                                 The Crown Crafts board of         of directors currently consists
                                 directors currently consists of   of eight directors.
                                 eight directors.
Cumulative Voting                Under the GBCC, unless a          The DGCL allows for a
                                 corporation's articles of         corporation's certificate of
                                 incorporation provide otherwise,  incorporation to permit
                                 shareholders are not permitted    stockholders to cumulate their
                                 to cumulate their votes for       votes for directors. However,
                                 directors. The articles of        the certificate of incorporation
                                 incorporation of Crown Crafts do  of Merger Sub does not so
                                 not provide for cumulative        provide; accordingly, holders of
                                 voting.                           Merger Sub common stock have no
                                                                   cumulative voting rights in
                                                                   connection with the election of
                                                                   directors.
Classification of Board of       The GBCC permits, but does not    The DGCL permits, but does not
  Directors                      require, a Georgia corporation    require, a Delaware corporation
                                 to provide in its articles of     to provide in its certificate of
                                 incorporation for the board of    incorporation for the board of
                                 directors to be classified into   directors to be classified into
                                 up to three classes of directors  up to three classes of directors
                                 with staggered terms of office,   with staggered terms of office,
                                 with only one class of directors  with only one class of directors
                                 to be elected each year for a     to be elected each year for a
                                 maximum term of three years. The  maximum term of three years.
                                 Company's articles of             Merger Sub's certificate of
                                 incorporation classify the board  incorporation classifies the of directors into three separate  board of directors into three classes, as nearly equal in size  separate classes, as nearly
                                 as possible, with staggered       equal in size as possible, with
                                 three-year terms.                 staggered three-year terms.
Removal of Directors             Under the GBCC, a director may    The DGCL provides that
                                 be removed with or without cause  stockholders holding a majority
                                 unless a company's articles of    of shares entitled to vote may
                                 incorporation or bylaws provide   remove any director or the
                                 that                              entire board of

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 directors may be removed only     directors with or without cause;
                                 for cause; provided, however,     provided, however, that in the
                                 that in the case of a Georgia     case of a Delaware corporation
                                 corporation with a classified     with a classified board, unless
                                 board, unless otherwise provided  otherwise provided in the in the articles of incorporation  certificate of incorporation, or bylaws, shareholders may only  stockholders may only remove a remove a director for cause. The  director for cause. Merger Sub's
                                 Company's articles of             certificate of incorporation
                                 incorporation and bylaws provide  does not provide otherwise.
                                 that any director may be removed  Merger Sub's bylaws provide that
                                 from office with or without       any director may be removed from
                                 cause, at a meeting with respect  office for cause, at a meeting
                                 to which notice of such purpose   with respect to which notice of
                                 has been given, by the vote of    such purpose has been given, by
                                 shareholders representing         the vote of shareholders
                                 seventy-five percent of the       representing 75% of the issued
                                 issued and outstanding capital    and outstanding capital stock
                                 stock entitled to vote for the    entitled to vote for the
                                 election of directors.            election of directors.
Vacancies on the Board of        Under the GBCC, unless a          The DGCL provides that, unless
  Directors                      corporation's articles of         the governing documents of a
                                 incorporation or a bylaw          Delaware corporation provide
                                 approved by the shareholders      otherwise, vacancies and newly
                                 provide otherwise, a vacancy on   created directorships resulting
                                 the board of directors,           from an increase in the
                                 including a vacancy resulting     authorized number of directors
                                 from an increase in the number    may be filled by a majority of
                                 of directors, may be filled by    the directors then in office,
                                 the shareholders, by the board    although less than a quorum.
                                 of directors or if the directors  Merger Sub's bylaws similarly
                                 in office constitute fewer than   provide that vacancies and newly
                                 a quorum, by the affirmative      created directorships may only
                                 vote of a majority of all the     be filled by a majority of the
                                 directors in office. The          directors then in office. Any
                                 articles of incorporation of      newly created directorships
                                 Crown Crafts provide that         would be apportioned among the
                                 vacancies resulting from a        three classes of directors to
                                 removal of a director by the      keep the size of each class as
                                 shareholders shall be filled by   nearly equal as possible. Any
                                 the affirmative vote of holders   director elected by the
                                 of a majority of the outstanding  remaining directors then in shares of stock entitled to vote  office would hold office for the
                                 for the election of directors     remainder of the term of his or
                                 and any vacancy resulting from    her class.
                                 any other event may be filled by
                                 a majority of the directors then
                                 in office, though less than a
                                 quorum, unless there are not
                                 then any directors in office, in
                                 which case such vacancies are to
                                 be filled by the shareholders.
                                 Any newly created directorships
                                 would be apportioned among the
                                 Company's three classes of
                                 directors to keep the size of
                                 each class as nearly equal as
                                 possible. Any director elected
                                 by the remaining directors then
                                 in office would hold office for
                                 the remainder of the term of his
                                 or her class.

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
Shareholder or Stockholder       Under the GBCC, action by the     Under the DGCL, unless the
  Action by Written Consent      shareholders may be taken         certificate of incorporation
                                 without a meeting if the action   provides otherwise, action by
                                 is taken by all the shareholders  the stockholders may be taken
                                 entitled to vote on such action   without a meeting if a consent
                                 or, if the articles of            in writing, setting forth the
                                 incorporation so provide, by      action taken, is signed by the
                                 shareholders who would be         holders of outstanding stock
                                 entitled to vote at least the     having at least the minimum
                                 minimum number of votes that      number of votes that would be
                                 would be necessary to authorize   necessary to take such action at
                                 the action at a meeting at which  a meeting at which all shares
                                 all shareholders entitled to      entitled to vote were present
                                 vote were present and voted.      and voted. The certificate of
                                 Shareholder action without a      incorporation of Merger Sub
                                 meeting must be evidenced by a    provides that action may be
                                 written consent signed by         taken by the stockholders of
                                 shareholders entitled to take     Merger Sub without a meeting if
                                 such action without a meeting.    a written consent setting forth
                                 The articles of incorporation of  the action is signed by all of
                                 Crown Crafts do not provide for   the stockholders of Merger Sub.
                                 action to be taken without a
                                 meeting by less than all of the
                                 Crown Crafts shareholders, and
                                 the bylaws of Crown Crafts
                                 require shareholder action to be
                                 taken by all shareholders if it
                                 is to be taken without a
                                 meeting.
Amendment of Articles of         Under the GBCC, the board may     Under the DGCL, the certificate
  Incorporation or Certificate   amend a corporation's articles    of incorporation of a
  of Incorporation               of incorporation without          corporation may be amended if
                                 shareholder action to extend the  the board of directors adopts a
                                 corporation's duration (if it     resolution, setting for the
                                 was incorporated at a time when   proposed amendment and declaring
                                 limited duration was required by  its advisability, and
                                 law), to delete the names and     subsequently the amendment is
                                 addresses of each incorporator    approved by a majority of the
                                 or the initial directors or the   outstanding shares of stock
                                 initial registered agent or       entitled to vote on the
                                 registered office, to delete the  amendment and a majority of the
                                 mailing address of the            outstanding shares of stock of
                                 corporation's initial principal   each class entitled to vote on
                                 office, to change each share of   the amendment as a class. Merger
                                 an outstanding class of stock     Sub's certificate of
                                 into a greater number of whole    incorporation provides that it
                                 shares if the corporation has     may be amended in the manner
                                 only shares of that class         permitted by the laws of the
                                 outstanding, to change or         State of Delaware.
                                 eliminate the par value of an
                                 outstanding class of stock if     In addition, under Merger Sub's
                                 the corporation has only shares   amended and restated certificate
                                 of that class outstanding or to   of incorporation, Merger Sub's
                                 change the corporate name. For    board of directors will also
                                 other amendments to the articles  have the authority, without of incorporation, the board must  stockholder approval, to create
                                 submit the amendment to the       one or more series of preferred
                                 shareholders for their approval,  stock, with such designations,
                                 and for the amendment to be       preferences, qualifications,
                                 adopted, it must be approved by   privileges, limitations,
                                 a majority of the votes entitled  restrictions, options,
                                 to be cast, unless the articles   conversion rights and other
                                 of incorporation of the board     special or relative rights as it
                                                                   so chooses.

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 of directors requires a greater
                                 vote.
                                 The articles of incorporation of
                                 Crown Crafts provide that they
                                 may be amended upon the
                                 affirmative vote of two-thirds
                                 of the outstanding shares of the
                                 Company's stock, except for
                                 provisions of the articles of
                                 incorporation regarding the
                                 removal of directors, the
                                 filling of vacancies on the
                                 board, the calling and
                                 conducting of special meetings
                                 of the shareholders and the
                                 nomination of persons for
                                 election as directors, each of
                                 which may be amended only upon
                                 the approval of 75% of the
                                 outstanding shares of the
                                 Company entitled to vote in the
                                 election of directors.
Amendment of Bylaws              Under the GBCC, a corporation's   Under the DGCL, a corporation's
                                 board of directors can amend or   bylaws may be adopted, amended
                                 repeal the bylaws, or adopt new   or repealed by the stockholders
                                 bylaws, unless the articles of    of the corporation, provided
                                 incorporation or the GBCC         that any corporation may, in its
                                 reserve this power exclusively    certificate of incorporation,
                                 to the shareholders in whole or   grant to the board of directors
                                 in part (the articles of          the power to adopt, amend or
                                 incorporation of Crown Crafts do  repeal the bylaws. The
                                 not do so) or if the              certificate of incorporation of
                                 shareholders, in amending or      Merger Sub grants to the board
                                 repealing a particular bylaw,     of directors of Merger Sub the
                                 provide expressly that the board  power to adopt, amend or repeal
                                 of directors may not amend or     the bylaws of Merger Sub.
                                 repeal that bylaw. A
                                 corporation's shareholders may    Provisions of the bylaws of
                                 amend or repeal the bylaws, or    Merger Sub regarding the calling
                                 adopt new bylaws, even though     of special meetings of
                                 the bylaws may also be amended    stockholders and the removal of
                                 or repealed by the board of       directors further provide that
                                 directors. A bylaw limiting the   they may be amended only upon
                                 authority of the board of         the affirmative vote of holders
                                 directors may only be adopted     of not less than 75% of the
                                 pursuant to an agreement among    outstanding shares of Merger Sub
                                 the shareholders of the           stock entitled to vote in the
                                 corporation. A bylaw              election of directors.
                                 establishing staggered terms for
                                 directors may only be adopted,
                                 amended or repealed by the
                                 shareholders.
                                 The articles of incorporation of
                                 Crown Crafts provide that the
                                 affirmative vote of holders of
                                 not less than 75% of the
                                 outstanding shares of Crown
                                 Crafts' stock entitled to vote
                                 in the election of directors is
                                 necessary to adopt any bylaw
                                 that is inconsistent with
                                 provisions of the articles of
                                 incorporation regarding the
                                 removal of directors, the
                                 filling of vacancies on the
                                 board, the

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 calling and conducting of
                                 special meetings of the
                                 shareholders and the nomination
                                 of persons for election as
                                 directors.
Special Meeting of Shareholders  Under the GBCC, a special         Under the DGCL, a special
  or Stockholders                meeting of the shareholders may   meeting of the stockholders may
                                 be called by a corporation's      be called by a corporation's
                                 board of directors, the persons   board of directors or by the
                                 authorized to do so in the        persons authorized to do so in
                                 corporation's articles of         the corporation's certificate of
                                 incorporation or bylaws or,       incorporation or bylaws. The
                                 unless limited or denied by a     bylaws of Merger Sub provide
                                 corporation's articles of         that special meetings of
                                 incorporation or bylaws, by the   stockholders may be called by
                                 holders of at least 25% of all    the chairman of the board or the
                                 the votes entitled to be cast on  president, and shall be called
                                 any issue proposed to be          by the secretary upon written
                                 considered at the special         request of the board of
                                 meeting. The articles of          directors or stockholders
                                 incorporation of Crown Crafts     holding at least 75% of the
                                 provide that special meetings of  issued and outstanding shares
                                 shareholders may be called by     entitled to vote at such
                                 the board of directors or the     proposed meeting.
                                 chairman of the board, and shall
                                 be called by the chairman of the
                                 board or the secretary upon
                                 written request of shareholders
                                 holding at least 75% of the
                                 issued and outstanding shares
                                 entitled to vote at such
                                 proposed meeting.
Notice of Shareholder or         The GBCC requires that a          In accordance with the DGCL,
  Stockholder Meetings           corporation shall notify its      Merger Sub's bylaws provide that
                                 shareholders entitled to vote at  written notice of any
                                 a meeting of the date, time and   stockholders meeting must be
                                 place of each meeting of          given to each stockholder
                                 shareholders no fewer than 10     entitled to vote not less than
                                 nor more than 60 days prior to    10 nor more than 60 days before
                                 the meeting date. The bylaws of   the date of the meeting.
                                 Crown Crafts provide that
                                 written notice of any
                                 shareholders meeting must be
                                 given to each shareholder
                                 entitled to vote not less than
                                 10 or more than 50 days before
                                 the meeting.
Delivery and Notice              The Crown Crafts articles of      Merger Sub's bylaws provide that
  Requirements of Shareholder    incorporation provide that in     in order for a stockholder to
  or Stockholder Nominations     order for a shareholder to make   make a nomination for the
  and Proposals                  a nomination for the election of  election of directors or propose directors or propose business at  business at any stockholder
                                 an annual meeting of the          meeting, the secretary of Merger
                                 shareholders, the secretary of    Sub must receive the
                                 Crown Crafts must receive the     stockholder's written notice of
                                 shareholder's written notice of   nomination or proposed business
                                 nomination or proposed business   not less than 90 days in advance
                                 not more than 90 days nor less    of the stockholders' meeting or,
                                 than 60 days prior to the date    if later, the seventh day
                                 of an annual meeting and, in the  following the first public
                                 case of a special meeting, not    announcement of the date of such
                                 later than the close of business  meeting. With respect to the
                                 on the 15th day following the     nomination of directors, such
                                 day on which notice of            notice must set forth (i) the
                                                                   name and

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 the date of the special meeting   address of the stockholder, (ii)
                                 was mailed to the shareholders.   a representation that the
                                 With respect to the nomination    stockholder is a holder of
                                 of directors, such notice must    record of stock of the
                                 set forth (i) as to each person   corporation entitled to vote at
                                 whom the shareholder proposes to  such meeting and intends to
                                 nominate for election as a        appear in person or by proxy at
                                 director, all information         the meeting and nominate the
                                 relating to such person that is   person or persons specified in
                                 required to be disclosed in       the notice, (iii) a description
                                 solicitations or proxies for      of all arrangements or
                                 election of directors and the     understandings between the
                                 written consent of the nominee    stockholder and each nominee and
                                 to serve as a director if         any other person or persons
                                 elected, and (ii) as to the       pursuant to which the nomination
                                 shareholder, the name and         or nominations are to be made,
                                 address of such shareholder, and  (iv) such other information
                                 the series and number of shares   regarding each nominee proposed
                                 of the Company's capital stock    by such stockholder as would be
                                 that are owned by such            required to be included in a
                                 shareholder. With respect to      proxy statement had the nominee
                                 proposed business, such notice    been nominated by the board of
                                 shall set forth as to each        directors of Merger Sub, and (v)
                                 matter such shareholder proposes  the consent of each nominee to
                                 to bring before the meeting (i)   serve as a director if elected.
                                 a brief description of the        With respect to proposed
                                 business desired to be brought    business, such notice shall set
                                 before the meeting and the        forth as to each matter the
                                 reasons for conducting such       stockholder proposes to bring
                                 business at the meeting, (ii)     before the meeting (i) a brief
                                 the name and address of the       description of the business
                                 shareholder proposing such        desired to be brought before the
                                 business, (iii) the series and    meeting and the reasons for
                                 number of shares of the           conducting such business at the
                                 Company's capital stock that are  meeting, (ii) the name and
                                 owned by such shareholder, and    address of the stockholder,
                                 (iv) any material interest of     (iii) the class and number of
                                 such shareholder in such          shares of Merger Sub stock which
                                 business.                         are owned by the stockholder,
                                                                   and (iv) any material interest
                                                                   of the stockholder in such
                                                                   business.
Proxy                            Under the GBCC, a proxy is valid  Under the DGCL, each stockholder
                                 for 11 months after receipt of    entitled to vote at a meeting of
                                 the appointment form, unless the  stockholders or to express
                                 form provides for a longer        consent or dissent to corporate
                                 period. The proxy is revocable    action in writing without a
                                 unless it states that it is       meeting may grant a proxy, but
                                 irrevocable and is coupled with   no such proxy may be voted or
                                 an interest.                      acted upon after three years
                                                                   from its date, unless the proxy
                                                                   provides for a longer period. A
                                                                   duly executed proxy will be
                                                                   irrevocable if it states that it
                                                                   is irrevocable and if, and only
                                                                   as long as, it is coupled with
                                                                   an interest.
Preemptive Rights                Under the GBCC, shareholders do   The DGCL provides that no
                                 not have preemptive rights        stockholder will have any
                                 unless the corporation's          preemptive rights to purchase
                                 articles of incorporation         additional securities of the
                                 provide otherwise. The articles   corporation unless the
                                 of incorporation of Crown Crafts  certificate of incorporation
                                 expressly provide that            expressly grants these rights.
                                                                   Merger

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 shareholders do not have          Sub's certificate of
                                 preemptive rights.                incorporation expressly provides
                                                                   that stockholders of Merger Sub
                                                                   do not have preemptive rights.
Dividends                        Under the GBCC, a board of        Under the DGCL, the board of
                                 directors may approve, and a      directors may declare and pay
                                 corporation may make, a           dividends out of its surplus or,
                                 distribution to shareholders      if it has no surplus, out of any
                                 only to the extent that (i) such  net profits for the fiscal year
                                 distribution does not leave the   in which the dividend was
                                 corporation unable to pay its     declared or for the fiscal year
                                 debts as they become due in the   preceding the fiscal year in
                                 usual course of business and      which the dividend was declared,
                                 (ii) after the distribution, the  provided that the payment will corporation's total assets would  not reduce capital below the
                                 not be less than the sum of its   amount of capital represented by
                                 total liabilities plus, unless    all classes of shares having a
                                 the articles of incorporation     preference upon the distribution
                                 provide otherwise (which the      of assets.
                                 articles of incorporation of
                                 Crown Crafts do not), the amount
                                 that would be needed, if the
                                 corporation were to be dissolved
                                 at the time of the distribution,
                                 to satisfy the preferential
                                 rights upon dissolution of
                                 shareholders whose preferential
                                 rights are superior to those
                                 receiving the distribution.
Limitation of Personal           The Crown Crafts articles of      In accordance with the DGCL,
  Liability of Directors         incorporation provide that to     Merger Sub's certificate of
                                 the full extent permitted by the  incorporation provides that a
                                 GBCC a director of Crown Crafts   director of Merger Sub will not
                                 will not be liable to Crown       be personally liable to Merger
                                 Crafts or the Crown Crafts        Sub or Merger Sub's stockholders
                                 shareholders for monetary         for monetary damages for breach
                                 damages for conduct as a          of fiduciary duties, except for
                                 director. The GBCC provides that  liability for:
                                 liability cannot be limited or
                                 eliminated for:                   - any breach of the director's
                                                                   duty of loyalty to Merger Sub or
                                 - any breach of the director's      Merger Sub's stockholders;
                                 duty of loyalty to the Company
                                   or its shareholders;            - acts or omissions not in good
                                                                   faith or which involve
                                 - acts or omissions not in good     intentional misconduct or a
                                 faith or which involve              knowing violation of law;
                                   intentional misconduct or a
                                   knowing violation of law;       - payment of a dividend or the
                                                                     repurchase or redemption of
                                 - payment of a dividend or the      stock in violation of Delaware
                                   repurchase or redemption of       law; or
                                   stock in violation of Georgia
                                   law; or                         - any transaction from which the
                                                                     director derived an improper
                                 - any transaction from which the    personal benefit.
                                   director derived an improper
                                   personal benefit.
Indemnification of Officers and  Under the GBCC, the standards     Merger Sub's certificate of
  Directors                      for allowing indemnification of   incorporation and bylaws require
                                 officers and directors are        Merger Sub to indemnify its
                                 substantially the same as those   directors and officers to the
                                 under Delaware law. The Crown     full extent permitted by the
                                 Crafts bylaws require Crown       DGCL. In addition, Merger Sub
                                 Crafts to indemnify its           must advance

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 directors and officers to the     to any person who was or is a
                                 full extent permitted by the      party or is threatened to be
                                 GBCC. The Crown Crafts bylaws     made a party to any threatened,
                                 provide that each person who      pending or completed action,
                                 was, is or is threatened to be    suit or proceeding because he or
                                 made a named party to or is       she is or was a director or
                                 otherwise involved (including,    officer of Merger Sub, or is or
                                 without limitation, as a          was serving at the request of
                                 witness) in any threatened,       Merger Sub as a director or
                                 pending or completed action,      officer of another corporation,
                                 suit or proceeding, by reason of  partnership, joint venture,
                                 the fact that he or she is or     trust or other enterprise, prior
                                 was a director or officer of      to the final disposition of any
                                 Crown Crafts or is or was         such proceeding, promptly
                                 serving at the request of Crown   following a request for advance,
                                 Crafts, as a director, officer,   all expenses incurred by any
                                 employee or agent of another      director or officer in
                                 corporation, partnership, joint   connection with such proceeding
                                 venture, trust or other           if the individual provides an
                                 enterprise will be indemnified    undertaking to repay all amounts
                                 by Crown Crafts against           if it is ultimately determined
                                 expenses, judgments, fines and    that the person is not entitled
                                 amounts paid in settlement of     to be indemnified under the
                                 such action, suit or proceeding.  certificate of incorporation, the bylaws or otherwise.
                                 Crown Crafts must advance
                                 expenses incurred by an           The right to indemnification is
                                 individual in defending any       not exclusive of any other right
                                 proceeding in advance of its      which that individual may have
                                 final disposition if the          or hereafter acquire under any
                                 individual undertakes to repay    statute, provision of Merger
                                 all amounts so advanced if it is  Sub's certificate of
                                 ultimately determined by final    incorporation or bylaws,
                                 judicial decision from which      agreement, vote of stockholders
                                 there is no further right to      or disinterested directors or
                                 appeal that the individual is     otherwise.
                                 not entitled to be indemnified
                                 by the Company. An individual's   Merger Sub is authorized to
                                 right to advancement of expenses  enter into individual contracts
                                 is conditioned upon the           with any or all of its
                                 individual:                       directors, officers, employees
                                                                   or agents respecting
                                 - delivering the undertaking;     indemnification and advances,
                                 and                               and to purchase insurance on
                                                                   behalf of any person required or
                                 - providing to Crown Crafts a     permitted to be indemnified.
                                 written affirmation of the
                                   individual's good faith belief  See the section entitled
                                   that any applicable standards   "Proposal 3 -- Ratification of
                                   of conduct have been met by     Director and Officer
                                   the individual.                 Indemnification Agreements" for
                                                                   a discussion of indemnification
                                 Crown Crafts is authorized to     agreements entered into by
                                 enter into individual contracts   Merger Sub and each of its
                                 with any or all of its            directors and officers.
                                 directors, officers, employees
                                 or agents respecting
                                 indemnification and advances and
                                 to purchase insurance on behalf
                                 of any person required or
                                 permitted to be indemnified.
                                 See the section entitled
                                 "Proposal 3 -- Ratification of
                                 Director and Officer
                                 Indemnification Agreements" for
                                 a discussion of indemnification
                                 agreements entered

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 into by Crown Crafts and each of
                                 its directors and officers.
Shareholder or Stockholder       The Company has adopted a         Merger Sub does not have a
  Rights Plan                    shareholder rights plan pursuant  rights plan, but if the merger
                                 to a rights agreement, the        is completed, the Crown Crafts
                                 material terms of which are set   shareholder rights plan will
                                 forth below. The following        become the rights plan of Merger
                                 description of the rights         Sub.
                                 agreement is subject in its
                                 entirety to the terms and
                                 conditions of the rights
                                 agreement.
                                 Exercisability of
                                 Rights.  Pursuant to the rights
                                 agreement, one whole right
                                 attaches to each share of the
                                 Company's common stock
                                 outstanding. Each right entitles
                                 the registered holder to
                                 purchase from the Company one
                                 share of the Company's common
                                 stock at an initial purchase
                                 price of $1.45, subject to
                                 customary adjustments. A holder
                                 of rights will not have any
                                 rights as a shareholder of the
                                 Company by virtue of holding the
                                 rights.
                                 The rights currently are
                                 attached to and trade only
                                 together with outstanding
                                 certificates of the Company's
                                 common stock. The rights will
                                 separate from the common stock
                                 and become exercisable following
                                 the earlier of:
                                 - ten days following a public
                                   announcement that a person or
                                   group has become the
                                   beneficial owner of 5% or more
                                   of the outstanding shares of
                                   the Company's common stock;
                                   and
                                 - ten business days, or a later
                                   date as may be determined by the
                                   Company's board of directors,
                                   following the commencement of,
                                   or the announcement of an
                                   intention to commence, a
                                   tender offer or exchange offer
                                   that would result in a person
                                   becoming the beneficial owner
                                   of 5% or more of the
                                   outstanding shares of the
                                   Company's common stock.
                                 "Flip-In" Feature.  If a person
                                 or group becomes the beneficial
                                 owner of 5% or more of the
                                 outstanding shares of the
                                 Company's common stock, then
                                 each registered holder of a
                                 right, except for such person or

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 group, will be entitled to
                                 purchase, upon exercise, shares
                                 of the Company's common stock
                                 having a then current market
                                 value equal to two times the
                                 exercise price of the right.
                                 "Flip-Over" Feature.  Each right
                                 will entitle the holder, except
                                 for a person or group that is
                                 the beneficial owner of 5% or
                                 more of the outstanding shares
                                 of the Company's common stock,
                                 to purchase, upon exercise, a
                                 number of shares of common stock
                                 of an acquiring company having a
                                 then current market value of two
                                 times the exercise price of the
                                 right if an acquiring company
                                 obtains 5% or more of the
                                 outstanding shares of the
                                 Company's common stock and then
                                 one of the following occurs:
                                 - the Company merges into the
                                   acquiring company;
                                 - the acquiring company merges
                                   into the Company; or
                                 - the Company sells more than
                                   50% of its assets or earning
                                   power to an acquiring company.
                                 "Exchange" Feature.  After a
                                 person or group obtains 5% or
                                 more of the outstanding shares
                                 of the Company's common stock,
                                 but less than 50%, the Company's
                                 board of directors may, at its
                                 option, exchange all or some of
                                 the then-outstanding and
                                 exercisable rights (other than
                                 rights owned by such person or
                                 group) for the Company's common
                                 stock at an exchange ratio of
                                 one share of common stock per
                                 right, adjusted to reflect any
                                 stock split, stock dividend or
                                 similar transaction.
                                 Redemption of Rights.  Prior to
                                 the time a person or group
                                 becomes the beneficial owner of
                                 5% or more of the outstanding
                                 shares of the Company's common
                                 stock, the board of directors
                                 may redeem the rights in whole,
                                 but not in part, at a redemption
                                 price of $0.001 per right.
                                 Amendment of Rights.  The
                                 Company may amend the rights
                                 agreement to cure an ambiguity
                                 or

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 correct a defective or
                                 inconsistent provision or to
                                 make any other provisions with
                                 respect to the rights which the
                                 Company deems necessary or
                                 desirable.
                                 Final Expiration Date.  If not
                                 previously exercised, the rights
                                 will expire on March 31, 2009,
                                 unless the Company earlier
                                 redeems or exchanges the rights
                                 or extends the final expiration
                                 date.
                                 Anti-takeover Effects.  The
                                 Company's rights plan is
                                 designed to protect the net
                                 operating loss carryforwards of
                                 the Company by discouraging
                                 investors, without the approval
                                 of the Company's board of
                                 directors, from acquiring stock
                                 in the Company in quantities
                                 that would result in the Company
                                 experiencing an ownership change
                                 for federal tax purposes. The
                                 rights plan also has
                                 anti-takeover effects. Once the
                                 rights have become exercisable,
                                 the rights will cause
                                 substantial dilution to a person
                                 or group that attempts to
                                 acquire or merge with the
                                 Company in most cases.
                                 Accordingly, the rights could
                                 discourage, delay or prevent
                                 certain types of transactions
                                 involving an actual or potential
                                 change in control of the
                                 Company, including transactions
                                 in which shareholders might
                                 otherwise receive a premium for
                                 their shares over current market
                                 prices. The rights should not
                                 interfere with any merger or
                                 other business combination
                                 approved by the board of
                                 directors because the board may
                                 either redeem the rights or
                                 amend the rights agreement so
                                 that a transaction it approves
                                 would not cause the rights to
                                 become exercisable.
                                 The rights agreement does not
                                 apply to the merger with Merger
                                 Sub.
Dissenters' Rights               Under the GBCC, a shareholder is  The DGCL provides that
                                 entitled to dissent from, and     stockholders of a Delaware
                                 obtain the fair value in cash of  corporation involved in a merger
                                 his or her shares in connection   or consolidation have the right
                                 with, certain corporate actions,  to demand and receive payment of
                                 including some mergers, share     the fair value of their stock in
                                 exchanges, sales or exchanges of  certain transactions. However,
                                 all or substantially all of the   except in limited circumstances,
                                 corporation's property other      appraisal

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 than in the usual and regular     rights are not available to
                                 course of business and certain    holders of shares:
                                 amendments to the corporation's
                                 articles of incorporation.        - listed on a national
                                                                   securities exchange; or
                                 A shareholder of a corporation
                                 is not entitled to dissent in     - designated as a national
                                 connection with a merger under      market system security on an
                                 the GBCC if:                        interdealer quotation system
                                                                     operated by the National
                                 - the corporation is a parent       Association of Securities
                                   corporation merging into its      Dealers, Inc.; or
                                   90% owned subsidiary;
                                                                   - held of record by more than
                                 - each shareholder of the           2,000 shareholders.
                                   corporation whose shares were
                                   outstanding immediately prior
                                   to the merger will receive a
                                   like number of shares of the
                                   surviving corporation, with
                                   designations, preferences,
                                   limitations and relative
                                   rights identical to those
                                   previously held by each such
                                   shareholder; and
                                 - the number and kind of shares
                                   of the surviving corporation
                                   outstanding immediately
                                   following the merger, plus the
                                   number and kind of shares
                                   issuable as a result of the
                                   merger and by conversion of
                                   securities issued pursuant to
                                   the merger, will not exceed
                                   the total number and kind of
                                   shares of the corporation
                                   authorized by its articles of
                                   incorporation immediately
                                   prior to the merger.
                                 Additionally, except in limited
                                 circumstances, dissenters'
                                 rights are not available to
                                 holders of shares:
                                 - listed on a national
                                   securities exchange;
                                 - held of record by more than
                                   2,000 shareholders.
                                 Dissenters' rights are not
                                 available to any shareholder of
                                 the Company with respect to the
                                 merger.
Certain Business Combination     The GBCC contains a business      The DGCL contains a business
  Restrictions                   combination statute that          combination statute that
                                 protects certain Georgia          protects publicly-traded
                                 corporations from hostile         Delaware corporations, such as
                                 takeovers, and from actions       Merger Sub, from hostile
                                 following the takeover, by        takeovers, and from actions
                                 prohibiting some transactions     following the takeover, by
                                 once an acquiror has gained a     prohibiting some transactions
                                 significant holding in the        once an acquiror has gained a
                                 corporation. Section 14-2-1132    significant holding in the
                                 of the GBCC prohibits "business   corporation. Section 203 of the
                                 combinations," including          DGCL prohibits "business
                                 mergers, sales and leases of      combinations," including
                                 assets, issuances or exchanges    mergers, sales and leases of
                                 of securities, certain loans and  assets, issuances of securities
                                 other                             and similar

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 financial benefits and similar    transactions by a corporation or
                                 transactions by a corporation or  a subsidiary with an interested
                                 a subsidiary with an interested   stockholder that beneficially
                                 shareholder that beneficially     owns 15% or more of a
                                 owns 10% or more of a             corporation's voting stock,
                                 corporation's voting stock,       within three years after the
                                 within five years after the       person becomes an interested
                                 person becomes an interested      stockholder, unless:
                                 shareholder, unless:
                                                                   - prior to the time the person
                                 - prior to the time the person      becomes an interested
                                   becomes an interested             stockholder, the board of
                                   shareholder, the board of         directors of the target
                                   directors of the target           corporation approved either
                                   corporation approved either       the business combination or
                                   the business combination or       the transaction which will
                                   the transaction which will        result in the person becoming
                                   result in the person becoming     an interested stockholder;
                                   an interested shareholder;
                                                                   - after the completion of the
                                 - after the completion of the       transaction in which the
                                   transaction in which the          person becomes an interested
                                   person becomes an interested      stockholder, the interested
                                   shareholder, the interested       stockholder holds at least 85%
                                   shareholder holds at least 90%    of the voting stock of the
                                   of the voting stock of the        corporation excluding for
                                   corporation, excluding for        purposes of determining the
                                   purposes of determining the       number of shares outstanding,
                                   number of shares outstanding,     those shares owned (a) by
                                   those shares owned by (i)         persons who are both officers
                                   persons who are directors or      and directors, and (b)
                                   officers, their affiliates or     specific employee benefit
                                   associates, (ii) subsidiaries     plans; or
                                   of the corporation, and (iii)
                                   specific employee benefit       - after the person becomes an
                                   plans; or                         interested stockholder, the
                                                                     business combination is
                                 - after the shareholder becomes     approved by the target
                                   an interested shareholder, the    corporation's board of
                                   shareholder acquires              directors and holders of at
                                   additional shares such that       least 66 2/3% of the
                                   the shareholder becomes the       outstanding voting stock,
                                   holder of at least 90% of the     excluding shares held by the
                                   voting stock of the               interested stockholder.
                                   corporation, excluding for
                                   purposes of determining the     A corporation can elect not to
                                   number of shares outstanding,   be governed by Section 203;
                                   those shares owned by (i)       however, Merger Sub has not made
                                   persons who are directors or    this election and is, therefore,
                                   officers, their affiliates or   governed by Section 203.
                                   associates, (ii) subsidiaries
                                   of the corporation, and (iii)
                                   specific employee benefit
                                   plans, and the business
                                   combination was approved by
                                   the shareholders of the
                                   corporation by holders of a
                                   majority of the stock entitled
                                   to vote on the transaction
                                   (with the number of shares
                                   outstanding calculated as
                                   above and further excluding
                                   shares held by the interested
                                   shareholder).

                                           CROWN CRAFTS                       MERGER SUB
                                           ------------                       ----------
                                 The business combination
                                 requirements under the GBCC do
                                 not apply to a corporation
                                 unless the corporation's bylaws
                                 otherwise provide. The bylaws of
                                 Crown Crafts specifically state
                                 that the GBCC's business
                                 combination requirements shall
                                 apply to Crown Crafts.

CONVERSION OF SECURITIES IN THE MERGER

     Each share of Crown Crafts Series A common stock outstanding immediately prior to the merger will be converted, by reason of the merger, pursuant to the certificate of ownership and merger and without any action by the holder thereof, into the right to receive one share of Merger Sub Series A common stock, and the shares of Merger Sub Series A common stock outstanding immediately prior to the merger will be cancelled and returned to the status of authorized but unissued shares of Merger Sub Series A common stock.

     Upon completion of the merger, Crown Crafts' outstanding options will be assumed by Merger Sub and will provide their holders the right to purchase Merger Sub common stock, at the same one-for-one conversion rate.

TRADING ON OTC BULLETIN BOARD

     The Company's Series A common stock is presently traded on the OTC Bulletin Board under the symbol "CRWS." Following the merger, the Series A common stock of Merger Sub will continue to be traded without interruption on the OTC Bulletin Board under the same symbol.

EXCHANGE OF CERTIFICATES

     At the effective time of the merger, holders of certificates representing Crown Crafts Series A common stock will cease to have any rights with respect to such shares and each such certificate will be deemed to evidence the right to receive one share of Merger Sub Series A common stock. The stock transfer books of Crown Crafts will be closed at the close of business on the business day immediately preceding the effective time, and the holders of record of Crown Crafts Series A common stock as of the effective time will be the holders of record of Merger Sub Series A common stock immediately after the effective time.

     As soon as practicable after the effective time, Merger Sub will furnish a letter of transmittal to shareholders for use in exchanging their stock certificates, which will contain instructions with respect to the surrender of Crown Crafts Series A common stock certificates and the distribution of Merger Sub Series A common stock certificates. The Company's shareholders should not send in certificates until they receive the letter of transmittal.

     The Company's shareholders who fail to exchange their Crown Crafts Series A common stock certificates on or after the effective time by surrendering such certificates, together with a properly completed letter of transmittal, to an exchange agent designated by Crown Crafts and Merger Sub, will not receive certificates representing their Merger Sub Series A common stock. Any dividends declared or distributions made on shares of Merger Sub Series A common stock which such holders have a right to receive will be retained by Merger Sub until such holders surrender their Crown Crafts Series A common stock certificates in exchange for Merger Sub Series A common stock certificates or until paid to a public official pursuant to applicable abandoned property, escheat or similar laws. No interest will accrue or be payable with respect to any dividends or distributions retained on unissued Merger Sub Series A common stock certificates. In no event will the exchange agent, Crown Crafts or Merger Sub be liable to any holder of Crown Crafts Series A common stock for dividends or distributions on shares of Merger Sub Series A common stock delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     After the effective time, there shall be no transfers on the stock transfer books of Crown Crafts of the shares of Crown Crafts Series A common stock which were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares of Crown Crafts Series A common stock are presented for transfer, no transfer shall be effected on the stock transfer books of Merger Sub with respect to such shares and no certificate shall be issued representing the shares of Merger Sub Series A common stock exchangeable for such shares of Crown Crafts Series A common stock unless and until the Crown Crafts Series A common stock certificate representing such shares of Crown Crafts Series A common stock is delivered to the exchange agent together with a properly completed letter of transmittal, or the documents required by Merger Sub and the exchange agent in their discretion. In addition, it will be a condition to the issuance of any certificate for any shares of Merger Sub Series A common stock in a name other than the name in which the surrendered Crown Crafts Series A common stock certificate is registered, that the person requesting the issuance of such certificate either pay to the exchange agent any transfer or other taxes required by reason of the issuance of a certificate of Merger Sub Series A common stock in a name other than the registered holder of the certificate surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

ACCOUNTING TREATMENT OF THE MERGER

     Upon completion of the merger, all assets and liabilities of the Company will be transferred to Merger Sub at historical cost.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the opinion, based upon a requested officer's certificate from Crown Crafts, of Rogers & Hardin LLP, counsel to Crown Crafts, as to the material federal income tax consequences of the merger to the holders of Crown Crafts Series A common stock, Crown Crafts and Merger Sub. This discussion is qualified in its entirety by reference to, and is based upon, laws, regulations, rulings and decisions now in effect, all of which are subject to change, and such changes may or may not be retroactive. This discussion does not discuss all aspects of federal income taxation that may be relevant to a particular shareholder or to certain types of shareholders that are subject to special treatment under the federal income tax laws such as banks, insurance companies, tax-exempt organizations, dealers in securities, shareholders who received Crown Crafts Series A common stock as compensation or upon the exercise of options received as compensation, shareholders who hold Crown Crafts Series A common stock as part of a hedge, straddle or conversion transaction, or foreign taxpayers, or any aspect of state, local or foreign tax laws. This discussion only applies to shareholders who hold Crown Crafts Series A common stock and will hold Merger Sub Series A common stock as a capital asset. There can be no assurance that the IRS will not take a contrary view with respect to any of the items discussed herein, and no ruling from the IRS has been or will be sought.

     EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.

     Tax-Free Reorganization. The merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     Holders of Crown Crafts Series A Common Stock. As a result of the merger, the holders of Crown Crafts Series A common stock will:

     - recognize no gain or loss upon the receipt of Merger Sub Series A common stock in exchange for their Crown Crafts Series A common stock;

     - have an initial tax basis in Merger Sub Series A common stock received that is the same as their adjusted tax basis in Crown Crafts Series A common stock exchanged therefor; and

     - have a holding period for Merger Sub Series A common stock received that includes their holding period for their Crown Crafts Series A common stock exchanged therefor.

     No opinion is expressed as to any compensation income that might be realized by any shareholders or option holders of Crown Crafts in respect of their shares of Crown Crafts, whether vested or unvested, as a consequence of the merger.

     Crown Crafts and Merger Sub. Neither Crown Crafts nor Merger Sub will recognize any taxable gain or loss as a result of the merger.

                       CHAPTER TWO -- THE ANNUAL MEETING

DATE, TIME, PLACE AND PURPOSE OF THE ANNUAL MEETING

     The annual meeting of the Company's shareholders will be held at the Company's executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on November 6, 2003, at 10:00 a.m., central standard time.

     The annual meeting is being held for the following purposes:

          (i) to consider and vote upon a proposal to approve and adopt the certificate of ownership and merger pursuant to which Crown Crafts will merge with and into Merger Sub (see the section entitled "Chapter
     One -- The Merger");

          (ii) to elect three members of the board of directors to hold office for a three-year term or, if the merger is approved, until the merger is completed;

          (iii) to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company or, in the event the merger is approved, as the independent auditors of Merger Sub, in each case for the fiscal year ending March 28, 2004;

          (iv) to ratify director and officer indemnification agreements; and

          (v) to transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

RECORD DATE; OUTSTANDING SHARES; SHARES ENTITLED TO VOTE

     Only holders of record of Crown Crafts Series A common stock at the close of business on the record date, September 2, 2003, are entitled to notice of and
to vote at the annual meeting. As of the record date, there were      shares of
Crown Crafts Series A common stock outstanding and entitled to vote at the
annual meeting, held by approximately      holders of record. A list of the
Company's shareholders will be available for review at the Company's executive offices during regular business hours for a period of ten days before the annual meeting. Each holder of Crown Crafts Series A common stock is entitled to one vote for each share of Crown Crafts Series A common stock he or she owned as of the record date.

QUORUM AND VOTE REQUIRED

     A quorum of shareholders is necessary to hold a valid annual meeting. The presence, in person or by proxy, of shares of Crown Crafts Series A common stock representing a majority of shares of Crown Crafts Series A common stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker "non-votes," discussed below, count as present for establishing a quorum.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Crown Crafts Series A common stock entitled to vote at the annual meeting is required to approve and adopt the certificate of ownership and merger. The affirmative vote of the holders of a majority of the shares of the Company's Series A common stock present or represented by proxy at the annual meeting is required to ratify the director and officer indemnification agreements and the appointment of Deloitte & Touche LLP. Directors are elected by a plurality of the votes cast, which means the three nominees who receive the largest number of properly cast votes will be elected as directors of Crown Crafts.

     As of the record date for the annual meeting, the Company's directors and executive officers as a group beneficially owned and were entitled to vote
approximately        shares of the Company's Series A common stock, or
approximately   % of the outstanding shares of the Company's Series A common
stock on that date. This amount excludes approximately        shares of the
Company's Series A common stock held by the spouses of certain officers and directors of Crown Crafts; these officers and directors disclaim beneficial ownership of such shares.

VOTING; PROXIES; REVOCATION

     You may vote by proxy or in person at the annual meeting.

     Voting in Person. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the record holder of the shares authorizing you to vote at the annual meeting.

     Voting by Proxy. You should vote your proxy even if you plan to attend the annual meeting. You can always change your vote at the annual meeting. Voting instructions are included on your proxy card. If you properly grant your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. If no instructions are indicated on a properly executed proxy card or voting instruction, the shares will be voted "for" the election of all of the director nominees and approval of each of the other proposals, including the adoption and approval of the certificate of ownership and merger.

     If other matters properly come before the annual meeting, the shares represented by proxies will be voted, or not voted, by the individuals named in the proxies in their discretion. No proxy that is voted against approval of the certificate of ownership and merger will be voted in favor of any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

     You may submit your proxy through the mail by completing your proxy card, and signing, dating and returning it in the enclosed, pre-addressed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated.

     If you are not the record holder of your shares, you must provide the record holder of your shares with instructions on how to vote your shares. The bank, broker or other nominee holding your shares may allow you to deliver your voting instructions by telephone or over the Internet. Shareholders whose shares are held by a bank, broker or other nominee should refer to their voting instruction card forwarded by the bank, broker or other nominee holding their shares.

     Revocation of Proxy. You may revoke your proxy at any time before it is voted at the annual meeting by:

     - delivering to the Secretary of Crown Crafts a signed notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

     - granting a new proxy, relating to the same shares and bearing a later date; or

     - attending the annual meeting and voting in person.

     If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

     Written notices of revocation and other communications with respect to the revocation of Crown Crafts proxies should be addressed to:

        Crown Crafts, Inc.
        P.O. Box 1028
        Gonzales, Louisiana 70707
        Attention: Corporate Secretary

     Abstentions and Broker Non-Votes. Shares of Crown Crafts Series A common stock held by persons attending the annual meeting but not voting, and shares of Crown Crafts Series A common stock for which the Company has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Abstentions will not be counted as votes cast at the annual meeting for purposes of determining whether shareholder approval of the certificate of ownership and merger has been obtained and, therefore, will have the same effect as voting against the merger. However, because directors are elected by a plurality of votes cast, abstentions will not be counted in determining which nominees received the largest number of votes cast. In addition, because the ratification of the director and officer indemnification agreements requires the affirmative vote of a majority of the shares of Crown Crafts Series A common stock present or represented by proxy at the annual meeting, abstentions will have the same effect as votes against the ratification of the indemnification agreements.

     Shares represented by proxies that reflect a broker "non-vote" will be counted for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. Broker non-votes will not be counted as votes cast at the annual meeting for purposes of determining whether shareholder approval of the certificate of ownership and merger has been obtained and, therefore, will have the same effect as voting against the merger. However, because directors are elected by a plurality of votes cast, broker non-votes will not be counted in determining which nominees received the largest number of votes cast. In addition, because the ratification of the director and officer indemnification agreements requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the annual meeting, broker non-votes will have the same effect as votes against the ratification of the indemnification agreements.

     Proxy Solicitation. Crown Crafts will bear the costs of printing and mailing this proxy statement/ prospectus, as well as all other costs incurred on behalf of the Company's board of directors in connection with its solicitation of proxies from the holders of Crown Crafts Series A common stock. Crown Crafts has retained Georgeson Shareholder Communications Inc. to assist the Company and its board of directors in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $6,500 plus expenses. In addition, directors, officers and employees of Crown Crafts and its subsidiaries may solicit proxies by mail, personal interview, telephone or telegraph without additional compensation therefor. Arrangements also will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of the Company's Series A common stock not beneficially owned by them, for forwarding such solicitation materials to and obtaining proxies from the beneficial owners of such stock entitled to vote at the annual meeting. Crown Crafts will reimburse these persons for their reasonable expenses incurred in doing so.

     Other Business; Adjournments. The Company does not expect that any matter other than the proposals presented in this proxy statement/prospectus will be brought before the annual meeting. However, if other matters are properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each shareholder entitled to vote at the meeting. The Company does not currently intend to seek an adjournment of the annual meeting.

ASSISTANCE

     If you need assistance in completing your proxy card or have questions regarding the annual meeting, please contact Olivia Woodyear, the Company's secretary and treasurer, at (225) 647-9124 or write to the following address:
P.O. Box 1028, Gonzales, Louisiana 70707.

                CHAPTER THREE -- OTHER ANNUAL MEETING PROPOSALS

                      PROPOSAL 2 -- ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The board of directors of Crown Crafts is responsible for establishing broad corporate policies of the Company and monitoring the Company's overall performance. However, in accordance with corporate legal principles, the board of directors is not involved in the Company's day-to-day operating matters. Members of the board are kept informed of the Company's business by participating in board and committee meetings, by reviewing analyses and reports provided to them by the Company and through discussions with the chairman of the board and other officers of the Company.

ELECTION OF DIRECTORS

     Pursuant to the bylaws of the Company, the board of directors has fixed its membership at eight directors. The board of directors is dividend into three classes of directors, with each class consisting of three members, except Class III, which consists of two members. One class of directors is elected to serve three-year terms at each annual meeting of the Company's shareholders. At this year's annual meeting of shareholders, three Class II directors will be elected to hold office until the 2006 annual meeting, unless the merger is approved, in which case the Class II directors will hold office until the merger is completed.

     The board of directors unanimously nominated Sidney Kirschner, Zenon S. Nie and William P. Payne as Class II nominees for election to the board of directors. Each of these nominees presently serves on the board of directors of the Company.

     The proxy holder intends to vote "for" the election of the named nominees unless you have specifically indicated by proper proxy that your shares should be withheld from voting for any or all of these nominees. If at the time of the annual meeting of shareholders any nominee is unavailable or unwilling to serve as a director, the proxies will be voted for the remaining nominees and for any other person designated by the board of directors as a nominee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors unanimously recommends a vote FOR each of the Class II nominees.

CLASS II NOMINEES

     The following persons are the nominees for Class II directorships with terms ending in 2006, unless the merger is approved, in which event such directors will serve until the merger is completed.

                                                                    DIRECTOR
NAME                                                          AGE    SINCE
----                                                          ---   --------
Sidney Kirschner............................................  68      2001
Zenon S. Nie................................................  52      2001
William P. Payne............................................  55      2001

     Sidney Kirschner has been Chairman of the Board, President and Chief Executive Officer of Northside Hospital, Atlanta, Georgia since 1992. He is a member of the Board of Directors of Superior Uniforms, Inc.

     Zenon S. Nie is Chairman of the Board, President and Chief Executive Officer of the C.E.O. Advisory Board, a management consulting firm he founded in 2001. From 1993 to 2000, he was Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of Simmons Company, a manufacturer and distributor of mattresses.

     William P. Payne has been a partner of Gleacher Partners LLC, an investment banking firm, since 2000. From 1998 to 2000, he was a Director of Healtheon/WebMD Corporation and Vice Chairman and Director of Premiere Technologies, Inc., and was involved in web-based communications businesses. From 1997 to 1998,

                                      III-1
he was Vice Chairman of Nations Bank. From 1991 to 1997, he was President and Chief Executive Officer of the Atlanta Committee for the Olympic Games and an officer of Atlanta Centennial Olympic Properties. He is a member of the Board of Directors of Anheuser-Busch, Inc., Cousins Properties Incorporated, ILD Telecommunications, Inc., Jefferson Pilot Corporation, and The Commerce Club; a member of the Board of Trustees of the University of Georgia Foundation; and a member of the Board of Governors of the Georgia World Congress Center Authority.

CONTINUING DIRECTORS

     The following persons are our Class I directors and Class III directors, with terms ending in 2004 and 2005, respectively. In the event the merger is approved, the following directors will continue to serve until the merger is completed.

NAME                                AGE        POSITION WITH COMPANY       SINCE   CURRENT TERM
----                                ---        ---------------------       -----   ------------
CLASS I
  E. Randall Chestnut.............  55    President, Chief Executive       2001    Through 2004
                                          Officer and Chairman of the
                                          Board
  William T. Deyo, Jr. ...........  58    Director                         2001    Through 2004
  Steven E. Fox...................  57    Director                         2001    Through 2004
CLASS III
  Donald Ratajczak................  60    Director                         2001    Through 2005
  James A. Verbrugge..............  62    Director                         2001    Through 2005

     E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. Since then, he has been an executive of the Company and in July 2001 he was elected President, Chief Executive Officer and Chairman of the Board.

     William T. Deyo, Jr. has been a principal of Goddard Investment Group, LLC, a real estate investment firm, since 2000. He was Executive Vice President of NAI/Brannen Goddard Company, a real estate brokerage firm, from 1999 to 2000. From 1966 to 1999, he held various positions with Wachovia Bank in Atlanta, Georgia, serving last as Executive Vice President. Mr. Deyo also is Chairman of the Board of Fulton County (Georgia) Hospital Authority and a past member of the Board of Directors of the Center for Visually Impaired Foundation.

     Steven E. Fox is a partner in the law firm of Rogers & Hardin LLP, where he has practiced since 1976. He is a member of the Board of Directors of Athens Olympic Broadcasting S.A.

     Dr. Donald Ratajczak is a consulting economist and the former Chairman and Chief Executive Officer of Brainworks Ventures, Inc., an enterprise development company he founded in 2000. He is also Regent's Professor Emeritus and Robinson Fellow of the Robinson College of Business at Georgia State University and a consulting economist with Morgan Keegan and Co. From 1997 to 2000, he was Regent's Professor of Economics at Georgia State University, and from 1973 to 1997, he was a Professor or Associate Professor in that department. He was also the founder and Director of the Economic Forecasting Center at Georgia State University from 1973 to 2000. He is a member of the Board of Directors of Ruby Tuesday, Inc., Assurance America, TBC Corporation and Regan Holdings, and is also a Trustee of the CIM High Yield Fund.

     Dr. James A. Verbrugge is Emeritus Professor of Finance in the Terry College of Business at the University of Georgia. He is also the Director of the Center for Strategic Risk Management at the University of Georgia. From 1976 to 2001, he was the Chairman of the Department of Banking and Finance in the Terry College of Business, and he held the Chair of Banking from 1992-2002. He is a member of the Board of Directors of eResource Capital Group, Inc. and also serves on the boards of two private companies.

                                      III-2

BOARD COMMITTEES AND MEETINGS

     Currently, the board of directors has two standing committees: the audit committee and the compensation committee. Committee membership and the responsibilities assigned by the board of directors to each of the committees are briefly described below.

     The board of directors met six times during the fiscal year ended March 30, 2003. The audit committee and the compensation committee have each adopted the practice of meeting periodically without members of Company management present. The audit committee met two times during the fiscal year ended March 30, 2003, and the compensation committee met once during the fiscal year ended March 30, 2003. In addition, the chairman of the audit committee met with the Company's independent accountants four times during the fiscal year ended March 30, 2003. Each director attended at least 75% of the total number of board and committee meetings of which he was a member and eligible to attend in fiscal year 2003.

  AUDIT COMMITTEE

     The primary purposes and general duties of the audit committee are set forth in the committee's charter and include: monitoring the independence, performance and qualifications of the Company's independent accountants; overseeing the Company's financial disclosures and reporting, including reviewing with Crown Crafts management and the independent accountants issues relating to the quality and integrity of the Company's consolidated financial statements and the related portions of periodic reports and other public disclosures; reviewing with Crown Crafts management and the independent accountants the adequacy of the Company's internal controls and internal audit procedures; and reviewing with Crown Crafts management and the independent accountants any material arrangements of the Company that do not appear on the Company's financial statements and any significant or unusual transactions or dealings with parties who are related to the Company. Other specific duties of the committee include overseeing, appointing and terminating, as appropriate, as well as approving, all services performed by, the independent accountants of Crown Crafts.

     The audit committee currently consists of Drs. Ratajczak (Chairman) and Verbrugge and Messrs. Deyo and Kirschner.

  COMPENSATION COMMITTEE

     The main purpose of the compensation committee is to establish, administer and review the Company's total compensation and benefits policies and programs for the Company's executives. In particular, the committee monitors and reviews the design and implementation of the Company's compensation and incentive plans and reviews, approves and recommends corporate goals and objectives for, and employment and compensation arrangements with, Company executives. Additionally, the compensation committee makes recommendations to the board of directors and shareholders of the Company, as appropriate, regarding incentive compensation plans and equity-based plans and provides oversight of the Company's retirement, welfare and other benefits plans.

     The compensation committee currently consists of Messrs. Nie (Chairman), Fox and Payne.

DIRECTORS' COMPENSATION

     Directors, other than employee directors who are not compensated for their duties as directors, are compensated in two forms: cash and stock options. On July 23, 2001, each director also received an initial grant of 5,000 shares of Common Stock.

     Each director is paid an annual cash retainer of $20,000 and committee chairmen are paid an additional $4,500 annual cash retainer. Each director also receives a cash fee of $2,000 for each board meeting attended and for each committee meeting held other than in conjunction with a board meeting. For each committee meeting that is held in conjunction with a board meeting, each committee member receives a cash fee of $1,000.

                                      III-3

     Each director receives an option grant to purchase 2,000 shares of the Company's Series A common stock each year on the day after the Company's annual meeting of shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the common stock of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended March 30, 2003, all of the Company's officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                                    AGE           POSITION WITH COMPANY
----                                    ---           ---------------------
E. Randall Chestnut(1)................  55    Chairman of the Board, President and
                                              Chief Executive Officer
Amy Vidrine Samson(2).................  42    Vice President and Chief Financial
                                              Officer
Nanci Freeman(3)......................  45    President and Chief Executive Officer,
                                              Crown Crafts Infant Products, Inc.

---------------

(1) Information about the business experience of Mr. Chestnut is set forth under "Proposal 2 -- Election of Directors" above.

(2) Ms. Samson joined the Company on July 23, 2001 as Vice President and Chief Financial Officer. Before joining the Company, she had served, since 1995, as Vice President of Finance and Operations of Hamco, Inc., a wholly owned subsidiary of the Company.

(3) Ms. Freeman joined Red Calliope in 1976 and became President and Chief Executive Officer in 1997. When Red Calliope and Noel Joanna merged in 1999 to become Crown Crafts Infant Products, Inc., Ms. Freeman became President and Chief Executive Officer of the combined company, a wholly owned subsidiary of the Company.

     Subject to the terms of applicable employment agreements, each executive officer of the Company is elected or appointed by the board and holds office until such officer's successor is elected or until such officer's death, resignation or removal.

AUDIT COMMITTEE REPORT

     The audit committee of the Company's board of directors is comprised of four directors, all of whom are independent within the meaning of the rules of the National Association of Securities Dealers, Inc. The main function of the audit committee is to ensure that effective accounting policies are implemented and that internal controls are in place to deter fraud, anticipate financial risks and promote accurate and timely disclosure of financial and other material information to the public markets, the board and the shareholders. The audit committee also reviews and recommends to the board the approval of the annual financial statements and provides a forum, independent of management, where the Company's auditors can communicate any issues of concern. In performing all of these functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and independent auditors, which, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

                                      III-4

     The audit committee has adopted a formal, written charter, a copy of which is attached hereto as Appendix E, which has been approved by the full board and which specifies the scope of the audit committee's responsibilities and how it should carry them out. In response to recently-enacted Federal legislation and final and proposed SEC rules and regulations concerning new corporate governance standards with respect to audit committees, the audit committee intends to review and reassess the adequacy of its charter and recommend to the board for its approval proposed changes to the charter.

     The audit committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 30, 2003, with the Company's management. The audit committee has discussed with Deloitte & Touche LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee has discussed the independence of Deloitte & Touche LLP with that firm.

     Based on the review and discussions with the Company's auditors for the fiscal year ended March 30, 2003, the audit committee recommended to the board that the financial statements be included in the Company's Annual Report on Form 10-K.

     This Report has been provided by the audit committee:

                                          Dr. Donald Ratajczak, Chairman
                                          William T. Deyo, Jr.
                                          Sidney Kirschner
                                          Dr. James Verbrugge

     Pursuant to the regulations of the SEC, this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

  SUMMARY OF EXECUTIVE COMPENSATION

     The following table shows the compensation during the fiscal year ended March 30, 2003 and the two immediately preceding fiscal years of the Company's chief executive officer and its other executive officers whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                    -----------------------
                                              ANNUAL COMPENSATION   RESTRICTED   SECURITIES
                                     FISCAL   -------------------     STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY    BONUS(1)   AWARDS(2)    OPTIONS(#)   COMPENSATION
---------------------------          ------   --------   --------   ----------   ----------   ------------
E. Randall Chestnut................   2003    $363,000   $210,000    $   -0-          -0-         $-0-
  Chairman of the Board, President    2002     332,000    445,000     67,000          -0-          -0-
  and Chief Executive Officer         2001     300,000        -0-        -0-       35,000          -0-
Amy Vidrine Samson.................   2003    $166,000   $ 64,000    $   -0-          -0-         $-0-
  Vice President and Chief            2002     149,000     75,000     16,000          -0-          -0-
  Financial Officer                   2001     100,000     32,000        -0-        5,000          -0-
Nanci Freeman......................   2003    $233,000   $ 95,000    $   -0-          -0-         $-0-
  President and Chief Executive       2002     220,000    122,000     23,000          -0-          -0-
     Officer,
  Crown Crafts Infant Products,       2001     213,000      2,000        -0-       10,000          -0-
     Inc.

---------------

(1) Bonuses for fiscal year 2002 included retention bonuses funded in November 2000 in conjunction with the sale of a division of the Company. The following retention bonus amounts were paid during fiscal 2002 as

                                      III-5
    the executives were required to be employed through specified time periods:
    Mr. Chestnut -- $225,000; Ms. Samson -- $10,000 and Ms. Freeman -- $32,000.

(2) At March 30, 2003, Mr. Chestnut, Ms. Samson and Ms. Freeman held 420,000, 100,000 and 150,000 restricted shares of Series A common stock, respectively, with a value of $193,000, $46,000 and $69,000, respectively. All of these shares are fully vested. The Company does not expect to pay dividends on these shares.

  EMPLOYMENT AGREEMENTS

     Mr. Chestnut has a Severance Protection Agreement for a one-year term renewable annually, unless either party notifies the other timely of non-renewal, providing for payment of three times his compensation, acceleration of vesting of stock awards, repurchase by the Company of shares acquired on the exercise of stock options if he so elects, a cash payment sufficient to relieve him of any tax liability resulting from excise taxes on the payments to him, and other benefits if his employment is terminated within 12 months of a Change in Control, as defined in the Severance Protection Agreement, and such termination is without Cause or for Good Reason, as defined in the Severance Protection Agreement.

     Mr. Chestnut, Ms. Samson and Ms. Freeman each have an employment agreement through March 31, 2005, in the case of Mr. Chestnut, and through March 31, 2004, in the case of Ms. Samson and Ms. Freeman, which automatically renews on a monthly basis thereafter unless either party to such agreement gives the other party to such agreement one year's advance notice of non-renewal. Each agreement provides for annual salary and performance bonuses, as well as other benefits, including a restricted stock award of 420,000 shares of Series A common stock to Mr. Chestnut, 100,000 shares of Series A common stock to Ms. Samson and 150,000 shares of Series A common stock to Ms. Freeman. If the Company terminates Mr. Chestnut's employment without Cause, as defined in his employment agreement, or Mr. Chestnut terminates his employment for Good Reason, as defined in his employment agreement, then Mr. Chestnut will be entitled to be paid the amounts provided in his Severance Protection Agreement. If the Company terminates the employment of either Ms. Samson or Ms. Freeman without Cause, as defined in their respective employment agreements, or either Ms. Samson or Ms. Freeman terminates her employment for Good Reason, as defined in their respective employment agreements, then Ms. Samson or Ms. Freeman, as the case may be, will be entitled to her compensation for the greater of the remaining term of the agreement or one year. If there is a Change in Control, as defined in each employment agreement, Mr. Chestnut, Ms. Samson and Ms. Freeman may, within 90 days, elect to terminate employment and receive the foregoing benefits. The employment agreements each contain one-year post-employment non-competition provisions and provide for a continuity of compensation during that period if termination of employment was without Cause or for Good Reason.

  OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to stock options held by the Named Executive Officers, at March 30, 2003. No options were granted to or exercised by the Named Executive Officers during fiscal 2003.

                                                                NUMBER OF       VALUE OF
                                                               SECURITIES      UNEXERCISED
                                                               UNDERLYING     IN-THE-MONEY
                                                               OPTIONS AT      OPTIONS AT
                                                                 3/30/03       3/30/03(1)
                                                              EXERCISABLE/    EXERCISABLE/
NAME AND PRINCIPAL POSITION                                   UNEXERCISABLE   UNEXERCISABLE
---------------------------                                   -------------   -------------
E. Randall Chestnut, Chairman of the Board, President and
  Chief Executive Officer...................................    35,000/0          $0/$0
Amy Vidrine Samson, Vice President and Chief Financial
  Officer...................................................     8,500/0          $0/$0
Nanci Freeman, President and Chief Executive Officer, Crown
  Crafts Infant Products, Inc. .............................    20,000/0          $0/$0

                                      III-6

---------------

(1) Value is equal to the difference between the March 30, 2003 closing price of the Series A common stock and the exercise price, which is equal to the closing price on the date of grant.

  EQUITY COMPENSATION PLANS

     The following table sets forth information regarding shares of the Company's Series A common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of the Company's existing equity compensation plans, as of March 30, 2003.

                                 NUMBER OF SECURITIES                           NUMBER OF SECURITIES
                                     TO BE ISSUED         WEIGHTED-AVERAGE      REMAINING AVAILABLE
                                   UPON EXERCISE OF      EXERCISE PRICE OF      FOR FUTURE ISSUANCE
                                 OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,        UNDER EQUITY
PLAN CATEGORY                    WARRANTS AND RIGHTS    WARRANTS AND RIGHTS      COMPENSATION PLANS
-------------                    --------------------   --------------------    --------------------
EQUITY COMPENSATION PLANS
  APPROVED BY SECURITY HOLDERS:
  Amended 1995 Stock Option
     Plan......................        524,550                 $1.28                 1,112,937(1)
EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY HOLDERS:
  Restricted Stock Plan........             --                    --                    81,000(2)

---------------

(1) Subsequent to March 30, 2003, the Company amended the Amended 1995 Stock Option Plan to reduce the number of shares that may be issued under the plan from 1,930,000 to 1,292,513. This, in turn, reduced the number of securities available for future issuance to 475,450.

(2) The 81,000 securities remaining available at March 30, 2003 were issued subsequent to fiscal 2003 year end.

REPORT OF THE COMPENSATION COMMITTEE

     This report of the compensation committee sets forth the compensation committee's compensation policies applicable to the Company's chief executive officer and its other executive officers.

     The composition of the compensation committee changed as of July 23, 2001, and it is currently comprised of three non-employee directors: Messrs. Nie, Fox and Payne. No current member of the compensation committee has ever been an employee of the Company or any of its subsidiaries, and none is eligible to participate in any of the compensation plans that the compensation committee administers other than the Company's Amended 1995 Stock Option Plan, under which each director receives an option grant to purchase 2,000 shares of the Company's Series A common stock each year on the day after the Company's annual meeting of shareholders. The compensation committee has overall responsibility to review, monitor and recommend compensation plans to the board for approval. In reviewing and approving executive compensation for key executives other than the chief executive officer, the committee reviews recommendations from the chief executive officer.

  POLICY AND OBJECTIVES

     The fundamental philosophy of the compensation program of the Company is to motivate executive officers to achieve short-term and long-term goals through incentive-based compensation and to provide competitive levels of compensation that will enable the Company to attract and retain qualified executives.

     The Company's executive compensation program consists primarily of three components. Of the three, only base salary is fixed. The other two components are incentive-based. The Executive Incentive Bonus Plan ("EIBP") provides short-term incentives based upon the Company's annual operating results, while the Company's Amended 1995 Stock Option Plan provides long-term incentives.

                                      III-7

     A key objective of the compensation committee is to assure that the total compensation of the Company's executives is competitive. To this end, the compensation committee compares the Company's executive compensation program to those of the Company's relevant competitors. In addition, the Company retained the services of a nationally-recognized compensation consulting firm in fiscal year 2002 to advise it regarding executive compensation. The consulting firm confirmed that the total compensation opportunity of the Company's executives in fiscal year 2002 was at market median levels when compared with equivalent jobs with industrial employers of comparable size.

  SHORT-TERM COMPENSATION

     Base Salary. The compensation committee targets the base salary for each executive officer, including the chief executive officer, at median market levels for comparable executives with other industrial employers. Base salaries are reviewed annually by the compensation committee. The compensation committee believes this policy is consistent with the overall philosophy as set forth above.

     Short-Term Incentives. The Company's EIBP provides executives with an opportunity for competitive short-term compensation based upon the Company's operating results for the fiscal year. The maximum amounts potentially realizable by the eligible executives are targeted to median bonus levels applicable to comparable jobs with other industrial employers and are earned only if the Company achieves 100% of its performance objective(s) for the fiscal year.

     Under the EIBP, the compensation committee meets annually to set goals and establish formulae, based upon numerous factors, including the Company's projected operating results. The formulae are generally progressive, meaning that lower levels of profitability by the Company result in a lower proportion of incentive compensation to pretax income than do higher levels of profitability. The compensation committee has reserved the right to alter the formulae at any time to reflect changing conditions.

     The total short-term compensation, which includes base salary and bonuses under the EIBP, provides the executive officers of the Company the opportunity to be compensated at levels similar to equivalent jobs with other industrial employers at comparable levels of corporate financial performance. The Company's earnings in fiscal year 2003 were above the minimum level required to earn incentive compensation.

  LONG-TERM COMPENSATION

     The Company's compensation program includes long-term compensation in the form of periodic grants of stock options. The granting of stock options is designed to link the interests of the executives with those of the shareholders as well as to retain key executives. Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company's stock and will provide value only if the price of the Company's stock increases after the stock option becomes exercisable and before it expires.

     Long-term compensation is offered only to those key employees who can make an impact on the Company's long-term performance. In fiscal year 2002, restricted stock grants were awarded to Mr. Chestnut, Ms. Samson, Ms. Freeman and 13 other individuals who were involved in the restructuring of the Company. The Company awarded 40,500 shares of restricted stock to each of Ms. Samson and Ms. Freeman on June 23, 2003.

  COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The compensation committee meets annually to evaluate the performance of the chief executive officer. The compensation paid in fiscal year 2003 to Mr. Chestnut was based on the factors generally applicable to compensation paid to executives of the Company as described in this Report.

     In reviewing Mr. Chestnut's short-term incentive compensation, the compensation committee reviewed and considered Mr. Chestnut's recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company's performance in fiscal year 2003. Mr. Chestnut's base salary and bonus formula for fiscal year 2003 were approved based on this review process. Mr. Chestnut's bonus formula,
                                      III-8
which was based on the Company's operating results for fiscal year 2003, resulted in a bonus earned for fiscal year 2003.

     Additionally, Mr. Chestnut's long-term compensation was determined by considering such factors as the overall long-term goals of the Company, performance trends, potential stock appreciation and actual performance, taking into consideration factors and conditions which affected that performance, both positively and negatively.

  TAX COMPLIANCE POLICY

     Certain provisions of the federal tax laws limit the deductibility of certain compensation for the chief executive officer and other executives to $1.0 million in applicable remuneration in any year. This provision has had no effect on the Company since its enactment because no officer of the Company has received $1.0 million in applicable remuneration in any year. Nonetheless, the presence of non-qualified stock options makes it theoretically possible that the threshold may be exceeded at some time in the future. In such a case, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility. Further, the compensation committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term shareholder value.

                                          Respectfully submitted:

                                          Zenon S. Nie, Chairman
                                          Steven E. Fox
                                          William P. Payne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From April 1, 2002 through March 30, 2003, the compensation committee was comprised of Messrs. Nie (Chairman), Fox and Payne. There were no compensation committee interlocks.

  CERTAIN TRANSACTIONS

     Mr. Fox, a director of the Company, is a partner in the firm of Rogers & Hardin LLP, which performed legal services for the Company in fiscal 2003 and is performing legal services for the Company in fiscal 2004 at customary rates.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, based upon publicly filed documents, regarding the beneficial ownership of the Company's common stock as of the record date by (i) each director of the Company, (ii) the current executive officers of the Company named in the Summary Compensation Table included elsewhere herein, (iii) all officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than 5% of the outstanding shares of the Company's common stock, under the rules of the SEC. An asterisk indicates beneficial ownership of less than one percent.

                                      III-9

Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power over the shares of Series A common stock beneficially held.

                                                           NUMBER OF SHARES   PERCENTAGE OF
                                                             BENEFICIALLY      OUTSTANDING
NAME                                                           OWNED(1)          SHARES
----                                                       ----------------   -------------
Michael H. Bernstein(2)..................................     1,432,243           15.1%
  c/o Jerry Sims, Esq
  Sims Moss Kline & Davis LLP
  Three Ravinia Drive, Suite 1700
  Atlanta, Georgia 30346
Wynnefield Capital, Inc. ................................     1,395,535           14.7%
  450 Seventh Avenue, Suite 509
  New York, New York 10123
Elizabeth Fishman(3).....................................       749,230            7.9%
  c/o Jerry Sims, Esq
  Sims Moss Kline & Davis LLP
  Three Ravinia Drive, Suite 1700
  Atlanta, Georgia 30346
Dimensional Fund Advisors................................       565,560            6.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
E. Randall Chestnut(4)...................................       461,103            4.8%
Amy Vidrine Samson(5)....................................       149,112            1.6%
Nanci Freeman(6).........................................       220,810            2.3%
William T. Deyo, Jr.(7)..................................         5,667              *
Steven E. Fox(7).........................................         5,667              *
Sidney Kirschner(7)......................................         5,667              *
Zenon S. Nie(7)..........................................         5,667              *
William P. Payne(7)......................................         5,667              *
Dr. Donald Ratajczak(7)..................................         5,667              *
Dr. James A. Verbrugge(7)................................         5,667              *
All officers and directors as a group (10 persons).......       870,694            9.1%

---------------

(1) The number of shares beneficially owned and the percentage of ownership includes all options to acquire shares of Series A common stock that may be exercised within 60 days of June 23, 2003.

(2) Includes 647,064 shares of Series A common stock owned individually by Mr. Bernstein, 98,912 shares held by Mr. Bernstein as custodian or trustee for his minor children as to which he disclaims beneficial ownership, 82,236 shares held by the Bernstein Family Foundation, a charitable foundation for which Mr. Bernstein acts as trustee, 421,031 shares held in the estate of Phillip Bernstein for which Mr. Bernstein is co-executor together with his sister, 118,000 shares owned by Inez Bernstein for which Mr. Bernstein holds power of attorney together with his sister, and 65,000 shares owned by a trust for which Mr. Bernstein is a trustee.

(3) Includes 150,199 shares of Series A common stock owned individually, 421,031 shares held in the estate of Phillip Bernstein for which Ms. Fishman is co-executor together with her brother, 118,000 shares owned by Inez Bernstein for which Ms. Fishman holds power of attorney together with her brother, and 60,000 shares owned by a trust for which Ms. Fishman is a trustee.

(4) Includes 426,103 shares of Series A common stock owned individually by Mr. Chestnut and options to purchase 35,000 shares of Series A common stock.

(5) Includes 140,612 shares of Series A common stock owned individually by Ms. Samson and options to purchase 8,500 shares of Series A common stock.

                                      III-10

(6) Includes 190,500 shares of Series A common stock owned individually by Ms. Freeman, 10,250 shares owned by her husband, 60 shares held by her children, and options to purchase 20,000 shares of Series A common stock.

(7) Includes 5,000 shares of Series A common stock owned individually and options to purchase 667 shares of Series A common stock.

PERFORMANCE GRAPH

     The Performance Graph set forth below compares the cumulative total shareholder return on $100 invested in the Company's Series A common stock for the five-year period ended March 30, 2003, with the cumulative total return on the same investment in the Standard & Poor's 500 Stock Index and a peer group index over the same period. The graph assumes all dividends were reinvested.

     The peer group consists of OshKosh B'Gosh, Inc., The First Years, Inc., Westpoint Stevens, Inc. and Burlington Industries, Inc. The cumulative total shareholder return on the following graph is not necessarily indicative of future shareholder return.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          Among Crown Crafts, Inc., the S&P 500 Index and a Peer Group

                                    (GRAPH)

--------------------------------------------------------------------------------
                        3/98      3/99      3/00      3/01      3/02      3/03
--------------------------------------------------------------------------------
 Crown Crafts, Inc.    100.00     24.26      6.55      1.94      2.24      2.34
 S&P 500               100.00    118.46    139.72    109.43    109.69     82.53
 Peer Group            100.00     76.80     54.71     39.30     27.75     16.69


* $100 invested on 3/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

               PROPOSAL 3 -- RATIFICATION OF DIRECTOR AND OFFICER
                           INDEMNIFICATION AGREEMENTS

INTRODUCTION

     Pursuant to authority granted by the Company's board, Crown Crafts has entered into separate indemnification agreements (the "Georgia indemnification agreements"), each in the form attached hereto as Appendix F, with each of its directors and officers. Additionally, Merger Sub, pursuant to the authority granted by its board of directors, has also entered into separate indemnification agreements (the "Delaware indemnification agreements"), each in the form attached hereto as Appendix G, with each of its directors and officers. Together, the Delaware indemnification agreements and the Georgia indemnification agreements are referred to in this document as the "indemnification agreements." The nominees of the Crown Crafts board as set forth in the proposal to elect directors are also the members of the board of directors of Merger Sub. In this
                                      III-11
proposal, the shareholders are asked to ratify both the Georgia indemnification agreements and the Delaware indemnification agreements. If the merger of Crown Crafts with and into Merger Sub is approved by the shareholders of Crown Crafts at the annual meeting, the Delaware indemnification agreements will govern the extent to which Merger Sub, as the surviving corporation in the merger, indemnifies its officers and directors once the merger becomes effective. If the merger is not approved by the shareholders at the annual meeting, the Georgia indemnification agreements will continue to govern the extent to which the Company indemnifies its officers and directors.

     The Crown Crafts board believes that the indemnification agreements are in the best interests of Crown Crafts and its shareholders. In the view of the Crown Crafts board: (i) it is important for Crown Crafts to continue to retain and attract responsible and well-qualified individuals to serve as its directors and officers; (ii) the Company's ability to do so is threatened by the increasing reluctance of qualified directors and officers to assume such positions due to the increased risk of personal liability caused by a growing risk of litigation directed against corporate directors and officers generally and by the increasingly adverse market for directors' and officers' liability insurance, in which available coverage is more limited than in the past and the cost of such insurance has increased substantially; and (iii) the indemnification agreements will enhance the Company's ability to retain and attract such well-qualified directors and officers.

     Although shareholder approval of the Delaware indemnification agreements and the Georgia indemnification agreements is not required by the law of either the State of Delaware or the State of Georgia, as the case may be, or by the terms of such agreements, the Crown Crafts board considers it appropriate to submit the indemnification agreements to the shareholders of Crown Crafts for their ratification because the members of the Crown Crafts board are parties to, and are, therefore, the beneficiaries of the rights contained in, the indemnification agreements. Crown Crafts believes that shareholder ratification will remove as a basis for challenging the enforceability of such agreements the fact that directors may be deemed to be interested parties under Section 144 of the DGCL (which will govern such agreements if the shareholders approve the merger) or under Section 14-2-861 of the GBCC (which currently governs such agreements and will continue to govern such agreements if the shareholders do not approve the merger). Although Crown Crafts cannot determine in advance its position with respect to any challenge to the enforceability of the indemnification agreements by a shareholder, Crown Crafts may assert shareholder approval of the indemnification agreements as a defense. In addition, a shareholder of Crown Crafts may be estopped from making a claim that the indemnification agreements are invalid if the shareholder votes in favor of ratification of the indemnification agreements at this time. The indemnification agreements are not conditioned on shareholder ratification, however, and if this proposal is not approved by the shareholders, the indemnification agreements will, nonetheless, remain in effect.

     With respect to persons who from time to time in the future become members of the board or senior officers of Crown Crafts or Merger Sub, including persons who will be or become members of the board upon shareholder approval of the merger, the Crown Crafts board anticipates that indemnification agreements will be entered into with such new directors and officers, subject to the authorization of the board, with such agreements being substantially in the form of Appendix F (if the shareholders do not approve the merger) or Appendix G (if the shareholders do approve the merger). The Crown Crafts board at present does not expect to seek shareholder approval or ratification for any such future agreements. A shareholder of Crown Crafts may be estopped from making a claim that such future agreements entered into by Crown Crafts or Merger Sub with directors and officers of Crown Crafts or Merger Sub, as the case may be, are invalid if the shareholder votes in favor of ratification of the indemnification agreements at this time.

     The indemnification agreements become effective upon the date of their execution and delivery and provide, in accordance with their terms, indemnification protection to the directors and officers who are parties thereto with respect to actions, suits and proceedings threatened or commenced before, as well as after, such date. The Crown Crafts board knows of no threatened, pending or completed action, suit or proceeding to which the indemnification agreements, or any one of them, would apply.

     Apart from the indemnification agreements, Merger Sub shall afford protection, by means of statutory indemnification and insurance, to its directors and officers.

                                      III-12

INDEMNIFICATION AND INSURANCE PROTECTION APART FROM INDEMNIFICATION AGREEMENTS

     Under the DGCL. If the shareholders of the Company approve the merger, the Company's state of incorporation will be changed from Georgia to Delaware and the statutory indemnification provisions of the DGCL will govern the indemnification of the directors and officers of Merger Sub, as the surviving corporation in the merger. Section 145 of the DGCL provides a detailed statutory framework covering indemnification of directors and officers against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors and officers as discussed previously in this proxy statement/ prospectus. Article XI of Merger Sub's certificate of incorporation and Article X of Merger Sub's bylaws each provide that Merger Sub shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Article XI of Merger Sub's certificate of incorporation and Article X of Merger Sub's bylaws (which are based upon the statutory indemnification scheme contained in Section 145 of the DGCL) provide, in effect, that a director or officer of Merger Sub (i) shall be indemnified by Merger Sub for all expenses of such litigation when such director or officer is successful on the merits, (ii) shall be indemnified by Merger Sub for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit, which is a suit by a stockholder by or in the right of Merger Sub alleging a breach by a director or officer of a duty owed to Merger Sub), even if such director or officer is not successful on the merits, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Merger Sub (and, in the case of a criminal proceeding, had no reason to believe that his or her conduct was unlawful), and
(iii) shall be indemnified by Merger Sub for expenses of a derivative suit even if such director or officer is not successful on the merits, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Merger Sub, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to Merger Sub unless a court determines that, despite such adjudication but in view of all of the circumstances, the officer or director is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination by a majority of disinterested directors, a committee of such directors, independent legal counsel or the stockholders that indemnification is proper because the applicable standard of conduct has been met. It is possible that indemnification pursuant to clause (ii) above would be authorized where a director or officer of Merger Sub has been adjudged to have been negligent or grossly negligent, if the standard specified in clause (ii) has been satisfied. The Merger Sub board may also authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such advanced amounts if it is ultimately determined that the director or officer is not entitled to be indemnified by Merger Sub.

     As permitted by the DGCL, Merger Sub intends to provide a directors' and officers' liability insurance policy similar to that provided by Crown Crafts that will cover certain liabilities of directors and officers of Merger Sub which arise out of claims based on acts or omissions in their capacity as such and for which they are not indemnified by Merger Sub.

     Under the GBCC. If the shareholders of Crown Crafts do not approve the reincorporation, the Company's state of incorporation will remain Georgia and the GBCC will continue to govern the indemnification of its officers and directors. Sections 14-2-851 and 14-2-857 of the GBCC together provide for the indemnification by a company of any director or officer of the company pursuant to a statutory framework that is substantially similar to that set forth in
Section 145 of the DGCL.

     Article VII of the Company's bylaws gives Crown Crafts the power and authority to provide indemnification to directors and officers of Crown Crafts to the fullest extent permissible under the GBCC. This portion of the Company's bylaws provides, in effect, for the indemnification or advancement of those expenses described above incurred by a person involved in a proceeding as a result of his or her service as a director of officer if the determination has been made that, with respect to the acts or omissions complained of in such proceeding, such person acted in good faith, received no improper personal benefit, and reasonably believed his or her conduct was in, or not opposed to, the best interests of the Company or, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Such determination is to be made by

                                      III-13
the disinterested directors of the board, a committee of such directors, special legal counsel or the shareholders of the Company.

     Crown Crafts currently maintains a directors' and officers' liability insurance policy, including a reimbursement policy in favor of Crown Crafts.

LIMITATIONS OF INDEMNIFICATION AND INSURANCE PROTECTION APART FROM INDEMNIFICATION AGREEMENTS

     There are, in the judgment of the Company's board, certain limitations inherent in the protection afforded to the Company's directors and officers apart from the indemnification agreements, whether Crown Crafts is incorporated in Delaware or Georgia. For instance, both Merger Sub's certificate of incorporation and bylaws and the Company's articles of incorporation and bylaws, including the indemnification provisions contained therein, are subject to amendment upon obtaining the required vote of shareholders or, as in the case of the Company's bylaws, the Crown Crafts board of directors. One of the principal purposes of the indemnification agreements is to provide the directors and officers entering into the indemnification agreements with a continuing basis for indemnification protection that cannot be made the subject of unilateral amendment or revocation. As a contracting party, each indemnified director or officer must grant his or her written consent to any amendment to his or her indemnification agreement.

     As previously mentioned, Crown Crafts maintains, and Merger Sub shall continue to maintain if the merger is approved by the shareholders, a directors' and officers' liability insurance policy, and the Crown Crafts board and the Merger Sub board each consider this policy to be an important part of the protection afforded to its directors and officers. If, and to the extent that, a director or officer is entitled to indemnification under his or her indemnification agreement for an amount not covered by the directors' and officers' liability insurance, then Crown Crafts or Merger Sub, in the event the merger is approved, will act as a self-insurer with respect to such amount.

     The Delaware indemnification agreements are based on the indemnification scheme set forth in Section 145 of the DGCL, which is incorporated into Article XI of Merger Sub's certificate of incorporation and Article X of Merger Sub's bylaws, with certain changes and additions. The Georgia indemnification agreements are based on the indemnification scheme set forth in Sections 14-2-851 and 14-2-857 of the GBCC, which is incorporated into Article VII of the Company's bylaws, with certain changes and additions. Neither the Delaware indemnification agreements nor the Georgia indemnification agreements, however, obligate Crown Crafts to provide indemnification coverage for actions of a director or officer beyond what Merger Sub or Crown Crafts, respectively, is already obligated to provide by Article XI of Merger Sub's certificate of incorporation or by Article X of Merger Sub's bylaws or by Article VII of the Company's bylaws, as the case may be. If a director or officer is entitled to indemnification under Merger Sub's certificate of incorporation or bylaws (which will govern if the merger is approved by the shareholders) or the Company's bylaws (which will continue to govern if the merger is not approved by the shareholders) for an amount not covered by the Merger Sub's or the Company's directors' and officers' liability insurance coverage, as the case may be, Merger Sub or Crown Crafts, as the case may be, will act as a self-insurer of such amount. Crown Crafts has no present plans to cancel its directors' and officers' liability insurance.

     In view of the foregoing limitations of the indemnification and insurance protection which will be afforded to directors and officers apart from the indemnification agreements, and for the reasons mentioned above, the Crown Crafts board believes that it is in the best interests of Crown Crafts and its shareholders to supplement such protection with the indemnification agreements.

INDEMNIFICATION AGREEMENTS

     The Delaware indemnification agreements are based on the indemnification scheme set forth in Section 145 of the DGCL, which is incorporated into Article XI of Merger Sub's certificate of incorporation and Article X of Merger Sub's bylaws, with certain changes and additions. The Georgia indemnification agreements are based on the indemnification scheme set forth in Section 14-2-851 and 14-2-857 of the GBCC, which is incorporated into Article VII of the Company's bylaws, with certain changes and additions. The following is a summary of such principal changes and additions provided by the Georgia indemnification
                                      III-14
agreements, a form of which is attached hereto as Appendix F, and the Delaware indemnification agreements, a form of which is attached hereto as Appendix G. The description of the indemnification agreements is qualified in its entirety by reference to the complete text of the forms thereof. The principal changes and additions to such forms are set forth below.

     First, the indemnification agreements establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. Indemnification will thus be made unless the determining party finds that the applicable standard of conduct has not been met. Following a "change in control" of Crown Crafts or Merger Sub (as defined in the indemnification agreements), if the person seeking indemnification so requests, this determination will be made by independent counsel selected in the manner provided in the indemnification agreements. The indemnification agreements provide that the independent counsel shall not have, in the preceding five years, provided legal services to Crown Crafts or Merger Sub, as the case may be, the person seeking indemnification or any other party to the proceeding giving rise to the claim for indemnification. The Crown Crafts board, therefore, does not believe that this provision will discourage a potential acquiror from attempting to accomplish a change in control of Crown Crafts.

     Second, the indemnification agreements provide that litigation expenses shall be advanced to a director or officer at his or her request provided that such director or officer undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     Third, in the event of a determination by the disinterested members of the Crown Crafts board or the Merger Sub board, as the case may be, or independent counsel that a director or officer did not meet the standard of conduct required for indemnification, the indemnification agreements allow such director or officer to contest this determination by petitioning a court or commencing an arbitration proceeding to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association to make an independent determination of whether such director or officer is entitled to indemnification under his or her indemnification agreement.

     Finally, the indemnification agreements provide that the expenses incurred by a director or officer in enforcing his or her rights under the indemnification agreements shall be reimbursed by Crown Crafts or Merger Sub, as the case may be.

     The SEC takes the position that indemnification of directors or officers against violations of the Securities Act of 1933 is against public policy and is unenforceable, and any time Crown Crafts, or Merger Sub, in the event the merger is approved, registers securities with the SEC it must execute both an undertaking to submit to a court any such indemnification claim arising with respect to the registered securities for a determination of whether the clause is enforceable and an undertaking to be bound by the court's decision. Accordingly, any claim made by a director or officer for indemnification under an indemnification agreement with respect to a claim subject to the undertaking of Crown Crafts or Merger Sub, as the case may be, to the SEC will have to be submitted to a court before final payment thereof would be made to the director or officer.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company's board of directors unanimously recommends a vote FOR Proposal
3. As noted in this discussion, however, the approval of this proposal may benefit the directors and certain officers of the Company. Accordingly, to the extent such persons might be deemed to so benefit from the ratification of the indemnification agreements, the board might be viewed as having a conflict of interest in recommending this proposal to the shareholders for approval. Unless otherwise specified, the proxy holders designated in the proxy will vote the shares covered thereby at the annual meeting "for" ratification of the indemnification agreements.

       PROPOSAL 4 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP currently serves as the Company's independent accountants and conducted the audit of the Company's consolidated financial statements for fiscal year 2003. The audit committee of the Company's board of directors has appointed Deloitte & Touche LLP to serve as independent accountants to
                                      III-15
conduct an audit of the Company's consolidated financial statements for fiscal year 2004. Additionally, Deloitte & Touche LLP has been appointed by the audit committee of Merger Sub's board of directors to serve as independent accountants to conduct an audit of the consolidated financial statements of Merger Sub for fiscal year 2004 in the event the merger is approved by the shareholders of the Company. If the merger is not approved, Deloitte & Touche LLP will continue to serve as the independent accountants of the Company in the event the shareholders ratify their appointment.

     Appointment of the independent accountants of the Company and Merger Sub is not required to be submitted to a vote of the shareholders of the Company or the stockholders of Merger Sub for ratification under the laws of either Georgia or Delaware. However, the audit committee has recommended that the board of directors submit this matter to the shareholders of the Company as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee of the Company's board (in the event the merger is not approved by the shareholders of the Company) or the audit committee of Merger Sub's board (in the event the merger is approved by the shareholders of the Company) will reconsider whether to retain Deloitte & Touche LLP and may retain that firm or another independent accounting firm without resubmitting the matter to the shareholders of the Company or the stockholders of Merger Sub, as the case may be, for their approval. Even if the appointment is ratified, the audit committee of the Company's board (in the event the merger is not approved by the shareholders of the Company) or the audit committee of Merger Sub's board (in the event the merger is approved by the shareholders of the Company) may, in its discretion, direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders or of Merger Sub and its stockholders, as the case may be.

     Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

     For the audit of the Company's fiscal 2003 financial statements, including the review of the quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q filed in fiscal 2003, the Company agreed to pay Deloitte & Touche LLP $114,000, all of which had been billed as of June 29, 2003. Deloitte & Touche LLP has not previously provided any audit services to Merger Sub.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended March 30, 2003, Deloitte & Touche LLP was not engaged to and did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

NON-AUDIT FEES

     For the fiscal year ended March 30, 2003, the Company agreed to pay Deloitte & Touche LLP up to $45,500 for tax services, including tax compliance, tax advice and tax planning, none of which had been billed to the Company as of June 29, 2003. Deloitte & Touche LLP has not previously provided any non-audit services to Merger Sub.

COMPATIBILITY OF AUDIT FEES

     The Company's audit committee has considered the provision of non-audit services by Deloitte & Touche LLP and the fees paid to them for such services and believes that the provision of such services and their fees are compatible with Deloitte & Touche LLP maintaining independence (see the section entitled "Audit Committee Report").

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors of the Company unanimously recommends a vote FOR Proposal 4.

                                      III-16

                     CHAPTER FOUR -- ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

     Crown Crafts is delivering with this proxy statement/prospectus a copy of its Annual Report on Form 10-K for the year ended March 30, 2003, as amended.

     Crown Crafts files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information at the SEC's Public Reference Room at 450 Fifty Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

     We have not authorized anyone to give any information or make any representation about us or about the merger that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus is accurate only as of the date of this document unless the information specifically indicates that another date applies.

LEGAL MATTERS

     The validity of the securities being distributed hereby has been passed upon for Merger Sub by Rogers & Hardin LLP, Atlanta, Georgia. Rogers & Hardin LLP has also rendered an opinion to Merger Sub and Crown Crafts as to certain federal income tax consequences of the merger.

SHAREHOLDER PROPOSALS

     Crown Crafts will hold an annual meeting in the year 2004 only if the merger has not already been completed. If such a meeting is held, pursuant to the Company's articles of incorporation and Rule 14a-8 under the Securities Exchange Act of 1934, shareholders may present proper proposals for inclusion in the Company's proxy statement with respect to such meeting. Under the Company's articles of incorporation, you must notify the Company's secretary in writing not more than 90 days nor less than 60 days before such meeting of any proposals. Such notice must include (a) the name and address of the shareholder and the person or persons to be nominated as directors or a description of the business to be proposed; (b) the class and number of shares of the Company's capital stock that are owned beneficially by such shareholder; and (c) as applicable, all information relating to such nominee or each matter of business to be proposed by such shareholder that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or the matter been proposed, by the Board. In addition, your proposal must otherwise comply with Rule 14a-8 to be eligible for inclusion in the Company's 2004 proxy statement. Even if the Company receives a proposal from a shareholder in a timely manner, it reserves the right to omit from its 2004 proxy statement any proposal that it is not required to include under the Securities Exchange Act of 1934.

     You may write to the Secretary of Crown Crafts at the following address:
Crown Crafts, Inc., 916 South Burnside Avenue, Gonzales, Louisiana 70737, Attn:
Corporate Secretary.

     Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed postage-paid envelope. Shareholders who attend the annual meeting may vote their shares personally even though they have sent in their proxies.

                                          By Order of the Board of Directors,

                                          E. RANDALL CHESTNUT
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Gonzales, Louisiana
          , 2003

                                   APPENDIX A
                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                              CROWN CRAFTS, INC.,
                             A GEORGIA CORPORATION,

                                 WITH AND INTO

                         CROWN CRAFTS MERGER SUB, INC.,
                             A DELAWARE CORPORATION

     Crown Crafts, Inc., a corporation organized and existing under the laws of the State of Georgia, does hereby certify that:

     FIRST: Crown Crafts, Inc. was incorporated pursuant to the Georgia Business Corporation Code, the provisions of which permit the merger of a corporation organized and existing under the laws of said State with and into a foreign corporation.

     SECOND: Crown Crafts, Inc. owns one hundred percent (100%) of the outstanding shares of the Series A Common Stock, par value $0.01 per share, of Crown Crafts Merger Sub, Inc., a corporation incorporated on August 5, 2003, pursuant to the General Corporation Law of the State of Delaware, and having no class of stock issued and outstanding other than said common stock.

     THIRD: The Board of Directors of Crown Crafts, Inc., in connection with a meeting thereof on August 6, 2003, determined to merge Crown Crafts, Inc. with and into Crown Crafts Merger Sub, Inc., and did adopt the following resolutions:

     WHEREAS, Crown Crafts, Inc. (the "Corporation") is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of Series A Common Stock, par value $0.01 per share (the "Subsidiary Common Stock"), of Crown Crafts Merger Sub, Inc., a Delaware corporation (the "Subsidiary," and together with the Corporation, the "Constituent Corporations");

     WHEREAS, the Subsidiary Common Stock is the only issued and outstanding class of stock of the Subsidiary;

     WHEREAS, the Corporation desires to merge itself with and into the Subsidiary pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"); and

     WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interest of the Corporation to merge with and into the Subsidiary, with the Subsidiary as the surviving corporation in such merger;

     NOW, THEREFORE, BE IT RESOLVED, that effective upon the approval of the shareholders of the Corporation and the filing of an appropriate Certificate of Ownership and Merger (the "Certificate of Ownership") embodying these resolutions with the Secretary of State of Delaware, and the filing by the Subsidiary of appropriate Articles of Merger with the Secretary of State of Georgia, the Corporation shall merge itself with and into the Subsidiary, with the Subsidiary being the surviving corporation in such merger, which surviving corporation will assume all of the obligations of the Corporation;

     FURTHER RESOLVED, that the Corporation be merged with and into the Subsidiary and that the merger be, and it hereby is, approved and authorized;

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

                                   ARTICLE 1.

                                   THE MERGER

     1.1. The Merger. At the Effective Time (as hereafter defined), the Corporation shall merge with and into the Subsidiary (the "Merger") and the Subsidiary shall be the surviving corporation (the "Surviving Corporation") and the separate existence of the Corporation shall cease.

     1.2. Succession. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, immunities and franchises, and shall be subject to all the restrictions, disabilities and duties of the Constituent Corporations, and all the property, real, personal and mixed of the Constituent Corporations, and all debts due to any of the Constituent Corporations shall be vested in the Surviving Corporation without the necessity for any separate transfer. The Surviving Corporation shall thereafter be responsible and liable for all debts, liabilities and duties of the Constituent Corporations, and neither the rights of creditors nor any liens on the property of the Constituent Corporations shall be impaired by the Merger.

     1.3.  Common Stock of the Corporation and the Subsidiary.  Subject to
Section 1.4, at the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their respective shareholders or stockholders, (i) each share of Series A Common Stock, par value $1.00 per share, of the Corporation ("Corporation Common Stock") issued and outstanding immediately prior to the Effective Time shall be changed and converted into and become one fully paid and nonassessable share of the Series A Common Stock, par value $0.01 per share, of the Subsidiary ("Subsidiary Common Stock") and (ii) each share of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and returned to the status of authorized but unissued shares of Subsidiary Common Stock, without the payment of consideration therefor.

     1.4.  Exchange of Stock Certificates.

     (a) Appointment of Exchange Agent. At or prior to the Effective Time, the Subsidiary shall appoint a bank or trust company selected by the Subsidiary as exchange agent (the "Exchange Agent") for the purpose of facilitating the exchange of certificates representing shares of Corporation Common Stock ("Old Certificates") for certificates representing shares of Subsidiary Common Stock ("Subsidiary Certificates").

     (b) Exchange of Certificates. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Old Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for Subsidiary Certificates. Upon proper surrender of a Old Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate shall be entitled to receive in exchange therefor a Subsidiary Certificate representing a number of shares of Subsidiary Common Stock equal to the number of shares of Corporation Common Stock represented by the surrendered Old Certificate.

     (c) Restriction on Payment of Dividends and Distributions. No dividends or other distributions declared after the Effective Time with respect to Subsidiary Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with paragraph (b). After the surrender of a Old Certificate in accordance with paragraph (b), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Subsidiary Common Stock represented by such Old Certificate. Notwithstanding the foregoing, none of Subsidiary, the Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Corporation Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) Issuance of Subsidiary Certificates in a Different Name. If any Subsidiary Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Old Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Subsidiary Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) Restriction on Transfers of Corporation Stock after the Effective Time. After the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of the shares of Corporation Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of Subsidiary with respect to such shares and no Subsidiary Certificate shall be issued representing the shares of Subsidiary Common Stock exchangeable for such shares of Corporation Common Stock unless and until such Old Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by paragraph (b) (or such other documents as are satisfactory to Subsidiary and the Exchange Agent in their sole discretion).

     (f) Lost Old Certificates. In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Subsidiary, the posting by such person of a bond in such amount as Subsidiary may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Old Certificate, a Subsidiary Certificate representing the shares of Subsidiary Common Stock deliverable in respect of such Old Certificate pursuant hereto.

     1.5. Options. At the Effective Time, the Surviving Corporation will assume the obligations and succeed to the rights of the Corporation under the Crown Crafts, Inc. Amended 1995 Stock Option Plan (the "Option Plan"). At the Effective Time, by virtue of the Merger, each outstanding and unexercised portion of all options to purchase shares of Corporation Common Stock outstanding under the Option Plan shall become options to purchase the same number of shares of Subsidiary Common Stock with no other changes in the terms and conditions of such options, including exercise prices.

     1.6. Acts, Plans, Policies, Agreements, Etc. All corporate acts, plans, policies, agreements, arrangements, approvals, and authorizations of the Corporation, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Corporation.

                                   ARTICLE 2.

                                 EFFECTIVE TIME

     2.1. Shareholder Approval. The Board of Directors of the Corporation shall, upon the approval of the Merger, submit the Certificate of Ownership to the shareholders of the Corporation for their approval pursuant to the applicable provisions of the Georgia Business Corporation Code (the "Georgia Code").

     2.2. Merger Filings. Following approval of the Certificate of Ownership in accordance with Section 2.1 above, and provided that:

          (a) the conditions specified in Section 5.1 hereof have been fulfilled or waived, and

          (b) the Merger has not been terminated and abandoned pursuant to
     Section 5.4 hereof;

the Corporation shall cause a Certificate of Ownership to be executed, acknowledged and filed with the Secretary of State of Delaware in accordance with the DGCL, and the Surviving Corporation shall cause Articles of Merger to be executed, acknowledged and filed with the Secretary of State of Georgia in accordance with the Georgia Code.

     2.3. Effective Time Defined. The "Effective Time" shall be the later of the time a Certificate of Ownership is filed with the Delaware Secretary of State or the time Articles of Merger are filed with the Georgia Secretary of State.

                                   ARTICLE 3.

                            COVENANTS AND AGREEMENTS

     3.1. Assumption by Subsidiary. Subsidiary covenants and agrees that as the Surviving Corporation, it shall be liable for all the obligations of the Constituent Corporations outstanding as of the Effective Time and hereby expressly assumes all such obligations as of the Effective Time.

                                   ARTICLE 4.

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     4.1. Certificate of Incorporation. The Certificate of Incorporation of the Subsidiary as constituted at the Effective Time shall thereafter be the Certificate of Incorporation of the Surviving Corporation until such time as it shall be amended as provided by law. At the Effective Time and by virtue of the Merger, the certificate of the Subsidiary shall be amended and restated to read in full as set forth in Exhibit A hereto, which is incorporated herein by reference.

     4.2. Bylaws. The bylaws of the Subsidiary shall be the bylaws of the Surviving Corporation, subject to alteration, amendment or repeal from time to time by the Board of Directors or the stockholders of the Surviving Corporation.

     4.3. Directors and Officers. From and after the Effective Time, the Board of Directors of the Surviving Corporation will consist of the members of the Board of Directors of the Corporation immediately prior to the Merger. The directors will continue to hold office as directors of the Surviving Corporation for the same term for which they would otherwise serve as directors of the Corporation. From and after the Effective Time, individuals serving as officers of the Corporation immediately prior to the Merger will serve as officers of the Surviving Corporation, holding the same titles and positions which such officers held at the Corporation upon the effectiveness of the Merger.

                                   ARTICLE 5.

                                 MISCELLANEOUS

     5.1. Conditions. The respective obligations of the Constituent Corporations to consummate the Merger are subject to the following conditions, each of which (other than paragraph (c)) may be waived by the Constituent
Corporations:

          (a) all material third party consents which are required in order to consummate the Merger and to effectuate the contemplated transactions incidental or related thereto shall have been obtained;

          (b) the Certificate of Ownership shall have been adopted by the holders of the Corporation Common Stock in accordance with the Georgia Code; and

          (c) the Corporation shall have received, in form and substance satisfactory to it, an opinion from its counsel with respect to certain federal income tax effects of the Merger.

     5.2. Further Assurances. From time to time, and when required by the Subsidiary or by its successors and assigns, there shall be executed and delivered on behalf of the Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate and necessary in order to vest or perfect, or to confirm of record or otherwise, in the Subsidiary the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Corporation and otherwise to effectuate the Merger, and the directors and officers of the Corporation are fully authorized in the name and on behalf of the Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     5.3. Amendments. Subject to Section 251(d) of the DGCL, as incorporated by reference in Section 253 of the DGCL, the Board of Directors of the Corporation may amend, modify or supplement the terms and conditions of the Merger prior to the filing of the Certificate of Ownership with the Secretary of State of Delaware.

     5.4. Abandonment. At any time prior to the Effective Time, the Merger may be abandoned by the Board of Directors of the Corporation, notwithstanding the approval and adoption of the Certificate of Ownership by the shareholders of the Corporation, or the consummation of the Merger may be deferred for a reasonable period if, in the opinion of the Board of Directors of the Corporation, such action would be in the best interests of the Constituent Corporations.

     FURTHER RESOLVED, that this resolution to merge be submitted to the shareholders of the Corporation for their approval of the merger set forth herein; and

     FURTHER RESOLVED, that the President and each Vice President of the Corporation be, and each hereby is, authorized to make and execute the Certificate of Ownership setting forth a copy of these resolutions providing for the merger of the Corporation with and into the Subsidiary and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

     FOURTH: That this merger has been adopted, approved, certified, executed and acknowledged by Crown Crafts, Inc. and its shareholders in accordance with the provisions of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, Crown Crafts, Inc. has caused this Certificate to be
signed by E. Randall Chestnut, its authorized officer, this      day of
          , 2003.

                                          CROWN CRAFTS, INC.

                                          By:
                                            ------------------------------------
                                                    E. Randall Chestnut,
                                               Chairman, President and Chief
                                                      Executive Officer

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CROWN CRAFTS, INC.

                    (Originally incorporated August 5, 2003
                 under the name Crown Crafts Merger Sub, Inc.)

                                   ARTICLE I.

     The name of the Corporation is Crown Crafts, Inc. (the "Corporation").

                                  ARTICLE II.

     The Corporation is organized pursuant to the provisions of the Delaware General Corporation Law ("DGCL").

                                  ARTICLE III.

     The period of duration of the Corporation is perpetual.

                                  ARTICLE IV.

     The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the DGCL.

                                   ARTICLE V.

     (a) Authorized Classes and Series and Numbers of Shares. The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 75,000,000 shares, (i) 74,000,000 shares of which shall be common stock, with a par value of $0.01 per share (the "Common Stock"), and (ii) 1,000,000 shares of which shall be preferred stock, with a par value of $0.01 per share (the "Preferred Stock").

          (i) Common Stock. The Common Stock shall consist of 73,500,000 shares of Series A Common Stock (the "Series A Common Stock"), 327,940 shares of Series B Common Stock (the "Series B Common Stock") and 172,060 shares of Series C Common Stock (the "Series C Common Stock"), with each such series of Common Stock to have such voting powers, designations, preferences and relative, participating and other special rights, and such qualifications, limitations and restrictions, as set forth below.

          (ii) Preferred Stock. Notwithstanding anything in subparagraph
     (d)(xvii) of this Article V to the contrary, the Preferred Stock may be issued from time to time in one or more series and only as described below in connection with the Rights Plan (defined hereinafter). All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any of the shares of Preferred Stock in one or more series and to fix the number of shares of each such series. Each series of Preferred Stock may entitle the holders of shares of such series to the rights of voting and economic participation equivalent to those of holders of any multiple of shares of Series A Common Stock, may be convertible into shares of Series A Common Stock and otherwise may possess such voting powers, full or limited, or no voting powers, and such other designations, qualifications, limitations, restrictions and relative rights as are consistent with this subparagraph
     (a)(ii) and adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL;

     provided that no series of Preferred Stock shall have any economic rights, preferences or powers superior to the shares of Series A Common Stock other than specifically provided above or entitle holders thereof to any redemption right not granted to holders of Series A Common Stock under the Rights Plan. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series is so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. Notwithstanding anything herein to the contrary, in no event shall the Corporation issue any shares of Preferred Stock other than in connection with any exercise of the stock purchase rights issued pursuant to that certain Amended and Restated Rights Agreement between the Corporation and SunTrust Bank dated as of August 6, 2003, as the same may be amended from time to time in accordance with its terms (the "Rights Plan").

     (b) Certain Definitions. For the purposes of the designations that follow, the following terms shall have the meanings specified:

     "Additional Shares of Series A Common Stock" shall mean all shares of Series A Common Stock issued or sold (or deemed to be issued pursuant to subparagraph (d)(viii) or (d)(ix) of this Article V) by the Corporation after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, whether or not subsequently reacquired or retired by the Corporation, other than shares of Series A Common Stock issued (i) upon the exercise or partial exercise of the Warrants, (ii) upon the conversion of the Series B Common Stock or the Series C Common Stock into shares of Series A Common Stock; or (iii) pursuant to that certain Amended and Restated Restricted Stock Plan of the Corporation adopted as of June 17, 2003.

     "Affiliate" with respect to a particular person shall mean a person that directly or indirectly controls, is controlled by, or is under common control with such person; control for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" shall mean any day on which banks are open for business in New York City (other than a Saturday, Sunday or legal holiday in the States of New York or New Jersey), provided, that any reference to "days" (unless Business Days are specified) shall mean calendar days.

     "CCI" shall mean Crown Crafts, Inc., a Georgia corporation, which merged with and into the Corporation pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of Delaware.

     "Conversion Price" shall have the meaning given to such term in subparagraph (d)(v)(A) of this Article V.

     "Conversion Rate" shall have the meaning given to such term in subparagraph
(d)(v)(A) of this Article V.

     "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than Series A Common Stock) or other securities that are or may be at any time directly or indirectly convertible into or exchangeable for Additional Shares of Series A Common Stock.

     "Credit Agreement" shall mean that certain Credit Agreement by and among CCI, Churchill Weavers, Inc., Hamco, Inc., and Crown Crafts Infant Products, Inc., as borrowers, and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), as a lender and as agent for the lenders thereunder, dated as of July 23, 2001, as amended.

     "Fair Value" shall mean, with respect to any securities or other property, the fair value thereof as of a date that is within fifteen (15) days of the date as of which the determination is to be made (a) determined by agreement between the Corporation and the Required Holders, or (b) if the Corporation and the Required Holders fail to agree, determined jointly by an independent investment banking firm retained by the Corporation and by an independent investment banking firm retained by the Required Holders, either of which firms may be an independent investment banking firm regularly retained by the Corporation, or
(c) if the Corporation or the Required Holders shall fail so to retain an independent investment banking firm within ten (10) Business Days of the retention of such a firm by the Required Holders or the Corporation, as the case may be, determined solely by the firm so retained, or (d) if the firms so retained by the Corporation and by such holders shall be unable to reach a joint determination within fifteen (15) Business Days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Corporation chosen by the first two such firms.

     "Invested Amount" per share of Series B Common Stock or Series C Common Stock shall mean the price per share at which shares of such series are issued on the Original Issue Date thereof (as such price is adjusted for changes in the shares of such series by stock split, stock dividend, or the like occurring after such Original Issue Date).

     "Liquidation" shall mean the liquidation, dissolution or winding up of the Corporation, or such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole.

     "Loan Agreement" shall mean that certain Subordinated Note and Warrant Purchase Agreement by and among CCI and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), The Prudential Insurance Company of America and Banc of America Strategic Solutions, Inc. (as assignee of Bank of America, N.A.), dated as of July 23, 2001, as amended.

     "Loan Closing Date" shall mean the closing date of the transactions contemplated by the Credit Agreement and the Loan Agreement.

     "Market Price" shall mean with respect to Series A Common Stock, as of any date specified herein, the amount per share equal to (i) the average sale price of the last sale price of shares of Series A Common Stock, regular way, or of shares of such stock (or equivalent equity interests) for the immediately preceding twenty (20) Business Days or, if no such sale takes place on any such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading; or (ii) if no shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange, the average sale price of the last sale price of shares of Series A Common Stock, regular way, for the immediately preceding twenty (20) Business Days; or, if no such sale takes place on any such date, the average of the reported closing bid and asked prices thereof on such date, in each case as quoted in the Nasdaq National Market, as published by the National Quotation Bureau, Incorporated or any similar successor organization; and, in either case, as reported by any member firm of the New York Stock Exchange selected by the Corporation; or (iii) if no shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange or quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent certified public accountants of recognized national standing selected by the Board of Directors of the Corporation, as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the Fair Value thereof; provided, that all determinations of the Market Price shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

     "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Series A Common Stock or Convertible Securities.

     "Original Issue Date" with respect to each of the Series B Common Stock and the Series C Common Stock shall mean the date on which shares of such series are first actually issued by the Corporation pursuant to exercise of any Warrants.

     "Required Holders" shall mean the holders of at least 66 2/3% of all the shares of Series B Common Stock and Series C Common Stock at the time outstanding, determined on the basis of the number of shares of Series A Common Stock into which such shares could be converted (assuming for this purpose that all conditions for conversion have been satisfied, whether or not such is actually the case).

     "Sale or Merger" shall mean any of the following:

          (i) the merger, reorganization or consolidation of the Corporation or such subsidiary or subsidiaries of the Corporation the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole into or with another corporation in which the stockholders of the Corporation or such subsidiaries immediately preceding such merger, reorganization or consolidation (solely by virtue of their shares or other securities of the Corporation or such subsidiaries) shall own fewer than fifty percent (50%) of the voting securities of the surviving corporation;

          (ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of the Corporation, whether pursuant to a single transaction or a series of related transactions or plan (which assets shall include for these purposes fifty percent (50%) or more of the outstanding voting interests of such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the Corporation and its subsidiaries taken as a whole);

          (iii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of such of the Corporation's subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole; or

          (iv) the sale or transfer, whether in a single transaction or pursuant to a series of related transactions, of securities of the Corporation such that all holders of securities of the Corporation that are entitled to vote by virtue of holding such securities with respect to matters generally that are voted on by stockholders of the Corporation (and not any matter requiring an additional series or other special vote) (collectively, the "Corporation's Voting Power") immediately prior to such transaction or series of related transactions do not hold after such transaction such securities of the Corporation that constitute more than a majority of the Corporation's Voting Power.

     "Series A Common Stock Equivalents" shall mean securities or rights convertible into or entitling the holder thereof to purchase or receive shares of Series A Common Stock.

     "Warrants" shall mean those certain Series B Common Stock Purchase Warrants and that certain Series C Common Stock Purchase Warrant (as the same may be divided or combined in accordance with their terms) of even date therewith issued pursuant to the Loan Agreement, and any amendments, modifications or replacements thereof, including, without limitation, any Warrants to acquire shares of the capital stock of the Corporation issued in connection with the merger of CCI with and into the Corporation.

     (c) Series A Common Stock. The following is a statement of the preferences, limitations and relative rights in respect of the Series A Common Stock.

          (i) Voting Rights. With respect to all such matters upon which stockholders are entitled to vote or give consent, each holder of Series A Common Stock shall be entitled to one (1) vote (in person or by proxy) for each share of Series A Common Stock held by such holder on the record date for the determination of stockholders entitled to vote.

          (ii) Dividends. Subject to the provisions of applicable law, the holders of shares of Series A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation.

          (iii) Liquidation. In the event of a Liquidation or other similar event, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the assets of the Corporation shall be distributed ratably to the holders of Series A Common Stock in proportion to the number of shares held by them.

     (d) Series B Common Stock and Series C Common Stock. The following is a statement of the designations and preferences, limitations and relative rights in respect of each of the Series B Common Stock and the Series C Common Stock.

          (i) Rank. Each of the Series B Common Stock and the Series C Common Stock shall, with respect to dividend rights and rights on Liquidation, rank pari passu with the Series A Common Stock on the basis of the number of shares of Series A Common Stock that each share of Series B Common Stock or Series C Common Stock could be converted into in accordance with subparagraph (d)(v) of this Article V.

          (ii) Voting Rights.  Except as otherwise provided in subparagraph
     (d)(xvii) of this Article V or as otherwise provided by law, the holders of Series B Common Stock and of Series C Common Stock shall have no voting rights.

          (iii) Dividends. In the event that any dividends are declared or paid on the Series A Common Stock (other than dividends paid in shares of additional Series A Common Stock or Series A Common Equivalents that are subject to subparagraph (d)(x) of this Article V), the holder of each share of Series B Common Stock and of Series C Common Stock shall be entitled to receive like dividends on the basis of the number of shares of Series A Common Stock into which such share of Series B Common Stock or Series C Common Stock, as the case may be, could be converted in accordance with subparagraph (d)(v) of this Article V, assuming for such purposes that all conditions for conversion have been satisfied, whether or not such is actually the case.

          (iv) Liquidation. In the event of a Liquidation or other similar event, each holder of a share of Series B Common Stock or Series C Common Stock shall be entitled to receive a share of the proceeds thereof identical to those received by the holders of the Series A Common Stock on the basis of the number of shares of Series A Common Stock into which a share of Series B Common Stock or Series C Common Stock could be converted in accordance with subparagraph (d)(v) of this Article V, assuming for such purpose that all conditions for conversion have been satisfied, whether or not such is actually the case.

          (v) Conversion Price and Rate.

             (A) Subject to and in compliance with the provisions of this subparagraph (d)(v), shares of Series B Common Stock and of Series C Common Stock may, at the option of the holder, be converted after the occurrence of one of the events listed below with respect to a particular series into fully paid and nonassessable shares of Series A Common Stock at the rate (the "Conversion Rate" of such series) of one share of Series B Common Stock or Series C Common Stock, as the case may be, to the number of shares of Series A Common Stock that equals the quotient obtained by dividing the Invested Amount of the series in question by the Conversion Price of such series (defined hereinafter). Thus, the number of shares of Series A Common Stock to which a holder of Series B Common Stock or Series C Common Stock shall be entitled upon any conversion provided for in this subparagraph (d)(v) shall be the product obtained by multiplying the Conversion Rate of such series by the number of shares of such series being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of the series to be converted in accordance with the procedures described in subparagraph
        (d)(v)(B) of this Article V. The "Conversion Price" of each of the Series B Common Stock and the Series C Common Stock shall be equal to the Invested Amount thereof, except as otherwise adjusted as provided hereunder in subparagraphs (d)(vi) through (xiv) of this Article V. The initial Conversion Rate of each of the Series B Common Stock and the Series C Common Stock shall be one share of such series for 44.69107183 shares of Series A Common Stock.

                (1) Each share of Series B Common Stock may be converted at any time at the option of the holder thereof into shares of Series A Common Stock following the transfer of such share of Series B Common Stock by the person to which the Corporation originally issued such share (the "Original Series B Holder") to a person not an Affiliate of the Original Series B Holder.

                (2) The shares of Series C Common Stock may be converted at any time at the option of the holders thereof into shares of Series A Common Stock following the earliest to occur of the following events:

                    (a) with respect to a particular share of Series C Common
               Stock, the transfer of such share of Series C Common Stock by the person to which the Corporation originally issued such share (the "Original Series C Holder") to a person not an Affiliate of the Original Series C Holder;

                    (b) with respect to all shares of Series C Common Stock then outstanding, the closing of a Sale or Merger of the Corporation;

                    (c) with respect to all shares of Series C Common Stock then outstanding, the transfer (whether in one or a series of transactions over time) after the Loan Closing Date by the individuals constituting the Corporation's Management Group (defined for this purpose to mean the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and each Vice President) of greater than fifty percent (50%) of the Series A Common Stock represented on an as-converted or as-exercised basis by the shares of Series A Common Stock and Series A Common Stock Equivalents held in the aggregate by the Management Group as of the Loan Closing Date; provided, however, that such transfer shall not include any pledge of shares of Series A Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest or any transfer to a trust for the benefit of a member of Management Group or for the benefit of an ancestor, descendant or spouse of such member, provided also that such member retains control over voting such shares;

                    (d) with respect to all shares of Series C Common Stock then outstanding, the transfer after the Loan Closing Date by those persons who constitute, as of the Loan Closing Date, the three largest stockholders of the Corporation, in one or a series of transactions over time, of greater than seventy-five percent (75%) of the Series A Common Stock represented on an as-converted or as-exercised basis by the shares of Series A Common Stock and Series A Common Stock Equivalents outstanding on the Loan Closing Date;

                    (e) with respect to all shares of Series C Common Stock then outstanding, the occurrence of an Event of Default (as defined in the Loan Agreement or the Credit Agreement) by the Corporation following the Loan Closing Date consisting of the nonpayment of principal, interest or any other amount due and owing to The Prudential Insurance Company of America or its successors or assigns under either the Credit Agreement or the Loan Agreement;

                    (f) with respect to all shares of Series C Common Stock then outstanding, the failure by the Corporation to pay an aggregate of $250,000 in indebtedness, whether principal or interest, in addition to that described in clause (e) above;

                    (g) with respect to all shares of Series C Common Stock then outstanding, the resignation, removal or death at one time or over time of one third ( 1/3) of the members of the Board of Directors and the election of substitutes therefor at any time following the Loan Closing Date; and

                    (h) the breach following the Loan Closing Date of any of the financial covenants made by the Corporation in the Loan Agreement or the Credit Agreement.

In the event that any of the events described in this subparagraph (d)(v)(A)(2) shall occur prior to the Original Issue Date of the Series C Common Stock, all the holders of shares of Series C Common Stock shall be entitled to exercise the conversion rights provided in this subparagraph (d)(v) at any time following issuance of such shares.

             (B) Mechanics of Conversion. Notwithstanding the provisions of subparagraph (d)(v)(A) of this Article V, the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Common Stock issuable upon conversion unless the certificates evidencing the shares of Series B Common Stock or Series C Common Stock being converted are either delivered to the Corporation or its transfer agent as provided below, or any holder of any such certificates notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion, the holders of Series B Common Stock or Series C Common Stock subject thereto shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the same, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Series A Common Stock to be issued, if different from the name shown on the books and records of the Corporation. The Corporation shall, as soon as practicable thereafter and in no event later than twenty (20) days after the surrender of the certificates of the shares of the series sought to be converted, issue and deliver at such office to the holder of such shares, or to the nominee or nominees of such holder as provided in such notice, a certificate or certificates for the number of shares of Series A Common Stock into which the shares of Series B Common Stock or Series C Common Stock (as the case may be) were convertible on the date on which such conversion was effective to which such holder shall be entitled as provided in such sections. The delivery of the new certificates may be conditioned on the person or persons to which the holder has requested delivery making such written representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The person or persons entitled to receive the shares of Series A Common Stock issuable upon a conversion pursuant to subparagraph (d)(v)(A) of this Article V shall be treated for all purposes as the record holder or holders of such shares of Series A Common Stock as of the effective date of conversion specified in such subsection.

          (vi) Adjustment for Additional Shares of Series A Common Stock. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock and of the Series C Common Stock, respectively, shall issue or sell Additional Shares of Series A Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to subparagraphs (d)(viii) and (d)(ix) of this Article V, without consideration or for a consideration per share (determined pursuant to subparagraph (d)(ix) of this Article V), less than the Market Price of such series in effect on the date of and immediately prior to such issue or sale, then, and in each such case, subject to subparagraph (d)(xiv) of this
     Article V, the Conversion Price of such series shall be reduced, concurrently with such issue or sale, to a price determined by multiplying the Conversion Price of such series then in effect by a fraction,

             (A) the numerator of which shall be equal to (i) the number of shares of Series A Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Series A Common Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Series A Common Stock so issued or sold would purchase at the greater of the Market Price then in effect or the Conversion Price of the Series B Common Stock or the Series C Common Stock then in effect; and

             (B) the denominator of which shall be equal to the number of shares of Series A Common Stock outstanding immediately after such issue or sale of Additional Shares of Series A Common Stock,

provided that, for the purposes of this subparagraph (d)(vi), (x) immediately after any Additional Shares of Series A Common Stock are deemed to have been issued pursuant to subparagraph (d)(viii) or (d)(ix) of this Article V, such Additional Shares of Series A Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding. Any adjustment to the Conversion Price of the

Series B Common Stock or the Series C Common Stock shall cause simultaneously a corresponding adjustment to the Conversion Rate of such series.

          (vii) Extraordinary Dividends and Distributions. In case the Corporation at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement, any redemption or acquisition of any such stock or Options on the Series A Common Stock, and any issuance of any stock or other securities or property under the Rights Plan, whether pursuant to any exercise of the stock purchase rights provided for therein or any exchange of such rights or otherwise) other than a dividend described in subparagraph (d)(iii) or (d)(x) of this Article V or payable in Additional Shares of Series A Common Stock (except for issuances in connection with the Rights Plan) or in Options for Common Stock, then and in each such event provision shall be made so that the holders of Series B Common Stock or Series C Common Stock shall receive upon conversion thereof, in addition to the number of shares of Series A Common Stock receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Series B Common Stock or Series C Common Stock been converted into Series A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under subparagraphs (d)(vi) through (xiv) of this Article V with respect to the rights of the holders of the Series B Common Stock and the Series C Common Stock.

          (viii) Treatment of Options and Convertible Securities. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any series of securities entitled to receive, any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then, and in each such case, the maximum number of Additional Shares of Series A Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, issuable upon the conversion or exchange of such Convertible Securities (or the exercise of such Options for Convertible Securities and subsequent conversion or exchange of the Convertible Securities issued), shall be deemed to be Additional Shares of Series A Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that such Additional Shares of Series A Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph (d)(ix) of this Article V) of such shares would be less than the Market Price of the Series B Common Stock or the Series C Common Stock, as the case may be, in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date or, if the Series A Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, as the case may be; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

             (A) if an adjustment of the Conversion Price (or the corresponding Conversion Rate) of either the Series B Common Stock or the Series C Common Stock shall be made upon the fixing of a record date as referred to in the first sentence of this subparagraph 5(d)(viii), no further adjustment of such Conversion Price (or the corresponding Conversion
        Rate) shall be made as a result of the subsequent issue or sale of any Options or Convertible Securities for the purpose of which such record date was set;

             (B) no further adjustment of such Conversion Price (or the corresponding Conversion Rate) shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or

        Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

             (C) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of Additional Shares of Series A Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), such Conversion Price (and corresponding Conversion Rate) computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

             (D) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities that shall not have been exercised (or upon purchase by the Corporation and cancellation or retirement of any such Options that shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), such Conversion Price (and corresponding Conversion Rate) computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                (1) in the case of Options for Series A Common Stock or in the case of Convertible Securities, the only Additional Shares of Series A Common Stock issued or sold (or deemed issued or sold) were the Additional Shares of Series A Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (a) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (ii) the consideration actually received by the Corporation upon such exercise, minus (iii) the consideration paid by the Corporation for any purchase of such Options which were not exercised, or (b) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (ii) the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, minus (iii) the excess, if any, of the consideration paid by the Corporation for any purchase of such Convertible Securities, the rights of conversion or exchange under which were not exercised, over an amount that would be equal to the Fair Value of the Convertible Securities so purchased if such Convertible Securities were not convertible into or exchangeable for Additional Shares of Series A Common Stock; and

                (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Series A Common Stock deemed to have then been issued was an amount equal to (a) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (b) the consideration deemed to have been received by the Corporation (pursuant to subparagraph (d)(ix) of this Article V) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (c) the consideration paid by the Corporation for any purchase of such Options which were not exercised;

             (E) no recomputation pursuant to subsection (C) or (D) above shall have the effect of increasing such Conversion Price then in effect by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

             (F) no Additional Shares of Series A Common Stock shall be deemed to have been issued merely by virtue of an adjustment to the Conversion Price (and corresponding Conversion Rate) in accordance with subparagraphs (d)(vi) through (viii) of this Article V.

          (ix) Computation of Consideration.  For the purposes of subparagraphs
     (d)(vi) through (viii) of this Article V:

             (A) The consideration for the issue or sale of any Additional Shares of Series A Common Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

                (1) insofar as it consists of cash, shall be computed as the amount of cash received by the Corporation, and insofar as it consists of securities or other property, shall be computed as of the date immediately preceding such issue, sale, grant or assumption as the Fair Value of such consideration (or, if such consideration is received for the issue or sale of Additional Shares of Series A Common Stock and the Market Price of such securities is less than the Fair Value of such consideration, then such consideration shall be valued at the Market Price of such Additional Shares of Series A Common Stock), in each case without deducting any expenses paid or incurred by the Corporation, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services or any accrued interest or dividends in connection with such issue or sale, and

                (2) in case Additional Shares of Series A Common Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Corporation for a consideration that covers both, shall be the proportion of such consideration so received, computed as provided in clause (i) above, allocable to such Additional Shares of Series A Common Stock or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors or the Corporation.

             (B) All Additional Shares of Series A Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class or series of stock of the Corporation and all Additional Shares of Series A Common Stock issued to effect a subdivision of the outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock (by reclassification or otherwise than by payment of a dividend in Series A Common Stock) shall be deemed to have been issued without consideration.

             (C) Additional Shares of Series A Common Stock deemed to have been issued for consideration pursuant to subparagraph (d)(viii) of this
        Article V, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                (1) the total amount, if any, received and receivable by the Corporation as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subsection (A);

          by

                (2) the maximum number of shares of Series A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (x) Treatment of Stock Dividends, Stock Splits and the Like. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall declare or pay any dividend or other distribution on any class or series of securities of the Corporation payable in shares of Series A Common Stock, or shall effect a subdivision of the outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock (by reclassification or otherwise than by payment of a dividend in Series A Common Stock), then, and in each such case, Additional Shares of Series A Common Stock shall be deemed to have been issued (A) in the case of any such dividend or other distribution, immediately after the close of business on the record date for the determination of holders of any class or series of securities entitled to receive such dividend or other distribution (or if no such record is taken, then immediately prior to such payment or other distribution), or (B) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

          (xi) Adjustments for Combinations and the Like. In case at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, the outstanding shares of Series A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Common Stock, the Conversion Price of the Series B Common Stock or the Series C Common Stock, as applicable, in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (xii) Adjustments for Reclassification, Exchange and Substitution. If the Series A Common Stock issuable upon conversion of the Series B Common Stock or the Series C Common Stock shall be changed into the same or a different number of shares of any other class or series of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price (and the corresponding Conversion Rate) then in effect with respect to the Series B Common Stock or the Series C Common Stock, as the case may be, shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Common Stock and the Series C Common Stock shall be convertible into, in lieu of the number of shares of Series A Common Stock that the holders would otherwise have been entitled to receive, that number of shares of such other class or series of stock equal to the number of shares of Series A Common Stock issuable upon conversion of the Series B Common Stock or the Series C Common Stock (adjusted for any combinations, consolidations, stock splits, or stock distributions or dividends with respect to such shares) immediately prior to such capital reorganization or reclassification as would have been subject to receipt by the holders upon conversion of such series immediately before that change.

          (xiii) Reorganizations, Mergers, Consolidations and Sales of
     Assets. If at any time or from time to time, there is a capital reorganization of the Series A Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this paragraph (d)), then, as a part of such capital reorganization, provision shall be made so that the holders of each of the Series B Common Stock and the Series C Common Stock shall thereafter be entitled to receive upon conversion of shares of such series the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Series A Common Stock deliverable upon conversion of the applicable series would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in applying the provisions of this paragraph (d) with respect to the rights of the holders of the Series B Common Stock and the Series C Common Stock after the capital reorganization to the end that the provisions of subparagraphs (d)(vi) through (xii) of this Article V (including adjustment of the Conversion Price of such series then in effect and the number of shares issuable upon conversion of the Series B Common Stock and the Series C Common Stock, respectively) shall be applicable after that event and be as nearly equivalent as practicable.

          (xiv) Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Conversion Price of the Series B Common Stock or the Series C Common Stock required hereunder would be less than 1% of such Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall equal in the aggregate at least 1% of such Conversion Price.

          (xv) Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Conversion Price of the Series B Common Stock or the Series C Common Stock, then and in each such case the Corporation shall promptly deliver to each holder of such shares of such stock an officer's certificate stating the applicable Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Series A Common Stock issuable upon conversion thereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within ninety (90) days after the end of each fiscal year in which any such adjustment shall have occurred, or within thirty
     (30) days after any request therefor by any holder of Series B Common Stock or Series C Common Stock stating that such holder contemplates the conversion of such stock, the Corporation will obtain and deliver to such holder the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Board of Directors, which opinion shall confirm the statements in the most recent officer's certificate delivered under this subparagraph
     (d)(xv). It is understood and agreed that the independent public accountants rendering any such opinion shall be entitled expressly to assume in such opinion the accuracy of any determination of fair value made by the Board of Directors pursuant to subparagraph (d)(ix) of this Article V.

          (xvi) Other Notices.  In case at any time:

             (A) the Corporation shall declare to the holders of Series A Common Stock any dividend in cash, whether or not a regular cash dividend;

             (B) the Corporation shall declare or pay any dividend upon Series A Common Stock payable in stock or make any special dividend or other distribution (other than cash dividends) to the holders of Series A Common Stock;

             (C) the Corporation shall offer for subscription pro rata to the holders of Series A Common Stock any additional shares of stock of any class or series or other rights;

             (D) there shall be any capital reorganization or reclassification of the capital stock of the Corporation or Sale or Merger;

             (E) there shall be a voluntary or involuntary Liquidation or any partial liquidation of the Corporation or distribution to holders of Series A Common Stock;

             (F) there shall be made any tender offer for any shares of capital stock of the Corporation; or

             (G) the Series A Common Stock shall cease to be or shall be suspended from being a publicly traded security, (i) listed on the New York Stock Exchange or the American Stock Exchange, (ii) quoted by the Nasdaq Market or any successor thereto or comparable system, or (iii) quoted or published in the over-the-counter market;

     then, in any one or more of such cases, the Corporation shall give to each holder of shares of Series B Common Stock or Series C Common Stock (1) at least fifteen (15) days prior to any event referred to in subsection (A) or (B) above, at least thirty (30) days prior to any event referred to in subsection (C), (D) or (E) above, and within five (5) days after it has knowledge that any of the events specified in subsections (F) and (G) is imminent, written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, or partial liquidation or the date by which stockholders must tender shares in any tender offer and (2) in the case of any such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, partial liquidation or tender offer known to the Corporation, at least thirty (30) days' prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Series A Common Stock shall be entitled to exchange their Series A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, partial liquidation or tender offer, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of security holders, if either is required.

          (xvii) Prohibition of Certain Actions. In addition to any other rights provided by law, at any time when shares of Series B Common Stock or Series C Common Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law, and in addition to any other vote required by law, without the consent of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series B Common Stock and Series C Common Stock, given in writing or by a vote in a meeting, consenting or voting (as the case may be) separately as a single group, the Corporation will not, by amendment of the Certificate of Incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this paragraph (d), but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may reasonably be requested by any holder of shares of Series B Common Stock or Series C Common Stock in order to protect the privileges of each holder against dilution or other impairment, consistent with the tenor and purpose of this paragraph (d). Without limiting the generality of the foregoing, the Corporation (A) will not increase the par value of any shares of Series A Common Stock receivable upon the conversion of shares of Series B Common Stock or Series C Common Stock above the applicable Conversion Price then in effect, (B) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Series A Common Stock, free and clear of any liens, charges or encumbrances upon the conversion of shares of Series B Common Stock or Series C Common Stock from time to time outstanding, (C) will not take any action which results in any adjustment of the applicable Conversion Price if the total number of shares of Series A Common Stock issuable after the action upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock would exceed the total number of shares of Series A Common Stock then authorized by this Certificate of Incorporation and available for the purpose of issue upon such conversion, (D) will not issue any capital stock of any class or series which has the right to more than one vote per share or any capital stock of any class or series which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in respect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets, and (E) will not otherwise amend, alter or change the designations or the powers, preferences, rights, privileges or restrictions of the Series B Common Stock or the Series C Common Stock materially or adversely.

          (xviii) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Series A Common Stock, solely for the purpose of issue upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock, such number of shares of Series A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock, and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Series A Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation or any other person, and free from all taxes, liens, charges and encumbrances with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that such shares of Series A Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the

     National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Series A Common Stock may be listed.

                                  ARTICLE VI.

     No holder of any of the shares of stock of the Corporation, whether now or hereafter authorized or issued, shall have any pre-emptive rights or preference rights, or be entitled, as of right, to purchase or subscribe for (a) any unissued stock of any class, or (b) any additional stock of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (c) any warrants, options or rights to purchase or subscribe for shares of stock of the Corporation of any class, or to purchase or subscribe for any convertible or exchangeable obligations, whether now or hereafter authorized or whether unissued or issued and thereafter acquired by the Corporation. Any such stock or other securities herein enumerated may be issued and disposed of pursuant to resolutions of the Board of Directors at such prices and upon such terms as may be deemed advisable to the Board of Directors in the exercise of its discretion.

                                  ARTICLE VII.

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

                                 ARTICLE VIII.

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          (b) The Board of Directors may adopt, amend or repeal the Bylaws of this Corporation.

          (c) Election of directors need not be by written ballot.

                                  ARTICLE IX.

     The Corporation reserves the right to repeal, alter, amend or rescind any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, except as otherwise limited by the other provisions of this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X.

     (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article X or otherwise.

     (b) Non-Exclusivity of Rights. The rights conferred by this Article X shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this Certificate of Incorporation or the Corporation's Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     (c) Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

          (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     (d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (e) Survival of Rights. The rights set forth in this Article X are contract rights and survive any change to this Article X. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                  ARTICLE XI.

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE XII.

     Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by all of the stockholders of the Corporation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and does further amend the provisions of the Corporation's Certificate of Incorporation and having been duly adopted and approved in accordance with the General Corporation Law of the State of
Delaware, has been executed this      day of           , 2003, by E. Randall
Chestnut, the Corporation's authorized officer.

                                          --------------------------------------
                                                   E. Randall Chestnut,
                                           Chairman of the Board, President and
                                                 Chief Executive Officer

                                                                      APPENDIX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                         CROWN CRAFTS MERGER SUB, INC.

                                   ARTICLE I.

     The name of the Corporation is Crown Crafts Merger Sub, Inc. (the "Corporation").

                                  ARTICLE II.

     The Corporation is organized pursuant to the provisions of the Delaware General Corporation Law ("DGCL").

                                  ARTICLE III.

     The period of duration of the Corporation is perpetual.

                                  ARTICLE IV.

     The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the DGCL.

                                   ARTICLE V.

     (a) Authorized Classes and Series and Numbers of Shares. The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 74,000,000 shares, all of which shall be common stock, with a par value of $0.01 per share (the "Common Stock").

     (b) Common Stock. The Common Stock may be issued from time to time in one or more series. All shares of Common Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series. The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Common Stock in one or more series, with such number of shares, such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto. The respective preferences, limitations, rights and other matters related to the Series A Common Stock of the Corporation, which series consists of 73,500,000 shares (the "Series A Common Stock"), are set forth below in paragraph (c) of this Article V.

     (c) Series A Common Stock. The following is a statement of the preferences, limitations and relative rights in respect of the Series A Common
Stock:

          (i) With respect to all such matters upon which stockholders are entitled to vote or give consent, each holder of Series A Common Stock shall be entitled to one (1) vote (in person or by proxy) for each share of Series A Common Stock held by such holder on the record date for the determination of stockholders entitled to vote.

          (ii) Subject to the provisions of applicable law, the holders of shares of Series A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation.

          (iii) In the event of a Liquidation (as hereinafter defined) or other similar event, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the assets of the Corporation shall be distributed ratably to the holders of Series A Common Stock in proportion to the number of shares held by them. For purposes hereof, "Liquidation" shall mean the liquidation, dissolution or winding up of the Corporation, or such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole.

                                  ARTICLE VI.

     No holder of any of the shares of stock of the Corporation, whether now or hereafter authorized or issued, shall have any pre-emptive rights or preference rights, or be entitled, as of right, to purchase or subscribe for (a) any unissued stock of any class, or (b) any additional stock of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (c) any warrants, options or rights to purchase or subscribe for shares of stock of the Corporation of any class, or to purchase or subscribe for any convertible or exchangeable obligations, whether now or hereafter authorized or whether unissued or issued and thereafter acquired by the Corporation. Any such stock or other securities herein enumerated may be issued and disposed of pursuant to resolutions of the Board of Directors at such prices and upon such terms as may be deemed advisable to the Board of Directors in the exercise of its discretion.

                                  ARTICLE VII.

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

                                 ARTICLE VIII.

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (i) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          (ii) The Board of Directors may adopt, amend or repeal the Bylaws of this Corporation.

          (iii) Election of directors need not be by written ballot.

                                  ARTICLE IX.

     The Corporation reserves the right to repeal, alter, amend or rescind any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, except as otherwise limited by the other provisions of this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X.

     (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article X or otherwise.

     (b) Non-Exclusivity of Rights. The rights conferred by this Article X shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this Certificate of Incorporation or the Corporation's Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     (c) Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

          (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     (d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (e) Survival of Rights. The rights set forth in this Article X are contract rights and survive any change to this Article X. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                  ARTICLE XI.

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE XII.

     Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by all of the stockholders of the Corporation.

                                 ARTICLE XIII.

     The incorporator is Steven E. Fox, Esq., whose mailing address is Rogers & Hardin LLP, 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303.

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, and, accordingly, have hereto set my hand this 5th day of August, 2003.

                                                   /s/ STEVEN E. FOX
                                          --------------------------------------
                                                      Steven E. Fox
                                                       Incorporator

                                                                      APPENDIX C

                                     BYLAWS
                                       OF
                         CROWN CRAFTS MERGER SUB, INC.

                                   ARTICLE I

                                    OFFICES

     SECTION 1.1. The Registered Office and Principal Executive Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent of the Corporation in said State shall be The Corporation Trust Company. The principal executive office of the Corporation shall be located at 916 South Burnside Avenue, Gonzales, Louisiana, or at such other place within or without the State of Louisiana as may be fixed by the Board of Directors.

     SECTION 1.2. Other Offices. The Corporation may also maintain an office or offices at such other place or places as the Board of Directors may from time to time select.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1. Annual Meetings. The annual meeting of stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting directors shall be elected and any other business may be transacted as may be properly brought before the meeting.

     SECTION 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request in writing of (i) a majority of the Board of Directors or (ii) stockholders owning at least seventy-five percent (75%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat. Any such request shall state the purpose or purposes of the proposed meeting. Notwithstanding any other provisions of these Bylaws or the Certificate of Incorporation, the provisions of this Section 2.2 may not be repealed or amended in any respect (including, without limitation, the amendment of the third sentence of this Section 2.2), nor may any provision of the Certificate of Incorporation or these Bylaws be adopted inconsistent with this Section 2.2, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

     SECTION 2.3. Place of Meeting. All meetings of stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated in the respective notices or waivers or notice thereof.

     SECTION 2.4. Notice of Annual Meetings. The Secretary or Assistant Secretary shall give written or printed notice of the annual meeting stating the place, date and hour of the meeting to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     SECTION 2.5. Notice of Special Meeting. Upon receipt of request for a special meeting of stockholders in writing from a person or persons entitled to call any such meeting, the officer receiving such notice forthwith shall cause written notice to be given to the stockholders entitled to vote at such meeting that a meeting will be held at the time requested by the person or persons requesting a meeting, which date shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt by such officer of the request. Business conducted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.6. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. The list shall also be produced and maintained at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder.

     SECTION 2.7. Persons Entitled to Vote. Except as otherwise provided by law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given, shall be entitled to notice of a stockholders' meeting, or to vote at such meeting.

     SECTION 2.8. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders or entitled to receive any dividend or distribution, or to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

     SECTION 2.9. Quorum and Adjournments. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation of the Corporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of shares of stock who are present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, except as indicated in the next paragraph. Except as otherwise provided by statute or in the Certificate of Incorporation of this Corporation, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present, shall be the act of the stockholders.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     SECTION 2.10. Order of Business. The order of business at each meeting of the stockholders shall be determined by the Chairman of the Board as the chairman of the meeting.

     SECTION 2.11. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise provided herein or required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

     SECTION 2.12. Inspectors. In advance of any meeting of the stockholders, the chairman of such meeting shall appoint at least one inspector of elections to act at the meeting and make a written report thereof. Each inspector so appointed shall first subscribe an oath on affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

     SECTION 2.13.  Advance Notice of Stockholder Proposals.

     (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.13(a). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section
2.13. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding the provisions of this Section 2.13(a), if the Corporation is subject to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, business consisting of a proposal properly included in the Corporation's proxy statement with respect to a meeting pursuant to such Rule may be transacted at a meeting.

     (b) Nominations for the election of directors may be made (i) by the Board of Directors or (ii) by any stockholder entitled to vote in the election of directors who complies with the notice procedures set forth in this Section 2.13(b). A stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than ninety (90) days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.13(b). The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

     SECTION 2.14. Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by all of the stockholders of the Corporation.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 3.1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

     SECTION 3.2. Number, Election and Term. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than fifteen (15), the exact number thereof to be determined by resolution of the Board of Directors; provided, however, that the number of directors may be increased or decreased from time to time by the Board of Directors by amendment of this bylaw, but no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected by plurality vote at the annual meeting of stockholders, except as hereinafter provided. Directors shall be natural persons who have attained the age of eighteen (18) years, but need not be residents of the State of Delaware or stockholders of the Corporation. The Board of Directors of the Corporation shall be divided into three (3) classes which shall be as nearly equal in number as is possible. At the first election of directors to such classified Board, each Class 1 director shall be elected to serve until the next ensuing annual meeting of stockholders, each Class 2 director shall be elected to serve until the second ensuing annual meeting of stockholders and each Class 3 director shall be elected to serve until the third ensuing annual meeting of stockholders, and in each case until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. At each annual meeting of stockholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Notwithstanding any of the foregoing provisions of this Section 2, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office.

     In the event of any change in the authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible, of one-third of the authorized number of directors; provided, that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decease shall become effective only as and when the term or terms of office of the class or classes of directors affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur.

     SECTION 3.3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by such Chairman of the Board or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.4. Vacancies, etc. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next election of directors, and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     SECTION 3.5. Removal of Directors. At any stockholders' meeting with respect to which notice of such purpose has been given, any director may be removed from office for cause by the vote of stockholders representing seventy-five percent (75%) of the issued and outstanding capital stock entitled to vote for the election of directors, and his successor may be elected at the same or any subsequent meeting of stockholders; provided, that to the extent any vacancy created by such removal is not filled by such an election within sixty

(60) days after such removal, the remaining directors shall, by majority vote, fill such vacancy. Notwithstanding any other provisions of these Bylaws or the Certificate of Incorporation, the provisions of this Section 3.5 may not be repealed or amended in any respect (including, without limitation, the amendment of the second sentence of this Section 3.5), nor may any provision of the Certificate of Incorporation or these Bylaws be adopted inconsistent with this
Section 3.5, unless such action is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 4.1. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the States of Delaware and Louisiana.

     SECTION 4.2. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place, as the annual meeting of stockholders at which time the Board shall elect its officers. The Board of Directors may provide, by resolution, the time and place, within or without the States of Delaware and Louisiana for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4.3. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, or a majority of directors then in office upon forty-eight (48) hours' written notice by mail before the date of the meeting or twenty-four (24) hours' notice delivered personally or by telephone, telegram, or facsimile to each director, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 8.2 of these Bylaws.

     SECTION 4.4. Quorum. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 4.5. Meeting Participation by Conference Telephone. Any director may participate in a meeting of the Board or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     SECTION 4.6. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of any such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 4.7. Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings if approved by a resolution adopted by a majority of the members of the Board of Directors.

                                   ARTICLE V

                            COMMITTEES OF DIRECTORS

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

                                   ARTICLE VI

                                    OFFICERS

     SECTION 6.1. Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer or a Treasurer or both. The Board of Directors may also choose a Vice Chairman, one or more Senior Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, each of whom shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

     SECTION 6.2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board. Each principal officer shall hold office until his successor shall have been duly chosen and shall qualify or until his earlier death or his earlier resignation or removal in the manner hereinafter provided.

     SECTION 6.3. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 6.4. Removal of Officers. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by any committee of officers upon whom such power of removal may be conferred by the Board.

     SECTION 6.5. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Board or the Chairman of the Board or Secretary, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.6. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Board of Directors. He may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. He shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding between the officers of the Corporation subject only to actions of the Board of Directors. He may also delegate such of his duties to the President or such other officers as the Chairman of the Board from time to time deems appropriate.

     SECTION 6.7. President. The President shall be the Chief Executive Officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall attend all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws, the Chairman of the Board or the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board. The President shall, at all times, have concurrent power with the Chairman of the Board to sign bonds, mortgages, certificates for shares and other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation.

     SECTION 6.8. Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe.

     SECTION 6.9. Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

     SECTION 6.10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

     SECTION 6.11. Assistant Treasurer. The Assistant Treasurer shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Chairman of the Board or the Board of Directors may from time to time prescribe or perform such duties of the Treasurer as the Treasurer of this Corporation may delegate from time to time.

     SECTION 6.12. Secretary. The Secretary (or Assistant Secretary if appropriately delegated) shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book for that purpose and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or such Assistant Secretary. The Chairman of the Board or the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 6.13. Assistant Secretary. The Assistant Secretary, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board or the Board of Directors, or the Secretary may from time to time prescribe.

     SECTION 6.14. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                                  ARTICLE VII

                                     STOCK

     SECTION 7.1. Certificate of Shares. Every owner of shares in this Corporation shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation or any law, as shall be prescribed by the Board of Directors, certifying the number of shares, and class or series, owned by him in the Corporation. Every certificate for shares shall be signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary. Subject to the restrictions provided by law, signatures may be facsimile and shall be effective irrespective of whether any person whose signature appears on the certificates shall have ceased to be such officer before the certificate is delivered by the Corporation. Such certificate issued shall bear all statements or legends required by law to be affixed thereto.

     SECTION 7.2. Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

     SECTION 7.3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated certificate, upon the making of an affidavit of that fact by the person claiming the same, if the Corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof. The Board of Directors may, in its discretion, require the owner of the lost, stolen, or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board of Directors shall, in its uncontrolled discretion, determine, to indemnify the Corporation against any claim that may be made against it on account of alleged loss, theft or destruction of any such certificate or the issuance of such new certificates.

     SECTION 7.4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize as the exclusive owner of shares of the Corporation for all purposes as regards the Corporation, the person in whose name the shares stand registered on its books as the owner and such person exclusively shall be entitled to receive dividends and to vote as such owner. To the extent permissible under law, the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it shall have express or other notice thereof.

     SECTION 7.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with law or with the Certificate of Incorporation as may be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation, and may appoint transfer agents, transfer clerks and registrars thereof.

     SECTION 7.6. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President, any

Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, form time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII

                                    NOTICES

     SECTION 8.1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile or cable and such notice shall be deemed to be given at the time of receipt thereof if given personally at the time of transmission thereof if given by telegram, facsimile or cable.

     SECTION 8.2. Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member or a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of the capital stock or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     SECTION 9.2. Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

     SECTION 9.3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 9.4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE X

                    DIRECTORS' LIABILITY AND INDEMNIFICATION

     SECTION 10.1. Directors' Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

     SECTION 10.2. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article or otherwise.

     SECTION 10.3. Non-Exclusivity of Rights. The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Corporation's Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     SECTION 10.4. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

          (a) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (b) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     SECTION 10.5.  Indemnification of Employees and Agents of the
Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     SECTION 10.6. Survival of Rights. The rights set forth in this Article X are contract rights and survive any change to this Article X. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

     SECTION 10.7. Amendment. This Article X is also contained in Articles VIII and XI of the Corporation's Certificate of Incorporation, and accordingly, may be altered, amended or repealed only to the extent and at the time the comparable Certificate Article is altered, amended or repealed. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                   ARTICLE XI

                                   AMENDMENTS

     Except as otherwise specifically stated within an Article to be altered, amended or repealed, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

                                                                      APPENDIX D

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CROWN CRAFTS, INC.

                    (Originally incorporated August 5, 2003
                 under the name Crown Crafts Merger Sub, Inc.)

                                   ARTICLE I.

     The name of the Corporation is Crown Crafts, Inc. (the "Corporation").

                                  ARTICLE II.

     The Corporation is organized pursuant to the provisions of the Delaware General Corporation Law ("DGCL").

                                  ARTICLE III.

     The period of duration of the Corporation is perpetual.

                                  ARTICLE IV.

     The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the DGCL.

                                   ARTICLE V.

     (a) Authorized Classes and Series and Numbers of Shares. The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 75,000,000 shares, (i) 74,000,000 shares of which shall be common stock, with a par value of $0.01 per share (the "Common Stock"), and (ii) 1,000,000 shares of which shall be preferred stock, with a par value of $0.01 per share (the "Preferred Stock").

          (i) Common Stock. The Common Stock shall consist of 73,500,000 shares of Series A Common Stock (the "Series A Common Stock"), 327,940 shares of Series B Common Stock (the "Series B Common Stock") and 172,060 shares of Series C Common Stock (the "Series C Common Stock"), with each such series of Common Stock to have such voting powers, designations, preferences and relative, participating and other special rights, and such qualifications, limitations and restrictions, as set forth below.

          (ii) Preferred Stock. Notwithstanding anything in subparagraph
     (d)(xvii) of this Article V to the contrary, the Preferred Stock may be issued from time to time in one or more series and only as described below in connection with the Rights Plan (defined hereinafter). All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any of the shares of Preferred Stock in one or more series and to fix the number of shares of each such series. Each series of Preferred Stock may entitle the holders of shares of such series to the rights of voting and economic participation equivalent to those of holders of any multiple of shares of Series A Common Stock, may be convertible into shares of Series A Common Stock and otherwise may possess such voting powers, full or limited, or no voting powers, and such other designations, qualifications, limitations, restrictions and relative rights as are consistent with this subparagraph
     (a)(ii) and adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL;

     provided that no series of Preferred Stock shall have any economic rights, preferences or powers superior to the shares of Series A Common Stock other than specifically provided above or entitle holders thereof to any redemption right not granted to holders of Series A Common Stock under the Rights Plan. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any such series is so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. Notwithstanding anything herein to the contrary, in no event shall the Corporation issue any shares of Preferred Stock other than in connection with any exercise of the stock purchase rights issued pursuant to that certain Amended and Restated Rights Agreement between the Corporation and SunTrust Bank dated as of August 6, 2003, as the same may be amended from time to time in accordance with its terms (the "Rights Plan").

     (b) Certain Definitions. For the purposes of the designations that follow, the following terms shall have the meanings specified:

     "Additional Shares of Series A Common Stock" shall mean all shares of Series A Common Stock issued or sold (or deemed to be issued pursuant to subparagraph (d)(viii) or (d)(ix) of this Article V) by the Corporation after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, whether or not subsequently reacquired or retired by the Corporation, other than shares of Series A Common Stock issued (i) upon the exercise or partial exercise of the Warrants, (ii) upon the conversion of the Series B Common Stock or the Series C Common Stock into shares of Series A Common Stock; or (iii) pursuant to that certain Amended and Restated Restricted Stock Plan of the Corporation adopted as of June 17, 2003.

     "Affiliate" with respect to a particular person shall mean a person that directly or indirectly controls, is controlled by, or is under common control with such person; control for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" shall mean any day on which banks are open for business in New York City (other than a Saturday, Sunday or legal holiday in the States of New York or New Jersey), provided, that any reference to "days" (unless Business Days are specified) shall mean calendar days.

     "CCI" shall mean Crown Crafts, Inc., a Georgia corporation, which merged with and into the Corporation pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of Delaware.

     "Conversion Price" shall have the meaning given to such term in subparagraph (d)(v)(A) of this Article V.

     "Conversion Rate" shall have the meaning given to such term in subparagraph
(d)(v)(A) of this Article V.

     "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than Series A Common Stock) or other securities that are or may be at any time directly or indirectly convertible into or exchangeable for Additional Shares of Series A Common Stock.

     "Credit Agreement" shall mean that certain Credit Agreement by and among CCI, Churchill Weavers, Inc., Hamco, Inc., and Crown Crafts Infant Products, Inc., as borrowers, and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), as a lender and as agent for the lenders thereunder, dated as of July 23, 2001, as amended.

     "Fair Value" shall mean, with respect to any securities or other property, the fair value thereof as of a date that is within fifteen (15) days of the date as of which the determination is to be made (a) determined by agreement between the Corporation and the Required Holders, or (b) if the Corporation and the Required Holders fail to agree, determined jointly by an independent investment banking firm retained by the Corporation and by an independent investment banking firm retained by the Required Holders, either of which firms may be an independent investment banking firm regularly retained by the Corporation, or
(c) if the Corporation or the Required Holders shall fail so to retain an independent investment banking firm within ten (10) Business Days of the retention of such a firm by the Required Holders or the Corporation, as the case may be, determined solely by the firm so retained, or (d) if the firms so retained by the Corporation and by such holders shall be unable to reach a joint determination within fifteen (15) Business Days of the retention of the last firm so retained, determined by another independent investment banking firm which is not a regular investment banking firm of the Corporation chosen by the first two such firms.

     "Invested Amount" per share of Series B Common Stock or Series C Common Stock shall mean the price per share at which shares of such series are issued on the Original Issue Date thereof (as such price is adjusted for changes in the shares of such series by stock split, stock dividend, or the like occurring after such Original Issue Date).

     "Liquidation" shall mean the liquidation, dissolution or winding up of the Corporation, or such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole.

     "Loan Agreement" shall mean that certain Subordinated Note and Warrant Purchase Agreement by and among CCI and Wachovia Bank, National Association (successor by merger to Wachovia Bank, N.A.), The Prudential Insurance Company of America and Banc of America Strategic Solutions, Inc. (as assignee of Bank of America, N.A.), dated as of July 23, 2001, as amended.

     "Loan Closing Date" shall mean the closing date of the transactions contemplated by the Credit Agreement and the Loan Agreement.

     "Market Price" shall mean with respect to Series A Common Stock, as of any date specified herein, the amount per share equal to (i) the average sale price of the last sale price of shares of Series A Common Stock, regular way, or of shares of such stock (or equivalent equity interests) for the immediately preceding twenty (20) Business Days or, if no such sale takes place on any such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading; or (ii) if no shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange, the average sale price of the last sale price of shares of Series A Common Stock, regular way, for the immediately preceding twenty (20) Business Days; or, if no such sale takes place on any such date, the average of the reported closing bid and asked prices thereof on such date, in each case as quoted in the Nasdaq National Market, as published by the National Quotation Bureau, Incorporated or any similar successor organization; and, in either case, as reported by any member firm of the New York Stock Exchange selected by the Corporation; or (iii) if no shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange or quoted or published in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent certified public accountants of recognized national standing selected by the Board of Directors of the Corporation, as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the Fair Value thereof; provided, that all determinations of the Market Price shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

     "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Series A Common Stock or Convertible Securities.

     "Original Issue Date" with respect to each of the Series B Common Stock and the Series C Common Stock shall mean the date on which shares of such series are first actually issued by the Corporation pursuant to exercise of any Warrants.

     "Required Holders" shall mean the holders of at least 66 2/3% of all the shares of Series B Common Stock and Series C Common Stock at the time outstanding, determined on the basis of the number of shares of Series A Common Stock into which such shares could be converted (assuming for this purpose that all conditions for conversion have been satisfied, whether or not such is actually the case).

     "Sale or Merger" shall mean any of the following:

          (i) the merger, reorganization or consolidation of the Corporation or such subsidiary or subsidiaries of the Corporation the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole into or with another corporation in which the stockholders of the Corporation or such subsidiaries immediately preceding such merger, reorganization or consolidation (solely by virtue of their shares or other securities of the Corporation or such subsidiaries) shall own fewer than fifty percent (50%) of the voting securities of the surviving corporation;

          (ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of the Corporation, whether pursuant to a single transaction or a series of related transactions or plan (which assets shall include for these purposes fifty percent (50%) or more of the outstanding voting interests of such of the Corporation's subsidiaries the assets of which constitute all or substantially all the assets of the Corporation and its subsidiaries taken as a whole);

          (iii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of such of the Corporation's subsidiaries the assets of which constitute all or substantially all of the assets of the Corporation and such subsidiaries taken as a whole; or

          (iv) the sale or transfer, whether in a single transaction or pursuant to a series of related transactions, of securities of the Corporation such that all holders of securities of the Corporation that are entitled to vote by virtue of holding such securities with respect to matters generally that are voted on by stockholders of the Corporation (and not any matter requiring an additional series or other special vote) (collectively, the "Corporation's Voting Power") immediately prior to such transaction or series of related transactions do not hold after such transaction such securities of the Corporation that constitute more than a majority of the Corporation's Voting Power.

     "Series A Common Stock Equivalents" shall mean securities or rights convertible into or entitling the holder thereof to purchase or receive shares of Series A Common Stock.

     "Warrants" shall mean those certain Series B Common Stock Purchase Warrants and that certain Series C Common Stock Purchase Warrant (as the same may be divided or combined in accordance with their terms) of even date therewith issued pursuant to the Loan Agreement, and any amendments, modifications or replacements thereof, including, without limitation, any Warrants to acquire shares of the capital stock of the Corporation issued in connection with the merger of CCI with and into the Corporation.

     (c) Series A Common Stock. The following is a statement of the preferences, limitations and relative rights in respect of the Series A Common Stock.

          (i) Voting Rights. With respect to all such matters upon which stockholders are entitled to vote or give consent, each holder of Series A Common Stock shall be entitled to one (1) vote (in person or by proxy) for each share of Series A Common Stock held by such holder on the record date for the determination of stockholders entitled to vote.

          (ii) Dividends. Subject to the provisions of applicable law, the holders of shares of Series A Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation.

          (iii) Liquidation. In the event of a Liquidation or other similar event, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the assets of the Corporation shall be distributed ratably to the holders of Series A Common Stock in proportion to the number of shares held by them.

     (d) Series B Common Stock and Series C Common Stock. The following is a statement of the designations and preferences, limitations and relative rights in respect of each of the Series B Common Stock and the Series C Common Stock.

          (i) Rank. Each of the Series B Common Stock and the Series C Common Stock shall, with respect to dividend rights and rights on Liquidation, rank pari passu with the Series A Common Stock on the basis of the number of shares of Series A Common Stock that each share of Series B Common Stock or Series C Common Stock could be converted into in accordance with subparagraph (d)(v) of this Article V.

          (ii) Voting Rights.  Except as otherwise provided in subparagraph
     (d)(xvii) of this Article V or as otherwise provided by law, the holders of Series B Common Stock and of Series C Common Stock shall have no voting rights.

          (iii) Dividends. In the event that any dividends are declared or paid on the Series A Common Stock (other than dividends paid in shares of additional Series A Common Stock or Series A Common Equivalents that are subject to subparagraph (d)(x) of this Article V), the holder of each share of Series B Common Stock and of Series C Common Stock shall be entitled to receive like dividends on the basis of the number of shares of Series A Common Stock into which such share of Series B Common Stock or Series C Common Stock, as the case may be, could be converted in accordance with subparagraph (d)(v) of this Article V, assuming for such purposes that all conditions for conversion have been satisfied, whether or not such is actually the case.

          (iv) Liquidation. In the event of a Liquidation or other similar event, each holder of a share of Series B Common Stock or Series C Common Stock shall be entitled to receive a share of the proceeds thereof identical to those received by the holders of the Series A Common Stock on the basis of the number of shares of Series A Common Stock into which a share of Series B Common Stock or Series C Common Stock could be converted in accordance with subparagraph (d)(v) of this Article V, assuming for such purpose that all conditions for conversion have been satisfied, whether or not such is actually the case.

          (v) Conversion Price and Rate.

             (A) Subject to and in compliance with the provisions of this subparagraph (d)(v), shares of Series B Common Stock and of Series C Common Stock may, at the option of the holder, be converted after the occurrence of one of the events listed below with respect to a particular series into fully paid and nonassessable shares of Series A Common Stock at the rate (the "Conversion Rate" of such series) of one share of Series B Common Stock or Series C Common Stock, as the case may be, to the number of shares of Series A Common Stock that equals the quotient obtained by dividing the Invested Amount of the series in question by the Conversion Price of such series (defined hereinafter). Thus, the number of shares of Series A Common Stock to which a holder of Series B Common Stock or Series C Common Stock shall be entitled upon any conversion provided for in this subparagraph (d)(v) shall be the product obtained by multiplying the Conversion Rate of such series by the number of shares of such series being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of the series to be converted in accordance with the procedures described in subparagraph
        (d)(v)(B) of this Article V. The "Conversion Price" of each of the Series B Common Stock and the Series C Common Stock shall be equal to the Invested Amount thereof, except as otherwise adjusted as provided hereunder in subparagraphs (d)(vi) through (xiv) of this Article V. The initial Conversion Rate of each of the Series B Common Stock and the Series C Common Stock shall be one share of such series for 44.69107183 shares of Series A Common Stock.

                (1) Each share of Series B Common Stock may be converted at any time at the option of the holder thereof into shares of Series A Common Stock following the transfer of such share of Series B Common Stock by the person to which the Corporation originally issued such share (the "Original Series B Holder") to a person not an Affiliate of the Original Series B Holder.

                (2) The shares of Series C Common Stock may be converted at any time at the option of the holders thereof into shares of Series A Common Stock following the earliest to occur of the following events:

                    (a) with respect to a particular share of Series C Common
               Stock, the transfer of such share of Series C Common Stock by the person to which the Corporation originally issued such share (the "Original Series C Holder") to a person not an Affiliate of the Original Series C Holder;

                    (b) with respect to all shares of Series C Common Stock then outstanding, the closing of a Sale or Merger of the Corporation;

                    (c) with respect to all shares of Series C Common Stock then outstanding, the transfer (whether in one or a series of transactions over time) after the Loan Closing Date by the individuals constituting the Corporation's Management Group (defined for this purpose to mean the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and each Vice President) of greater than fifty percent (50%) of the Series A Common Stock represented on an as-converted or as-exercised basis by the shares of Series A Common Stock and Series A Common Stock Equivalents held in the aggregate by the Management Group as of the Loan Closing Date; provided, however, that such transfer shall not include any pledge of shares of Series A Common Stock made pursuant to a bona fide loan transaction that creates a mere security interest or any transfer to a trust for the benefit of a member of Management Group or for the benefit of an ancestor, descendant or spouse of such member, provided also that such member retains control over voting such shares;

                    (d) with respect to all shares of Series C Common Stock then outstanding, the transfer after the Loan Closing Date by those persons who constitute, as of the Loan Closing Date, the three largest stockholders of the Corporation, in one or a series of transactions over time, of greater than seventy-five percent (75%) of the Series A Common Stock represented on an as-converted or as-exercised basis by the shares of Series A Common Stock and Series A Common Stock Equivalents outstanding on the Loan Closing Date;

                    (e) with respect to all shares of Series C Common Stock then outstanding, the occurrence of an Event of Default (as defined in the Loan Agreement or the Credit Agreement) by the Corporation following the Loan Closing Date consisting of the nonpayment of principal, interest or any other amount due and owing to The Prudential Insurance Company of America or its successors or assigns under either the Credit Agreement or the Loan Agreement;

                    (f) with respect to all shares of Series C Common Stock then outstanding, the failure by the Corporation to pay an aggregate of $250,000 in indebtedness, whether principal or interest, in addition to that described in clause (e) above;

                    (g) with respect to all shares of Series C Common Stock then outstanding, the resignation, removal or death at one time or over time of one third (1/3) of the members of the Board of Directors and the election of substitutes therefor at any time following the Loan Closing Date; and

                    (h) the breach following the Loan Closing Date of any of the financial covenants made by the Corporation in the Loan Agreement or the Credit Agreement.

In the event that any of the events described in this subparagraph (d)(v)(A)(2) shall occur prior to the Original Issue Date of the Series C Common Stock, all the holders of shares of Series C Common Stock shall be entitled to exercise the conversion rights provided in this subparagraph (d)(v) at any time following issuance of such shares.

             (B) Mechanics of Conversion. Notwithstanding the provisions of subparagraph (d)(v)(A) of this Article V, the Corporation shall not be obligated to issue certificates evidencing the shares of Series A Common Stock issuable upon conversion unless the certificates evidencing the shares of Series B Common Stock or Series C Common Stock being converted are either delivered to the Corporation or its transfer agent as provided below, or any holder of any such certificates notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion, the holders of Series B Common Stock or Series C Common Stock subject thereto shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the same, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Series A Common Stock to be issued, if different from the name shown on the books and records of the Corporation. The Corporation shall, as soon as practicable thereafter and in no event later than twenty (20) days after the surrender of the certificates of the shares of the series sought to be converted, issue and deliver at such office to the holder of such shares, or to the nominee or nominees of such holder as provided in such notice, a certificate or certificates for the number of shares of Series A Common Stock into which the shares of Series B Common Stock or Series C Common Stock (as the case may be) were convertible on the date on which such conversion was effective to which such holder shall be entitled as provided in such sections. The delivery of the new certificates may be conditioned on the person or persons to which the holder has requested delivery making such written representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The person or persons entitled to receive the shares of Series A Common Stock issuable upon a conversion pursuant to subparagraph (d)(v)(A) of this Article V shall be treated for all purposes as the record holder or holders of such shares of Series A Common Stock as of the effective date of conversion specified in such subsection.

          (vi) Adjustment for Additional Shares of Series A Common Stock. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock and of the Series C Common Stock, respectively, shall issue or sell Additional Shares of Series A Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to subparagraphs (d)(viii) and (d)(ix) of this Article V, without consideration or for a consideration per share (determined pursuant to subparagraph (d)(ix) of this Article V), less than the Market Price of such series in effect on the date of and immediately prior to such issue or sale, then, and in each such case, subject to subparagraph (d)(xiv) of this
     Article V, the Conversion Price of such series shall be reduced, concurrently with such issue or sale, to a price determined by multiplying the Conversion Price of such series then in effect by a fraction,

             (A) the numerator of which shall be equal to (i) the number of shares of Series A Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Series A Common Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Series A Common Stock so issued or sold would purchase at the greater of the Market Price then in effect or the Conversion Price of the Series B Common Stock or the Series C Common Stock then in effect; and

             (B) the denominator of which shall be equal to the number of shares of Series A Common Stock outstanding immediately after such issue or sale of Additional Shares of Series A Common Stock,

provided that, for the purposes of this subparagraph (d)(vi), (x) immediately after any Additional Shares of Series A Common Stock are deemed to have been issued pursuant to subparagraph (d)(viii) or (d)(ix) of this Article V, such Additional Shares of Series A Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding. Any adjustment to the Conversion Price of the

Series B Common Stock or the Series C Common Stock shall cause simultaneously a corresponding adjustment to the Conversion Rate of such series.

          (vii) Extraordinary Dividends and Distributions. In case the Corporation at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement, any redemption or acquisition of any such stock or Options on the Series A Common Stock, and any issuance of any stock or other securities or property under the Rights Plan, whether pursuant to any exercise of the stock purchase rights provided for therein or any exchange of such rights or otherwise) other than a dividend described in subparagraph (d)(iii) or (d)(x) of this Article V or payable in Additional Shares of Series A Common Stock (except for issuances in connection with the Rights Plan) or in Options for Common Stock, then and in each such event provision shall be made so that the holders of Series B Common Stock or Series C Common Stock shall receive upon conversion thereof, in addition to the number of shares of Series A Common Stock receivable thereupon, the amount of securities and other property of the Corporation which they would have received had their shares of Series B Common Stock or Series C Common Stock been converted into Series A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under subparagraphs (d)(vi) through (xiv) of this Article V with respect to the rights of the holders of the Series B Common Stock and the Series C Common Stock.

          (viii) Treatment of Options and Convertible Securities. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any series of securities entitled to receive, any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then, and in each such case, the maximum number of Additional Shares of Series A Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, issuable upon the conversion or exchange of such Convertible Securities (or the exercise of such Options for Convertible Securities and subsequent conversion or exchange of the Convertible Securities issued), shall be deemed to be Additional Shares of Series A Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that such Additional Shares of Series A Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph (d)(ix) of this Article V) of such shares would be less than the Market Price of the Series B Common Stock or the Series C Common Stock, as the case may be, in effect, in each case, on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date or, if the Series A Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, as the case may be; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued,

             (A) if an adjustment of the Conversion Price (or the corresponding Conversion Rate) of either the Series B Common Stock or the Series C Common Stock shall be made upon the fixing of a record date as referred to in the first sentence of this subparagraph 5(d)(viii), no further adjustment of such Conversion Price (or the corresponding Conversion
        Rate) shall be made as a result of the subsequent issue or sale of any Options or Convertible Securities for the purpose of which such record date was set;

             (B) no further adjustment of such Conversion Price (or the corresponding Conversion Rate) shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or

        Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

             (C) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of Additional Shares of Series A Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), such Conversion Price (and corresponding Conversion Rate) computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

             (D) upon the expiration of any such Options or of the rights of conversion or exchange under any such Convertible Securities that shall not have been exercised (or upon purchase by the Corporation and cancellation or retirement of any such Options that shall not have been exercised or of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), such Conversion Price (and corresponding Conversion Rate) computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                (1) in the case of Options for Series A Common Stock or in the case of Convertible Securities, the only Additional Shares of Series A Common Stock issued or sold (or deemed issued or sold) were the Additional Shares of Series A Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (a) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (ii) the consideration actually received by the Corporation upon such exercise, minus (iii) the consideration paid by the Corporation for any purchase of such Options which were not exercised, or (b) an amount equal to (i) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Convertible Securities which were actually converted or exchanged, plus (ii) the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, minus (iii) the excess, if any, of the consideration paid by the Corporation for any purchase of such Convertible Securities, the rights of conversion or exchange under which were not exercised, over an amount that would be equal to the Fair Value of the Convertible Securities so purchased if such Convertible Securities were not convertible into or exchangeable for Additional Shares of Series A Common Stock; and

                (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Corporation for the Additional Shares of Series A Common Stock deemed to have then been issued was an amount equal to (a) the consideration actually received by the Corporation for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (b) the consideration deemed to have been received by the Corporation (pursuant to subparagraph (d)(ix) of this Article V) upon the issue or sale of the Convertible Securities with respect to which such Options were actually exercised, minus (c) the consideration paid by the Corporation for any purchase of such Options which were not exercised;

             (E) no recomputation pursuant to subsection (C) or (D) above shall have the effect of increasing such Conversion Price then in effect by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

             (F) no Additional Shares of Series A Common Stock shall be deemed to have been issued merely by virtue of an adjustment to the Conversion Price (and corresponding Conversion Rate) in accordance with subparagraphs (d)(vi) through (viii) of this Article V.

          (ix) Computation of Consideration.  For the purposes of subparagraphs
     (d)(vi) through (viii) of this Article V:

             (A) The consideration for the issue or sale of any Additional Shares of Series A Common Stock or for the issue, sale, grant or assumption of any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

                (1) insofar as it consists of cash, shall be computed as the amount of cash received by the Corporation, and insofar as it consists of securities or other property, shall be computed as of the date immediately preceding such issue, sale, grant or assumption as the Fair Value of such consideration (or, if such consideration is received for the issue or sale of Additional Shares of Series A Common Stock and the Market Price of such securities is less than the Fair Value of such consideration, then such consideration shall be valued at the Market Price of such Additional Shares of Series A Common Stock), in each case without deducting any expenses paid or incurred by the Corporation, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services or any accrued interest or dividends in connection with such issue or sale, and

                (2) in case Additional Shares of Series A Common Stock are issued or sold or Options or Convertible Securities are issued, sold, granted or assumed together with other stock or securities or other assets of the Corporation for a consideration that covers both, shall be the proportion of such consideration so received, computed as provided in clause (i) above, allocable to such Additional Shares of Series A Common Stock or Options or Convertible Securities, as the case may be, all as determined in good faith by the Board of Directors or the Corporation.

             (B) All Additional Shares of Series A Common Stock, Options or Convertible Securities issued in payment of any dividend or other distribution on any class or series of stock of the Corporation and all Additional Shares of Series A Common Stock issued to effect a subdivision of the outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock (by reclassification or otherwise than by payment of a dividend in Series A Common Stock) shall be deemed to have been issued without consideration.

             (C) Additional Shares of Series A Common Stock deemed to have been issued for consideration pursuant to subparagraph (d)(viii) of this
        Article V, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                (1) the total amount, if any, received and receivable by the Corporation as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subsection (A);

          by

                (2) the maximum number of shares of Series A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (x) Treatment of Stock Dividends, Stock Splits and the Like. In case the Corporation, at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, as the case may be, shall declare or pay any dividend or other distribution on any class or series of securities of the Corporation payable in shares of Series A Common Stock, or shall effect a subdivision of the outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock (by reclassification or otherwise than by payment of a dividend in Series A Common Stock), then, and in each such case, Additional Shares of Series A Common Stock shall be deemed to have been issued (A) in the case of any such dividend or other distribution, immediately after the close of business on the record date for the determination of holders of any class or series of securities entitled to receive such dividend or other distribution (or if no such record is taken, then immediately prior to such payment or other distribution), or (B) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

          (xi) Adjustments for Combinations and the Like. In case at any time or from time to time after the Original Issue Date of the Series B Common Stock or the Series C Common Stock, the outstanding shares of Series A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Common Stock, the Conversion Price of the Series B Common Stock or the Series C Common Stock, as applicable, in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (xii) Adjustments for Reclassification, Exchange and Substitution. If the Series A Common Stock issuable upon conversion of the Series B Common Stock or the Series C Common Stock shall be changed into the same or a different number of shares of any other class or series of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price (and the corresponding Conversion Rate) then in effect with respect to the Series B Common Stock or the Series C Common Stock, as the case may be, shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Common Stock and the Series C Common Stock shall be convertible into, in lieu of the number of shares of Series A Common Stock that the holders would otherwise have been entitled to receive, that number of shares of such other class or series of stock equal to the number of shares of Series A Common Stock issuable upon conversion of the Series B Common Stock or the Series C Common Stock (adjusted for any combinations, consolidations, stock splits, or stock distributions or dividends with respect to such shares) immediately prior to such capital reorganization or reclassification as would have been subject to receipt by the holders upon conversion of such series immediately before that change.

          (xiii) Reorganizations, Mergers, Consolidations and Sales of
     Assets. If at any time or from time to time, there is a capital reorganization of the Series A Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this paragraph (d)), then, as a part of such capital reorganization, provision shall be made so that the holders of each of the Series B Common Stock and the Series C Common Stock shall thereafter be entitled to receive upon conversion of shares of such series the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Series A Common Stock deliverable upon conversion of the applicable series would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in applying the provisions of this paragraph (d) with respect to the rights of the holders of the Series B Common Stock and the Series C Common Stock after the capital reorganization to the end that the provisions of subparagraphs (d)(vi) through (xii) of this Article V (including adjustment of the Conversion Price of such series then in effect and the number of shares issuable upon conversion of the Series B Common Stock and the Series C Common Stock, respectively) shall be applicable after that event and be as nearly equivalent as practicable.

          (xiv) Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Conversion Price of the Series B Common Stock or the Series C Common Stock required hereunder would be less than 1% of such Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall equal in the aggregate at least 1% of such Conversion Price.

          (xv) Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Conversion Price of the Series B Common Stock or the Series C Common Stock, then and in each such case the Corporation shall promptly deliver to each holder of such shares of such stock an officer's certificate stating the applicable Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Series A Common Stock issuable upon conversion thereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within ninety (90) days after the end of each fiscal year in which any such adjustment shall have occurred, or within thirty
     (30) days after any request therefor by any holder of Series B Common Stock or Series C Common Stock stating that such holder contemplates the conversion of such stock, the Corporation will obtain and deliver to such holder the opinion of its regular independent auditors or another firm of independent public accountants of recognized national standing selected by the Board of Directors, which opinion shall confirm the statements in the most recent officer's certificate delivered under this subparagraph
     (d)(xv). It is understood and agreed that the independent public accountants rendering any such opinion shall be entitled expressly to assume in such opinion the accuracy of any determination of fair value made by the Board of Directors pursuant to subparagraph (d)(ix) of this Article V.

          (xvi) Other Notices.  In case at any time:

             (A) the Corporation shall declare to the holders of Series A Common Stock any dividend in cash, whether or not a regular cash dividend;

             (B) the Corporation shall declare or pay any dividend upon Series A Common Stock payable in stock or make any special dividend or other distribution (other than cash dividends) to the holders of Series A Common Stock;

             (C) the Corporation shall offer for subscription pro rata to the holders of Series A Common Stock any additional shares of stock of any class or series or other rights;

             (D) there shall be any capital reorganization or reclassification of the capital stock of the Corporation or Sale or Merger;

             (E) there shall be a voluntary or involuntary Liquidation or any partial liquidation of the Corporation or distribution to holders of Series A Common Stock;

             (F) there shall be made any tender offer for any shares of capital stock of the Corporation; or

             (G) the Series A Common Stock shall cease to be or shall be suspended from being a publicly traded security, (i) listed on the New York Stock Exchange or the American Stock Exchange, (ii) quoted by the Nasdaq Market or any successor thereto or comparable system, or (iii) quoted or published in the over-the-counter market;

     then, in any one or more of such cases, the Corporation shall give to each holder of shares of Series B Common Stock or Series C Common Stock (1) at least fifteen (15) days prior to any event referred to in subsection (A) or (B) above, at least thirty (30) days prior to any event referred to in subsection (C), (D) or (E) above, and within five (5) days after it has knowledge that any of the events specified in subsections (F) and (G) is imminent, written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, or partial liquidation or the date by which stockholders must tender shares in any tender offer and (2) in the case of any such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, partial liquidation or tender offer known to the Corporation, at least thirty (30) days' prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (2) shall also specify the date on which the holders of Series A Common Stock shall be entitled to exchange their Series A Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, Sale or Merger, Liquidation, partial liquidation or tender offer, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended, or to a favorable vote of security holders, if either is required.

          (xvii) Prohibition of Certain Actions. In addition to any other rights provided by law, at any time when shares of Series B Common Stock or Series C Common Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law, and in addition to any other vote required by law, without the consent of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series B Common Stock and Series C Common Stock, given in writing or by a vote in a meeting, consenting or voting (as the case may be) separately as a single group, the Corporation will not, by amendment of the Certificate of Incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this paragraph (d), but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may reasonably be requested by any holder of shares of Series B Common Stock or Series C Common Stock in order to protect the privileges of each holder against dilution or other impairment, consistent with the tenor and purpose of this paragraph (d). Without limiting the generality of the foregoing, the Corporation (A) will not increase the par value of any shares of Series A Common Stock receivable upon the conversion of shares of Series B Common Stock or Series C Common Stock above the applicable Conversion Price then in effect, (B) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Series A Common Stock, free and clear of any liens, charges or encumbrances upon the conversion of shares of Series B Common Stock or Series C Common Stock from time to time outstanding, (C) will not take any action which results in any adjustment of the applicable Conversion Price if the total number of shares of Series A Common Stock issuable after the action upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock would exceed the total number of shares of Series A Common Stock then authorized by this Certificate of Incorporation and available for the purpose of issue upon such conversion, (D) will not issue any capital stock of any class or series which has the right to more than one vote per share or any capital stock of any class or series which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage (or floating rate related to market yields) of par value or stated value in respect of participation in dividends and a fixed sum or percentage of par value or stated value in any such distribution of assets, and (E) will not otherwise amend, alter or change the designations or the powers, preferences, rights, privileges or restrictions of the Series B Common Stock or the Series C Common Stock materially or adversely.

          (xviii) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Series A Common Stock, solely for the purpose of issue upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock, such number of shares of Series A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Common Stock and Series C Common Stock, and the Corporation will maintain at all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Corporation covenants that all shares of Series A Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation or any other person, and free from all taxes, liens, charges and encumbrances with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that such shares of Series A Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the

     National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Series A Common Stock may be listed.

                                  ARTICLE VI.

     No holder of any of the shares of stock of the Corporation, whether now or hereafter authorized or issued, shall have any pre-emptive rights or preference rights, or be entitled, as of right, to purchase or subscribe for (a) any unissued stock of any class, or (b) any additional stock of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (c) any warrants, options or rights to purchase or subscribe for shares of stock of the Corporation of any class, or to purchase or subscribe for any convertible or exchangeable obligations, whether now or hereafter authorized or whether unissued or issued and thereafter acquired by the Corporation. Any such stock or other securities herein enumerated may be issued and disposed of pursuant to resolutions of the Board of Directors at such prices and upon such terms as may be deemed advisable to the Board of Directors in the exercise of its discretion.

                                  ARTICLE VII.

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

                                 ARTICLE VIII.

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          (b) The Board of Directors may adopt, amend or repeal the Bylaws of this Corporation.

          (c) Election of directors need not be by written ballot.

                                  ARTICLE IX.

     The Corporation reserves the right to repeal, alter, amend or rescind any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, except as otherwise limited by the other provisions of this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X.

     (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article X or otherwise.

     (b) Non-Exclusivity of Rights. The rights conferred by this Article X shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this Certificate of Incorporation or the Corporation's Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

     (c) Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

          (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

     (d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (e) Survival of Rights. The rights set forth in this Article X are contract rights and survive any change to this Article X. Any repeal or modification of this Article X shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

                                  ARTICLE XI.

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE XII.

     Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by all of the stockholders of the Corporation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates and integrates and does further amend the provisions of the Corporation's Certificate of Incorporation and having been duly adopted and approved in accordance with the General Corporation Law of the State of
Delaware, has been executed this   day of           , 2003, by E. Randall
Chestnut, the Corporation's authorized officer.

                                          --------------------------------------
                                                   E. Randall Chestnut,
                                           Chairman of the Board, President and
                                                 Chief Executive Officer

                                                                      APPENDIX E

                 AUDIT COMMITTEE CHARTER FOR CROWN CRAFTS, INC.
                              (ADOPTED 8/27/2002)

     1. Members. The Board of Directors shall appoint an Audit Committee of at least three members and shall designate one member as chairperson. Each member shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc.

     2. Purposes. Duties and Responsibilities. The Audit Committee shall represent the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of Crown Crafts and its subsidiaries and shall have general responsibility for surveillance of internal controls and accounting and audit activities of Crown Crafts and its subsidiaries. It is not the responsibility of the Audit Committee, however, to plan or conduct audits or to determine that Crown Crafts' financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This responsibility rests with management and Crown Crafts' outside auditor. Furthermore, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations. Specifically, the Audit Committee shall:

          i. Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of Crown Crafts, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee;

          ii. Review and discuss with the outside auditor its audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination, any accompanying management letters, and any reports of the outside auditor with respect to interim periods;

          iii. Review and discuss the written statement from the outside auditor of Crown Crafts concerning any relationships between the auditor and Crown Crafts or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the outside auditor;

          iv. Review and discuss with management and the outsider auditor the financial statements of the Company including an analysis of the auditor's judgment as to the quality of the Company's accounting principles;

          v. Recommend to the Board of Directors whether based on the review and discussions described in paragraphs (ii) through (iv) above, the financial statements should be included in the Annual Report on Form 10-K;

          vi. Review and discuss with management and the outside auditor (a) any material financial or non-financial arrangements of Crown Crafts which do not appear on their financial statements, and (b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements;

          vii. Review and discuss with management, the outside auditor and the head of internal audit the adequacy of the Company's internal controls and internal audit procedures;

          viii. Review and discuss with management and the outside auditor the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financials reporting that may have a significant impact on the Company's financial reports;

          ix. Receive periodic reports from the outside auditor regarding the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

          x. Review material pending legal proceedings involving the Company and other contingent liabilities; and

          xi. Review the appropriateness of the Audit Committee Charter on an annual basis.

     3. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically. The Audit Committee shall meet in executive session with the outside auditor and with the person responsible for internal audit activity at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

     4. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions

     5. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities.

                                                                      APPENDIX F

                           INDEMNIFICATION AGREEMENT
                                 (GEORGIA FORM)

     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of           ,
2003, by and between CROWN CRAFTS, INC., a Georgia corporation (the "Company"),
and           , a director and/or officer of the Company (the "Indemnitee").

     WHEREAS, Article VII of the By Laws of the Company, as amended (the "By Laws"), provides that the Company shall indemnify and hold harmless, among others, directors and officers of the Company with respect to actions, suits or proceedings involving such persons and their service by or on behalf of the Company to the fullest extent permitted under the Georgia Business Corporation Code; and

     WHEREAS, in recognition of the Indemnitee's need for protection against personal liability in order to enhance the Indemnitee's continued service to the Company and the Indemnitee's reliance on the provisions of the By Laws requiring indemnification under certain circumstances, and in part to provide the Indemnitee with specific contractual assurance that indemnification protection will be available and to implement such provision, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, the Indemnitee to the fullest extent permitted by law;

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Right to Indemnification. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify and hold harmless the Indemnitee in the event that the Indemnitee was or is a party to, or is involved or becomes involved in any manner (including, without limitation, as a party, intervenor or a witness) or is threatened to be made so involved in, any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that the Indemnitee, or a person of whom the Indemnitee is the legal representative, is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner (limited or general) or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, service with respect to an employee benefit plan) against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) incurred by the Indemnitee in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

     SECTION 2. Indemnification Not Exclusive Right. The right of indemnification provided in this Agreement shall not be exclusive of and shall be in addition to, and not in lieu of, any other rights to which the Indemnitee may otherwise be entitled under applicable law, the By Laws or otherwise, and nothing in this Agreement shall diminish or otherwise restrict the Indemnitee's right to indemnification under applicable law, the By Laws or otherwise. The provisions of this Agreement shall inure to the benefit of the heirs, executors, administrators and other legal representatives of the Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of this Agreement, whether arising from acts or omissions occurring before or after its execution and delivery.

     SECTION 3. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Agreement:

     3.1. Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in the defense of, or other involvement in, or otherwise in connection with, any Proceeding shall be advanced to the Indemnitee by the Company within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and the documentation required by Section 14-2-853(a) of the Georgia Business Corporation Code.

     3.2.  Procedure for Determination of Entitlement to Indemnification.

          3.2.1. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Company of the written request for indemnification, together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company (the "Board of Directors") in writing that the Indemnitee has requested indemnification.

          3.2.2. The Indemnitee's entitlement to indemnification under this Agreement shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors, or a majority of Disinterested Directors, even though less than a quorum, so directs; (C) by the shareholders of the Company (but only if a majority of the Disinterested Directors, even though less than a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the shareholders for their determination); or (D) as provided in Section 3.3.

          3.2.3. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3.2.2, a majority of the Disinterested Directors, or in the absence of any Disinterested Directors, a majority of the Board of Directors, shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

     3.3. Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Agreement, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification, together with the Supporting Documentation in accordance with Section 3.2.1, and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 3.2 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter herein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

     3.4.  Remedies of the Indemnitee.

          3.4.1.  In the event that a determination is made pursuant to Section
     3.2 that the Indemnitee is not entitled to indemnification under this Agreement, the Indemnitee shall be entitled to seek an adjudication of the Indemnitee's entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Georgia or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; it being understood that any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of any adverse determination made pursuant to Section 3.2, and the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Agreement.

          3.4.2. If a determination shall have been made or deemed to have been made pursuant to Section 3.2 or 3.3, that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to Section 3.1 or payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 3.2 or 3.3, the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Georgia or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this subsection
     3.4.2 (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

          3.4.3. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 3.4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

          3.4.4. In the event that the Indemnitee, pursuant to this Section 3.4, seeks a judicial adjudication of or an award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, all such expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be paid.

     3.5.  Definitions.  For the purposes of this Section 3:

          3.5.1. "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          3.5.2. "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

          3.5.3. "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent (A) the Company or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Georgia, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

     SECTION 4.  Notification and Defense of Claim.

     4.1. Promptly after receipt of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability that the Company may have to the Indemnitee under this Agreement unless the Company is materially prejudiced thereby. With respect to any such action, suit or proceeding as to which the Indemnitee notifies the Company of the commencement thereof, (A) the Company will be entitled to participate therein at its own expense, and (B) except as otherwise provided below, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company's election so to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such action, suit or proceeding, but the fees and disbursements of such counsel incurred after notice from the Company of the Company's assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, (iii) such action, suit or proceeding seeks penalties or other relief against the Indemnitee with respect to which the Company could not provide monetary indemnification to the Indemnitee (such as injunctive relief or incarceration), or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and disbursements of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company, or as to which the Indemnitee shall have reached the conclusion specified in (ii) above, or which involves penalties or other relief against the Indemnitee of the type referred to in (iii) above.

     4.2. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement.

     SECTION 5. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(A) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (B) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 6. Company's Right to Indemnification. Nothing in this Agreement shall diminish, limit or otherwise restrict or modify in any way the Company's right, if any, to indemnification or contribution from the Indemnitee or the Indemnitee's obligation, if any, to indemnify or hold harmless the Company under any agreement, instrument, commitment or understanding now or hereafter in effect.

     SECTION 7. Cancellation. The Company may cancel the provisions of this Agreement prospectively only upon thirty (30) days' prior written notice to the Indemnitee in order to afford the Indemnitee an opportunity to resign as officer and/or director rather than continue to serve absent indemnification provided under this Agreement; it being understood that "prospectively only" shall mean that the Agreement shall remain in full force and effect for all acts or omissions that occur through the effective date of cancellation.

     SECTION 8. Amendments and Waiver. No amendment, modification or discharge or this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No delay or failure on the part of any party in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of any other right, power or privilege.

     SECTION 9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution and delivery of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     SECTION 10. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the By Laws or otherwise) of the amounts otherwise indemnifiable hereunder.

     SECTION 11. Governing Law; Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 12. Successors; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Indemnitee should die while any amounts would still be payable to the Indemnitee hereunder if the Indemnitee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Indemnitee's devisee, legatee, or other designee, or if there be no such designee, to the Indemnitee's estate.

     SECTION 13. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Indemnitee:

     -----------------------------------------
     -----------------------------------------
     -----------------------------------------

     If to the Company:

     Crown Crafts, Inc.
     P.O. Box 1028
     Gonzales, LA 70707-1028
     Attn: Chief Executive Officer
     Facsimile No.: (225) 647-9112

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Indemnitee has executed and delivered this Agreement, and the Company has caused this Agreement to be executed and delivered, all as of the day and year first above written.

                                          CROWN CRAFTS, INC.

                                          By:
                                            ------------------------------------

                                          Name:
      --------------------------------------------------------------------------

                                          Title:
      --------------------------------------------------------------------------

                                          THE INDEMNITEE:

                                          --------------------------------------

                                          --------------------------------------
                                                       (Print Name)

                                                                      APPENDIX G

                           INDEMNIFICATION AGREEMENT
                                (DELAWARE FORM)

     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of           ,
2003 by and between CROWN CRAFTS MERGER SUB, INC., a Delaware corporation (the
"Company"), and           , a director and/or officer of the Company (the
"Indemnitee").

     WHEREAS, Article XI of the Certificate of Incorporation of the Company (the "Certificate") and Article X of the Company's Bylaws (the "Bylaws") each provide that the Corporation shall indemnify and hold harmless, among others, directors and officers of the Company with respect to certain actions, suits or proceedings involving such persons and their service by or on behalf of the Company to the fullest extent permitted under the General Corporation Law of the State of Delaware; and

     WHEREAS, in recognition of the Indemnitee's need for protection against personal liability in order to enhance the Indemnitee's continued service to the Company and the Indemnitee's reliance on the provisions of the Certificate and the Bylaws requiring indemnification under certain circumstances, and in part to provide the Indemnitee with specific contractual assurance that indemnification protection will be available and to implement such provision, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, the Indemnitee to the fullest extent permitted by law;

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Right to Indemnification. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify and hold harmless the Indemnitee in the event that the Indemnitee was or is a party to, or is involved or becomes involved in any manner (including, without limitation, as a party, intervenor or a witness) or is threatened to be made so involved in, any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that the Indemnitee, or a person of whom the Indemnitee is the legal representative, is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner (limited or general) or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, service with respect to an employee benefit plan) against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred by the Indemnitee in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

     SECTION 2. Indemnification Not Exclusive Right. The right of indemnification provided in this Agreement shall not be exclusive of and shall be in addition to, and not in lieu of, any other rights to which the Indemnitee may otherwise be entitled under applicable law, the Certificate, the Bylaws or otherwise, and nothing in this Agreement shall diminish or otherwise restrict the Indemnitee's right to indemnification under such applicable law, the Certificate, the Bylaws or otherwise. The provisions of this Agreement shall inure to the benefit of the heirs, executors, administrators and other legal representatives of the Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of this Agreement, whether arising from acts or omissions occurring before or after its execution and delivery.

     SECTION 3. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Agreement:

     3.1. Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in the defense of, or other involvement in, or otherwise in connection with any Proceeding shall be advanced to the Indemnitee by the Company within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Agreement.

     3.2.  Procedure for Determination of Entitlement to Indemnification.

          3.2.1. To obtain indemnification under this Agreement, the Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Company of the written request for indemnification, together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company (the "Board of Directors") in writing that the Indemnitee has requested indemnification.

          3.2.2. The Indemnitee's entitlement to indemnification under this Agreement shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors, or a majority of Disinterested Directors, even though less than a quorum, so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, even though less than a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 3.3.

          3.2.3. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3.2.2, a majority of the Disinterested Directors, or in the absence of any Disinterested Directors, a majority of the Board of Directors, shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

     3.3. Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Agreement, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification, together with the Supporting Documentation in accordance with Section 3.2.1, and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 3.2 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter herein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

     3.4.  Remedies of the Indemnitee.

          3.4.1.  In the event that a determination is made pursuant to Section
     3.2 that the Indemnitee is not entitled to indemnification under this Agreement, the Indemnitee shall be entitled to seek an adjudication of the Indemnitee's entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; it being understood that any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of any adverse determination made pursuant to Section 3.2, and the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Agreement.

          3.4.2. If a determination shall have been made or deemed to have been made pursuant to Section 3.2 or 3.3, that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that advancement of expenses is not timely made pursuant to Section 3.1 or payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 3.2 or 3.3, the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this subsection
     3.4.2 (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

          3.4.3. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 3.4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

          3.4.4. In the event that the Indemnitee, pursuant to this Section 3.4, seeks a judicial adjudication of or an award in arbitration to enforce the Indemnitee's rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, all such expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be paid.

     3.5.  Definitions.  For the purposes of this Section 3:

          3.5.1. "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) becomes after the date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

          3.5.2. "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

          3.5.3. "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent (A) the Company or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

     SECTION 4.  Notification and Defense of Claim.

     4.1. Promptly after receipt of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability that the Company may have to the Indemnitee under this Agreement unless the Company is materially prejudiced thereby. With respect to any such action, suit or proceeding as to which the Indemnitee notifies the Company of the commencement thereof, (A) the Company will be entitled to participate therein at its own expense, and (B) except as otherwise provided below, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company's election so to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such action, suit or proceeding, but the fees and disbursements of such counsel incurred after notice from the Company of the Company's assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, (iii) such action, suit or proceeding seeks penalties or other relief against the Indemnitee with respect to which the Company could not provide monetary indemnification to the Indemnitee (such as injunctive relief or incarceration), or (iv) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and disbursements of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company, or as to which the Indemnitee shall have reached the conclusion specified in (ii) above, or which involves penalties or other relief against the Indemnitee of the type referred to in (iii) above.

     4.2. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement.

     SECTION 5. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever,
(A) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (B) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 6. Company's Right to Indemnification. Nothing in this Agreement shall diminish, limit or otherwise restrict or modify in any way the Company's right, if any, to indemnification or contribution from the Indemnitee or the Indemnitee's obligation, if any, to indemnify or hold harmless the Company under any agreement, instrument, commitment or understanding now or hereafter in effect.

     SECTION 7. Cancellation. The Company may cancel the provisions of this Agreement prospectively only upon thirty (30) days' prior written notice to the Indemnitee in order to afford the Indemnitee an opportunity to resign as officer and/or director rather than continue to serve absent indemnification provided under this Agreement; it being understood that "prospectively only" shall mean that the Agreement shall remain in full force and effect for all acts or omissions that occur through the effective date of cancellation.

     SECTION 8. Amendments and Waiver. No amendment, modification or discharge or this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No delay or failure on the part of any party in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of any other right, power or privilege.

     SECTION 9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution and delivery of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     SECTION 10. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the Certificate, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

     SECTION 11. Governing Law; Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 12. Successors; Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administra-tors, successors, heirs, distributees, devisees and legatees. If the Indemnitee should die while any amounts would still be payable to the Indemnitee hereunder if the Indemnitee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Indemnitee's devisee, legatee, or other designee, or if there be no such designee, to the Indemnitee's estate.

     SECTION 13. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Indemnitee:

     -----------------------------------------

     -----------------------------------------

     -----------------------------------------

     If to the Company:

     Crown Crafts Merger Sub, Inc.
     P.O. Box 1028
     Gonzales, LA 70707-1028
     Attn: Chief Executive Officer
     Facsimile No.: (225) 647-9112

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Indemnitee has executed and delivered this Agreement, and the Company has caused this Agreement to be executed and delivered, all as of the day and year first above written.

                                          CROWN CRAFTS MERGER SUB, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          THE INDEMNITEE

                                          --------------------------------------

                                          --------------------------------------
                                                       (Print Name)

                               CROWN CRAFTS, INC.

                              POST OFFICE BOX 1028

                         GONZALES, LOUISIANA 70707-1028

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints E. Randall Chestnut and Amy Vidrine Samson, and each of them, with full power of substitution, the proxies and attorneys of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Crown Crafts, Inc. (the "Company") to be held on November 6, 2003, at the Company's headquarters, 916 South Burnside Avenue, Gonzales, Louisiana 70737, at 10:00 a.m., central standard time, and at any adjournment or postponement thereof, and hereby authorizes them to vote as designated below at the Meeting all the shares of Series A Common Stock of the Company held of record by the undersigned as of September 2, 2003.

1. To approve the Certificate of Ownership and Merger and the transactions it contemplates.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. Election of the following nominees to the Board of Directors in Class II for three-year terms of office:

[ ]         FOR all nominees listed            [ ]   WITHHOLD AUTHORITY to
            below (except as marked                  vote for all nominees
            to the contrary below)                   listed below
            CLASS II:  SIDNEY KIRSCHNER    ZENON S. NIE    WILLIAM P. PAYNE

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW. IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, THIS PROXY SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

3. To ratify the separate indemnification agreements entered into between Crown Crafts and each of its directors and officers and, in the event the Certificate of Ownership and Merger is approved, between Merger Sub and each of its directors and officers.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN
             (Continued and to be dated and signed on reverse side)

4. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of Crown Crafts or, in the event the Certificate of Ownership and Merger is approved, as the independent auditors of Merger Sub, in each case for the fiscal year ending March 28, 2004:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

5. To transact any other business that may properly come before the Meeting or any adjournment or postponement thereof:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

    RECEIPT OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS DATED        , 2003
IS HEREBY ACKNOWLEDGED.

                                    --------------------------------------------
                                    Print Name(s):
                                    --------------------------------------------
                                    Signature:
                                    --------------------------------------------
                                    Signature If Held Jointly:

                                    Dated:                                , 2003
                                            ---------------------------

                                    Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title as such. Joint owners should each sign.